United states securities and exchange commission
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.___)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material under Rule 14a-12
EMULEX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION OF PROXIES AND VOTING
VOTING SECURITIES AND STOCK OWNERSHIP
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 2 APPROVAL OF THE OPTION EXCHANGE PROGRAM
PROPOSAL 3 RATIFICATION AND APPROVAL OF THE AMENDMENT OF THE 2005 EQUITY INCENTIVE PLAN
PROPOSAL 4 RATIFICATION AND APPROVAL OF THE AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN
PROPOSAL 5 RATIFICATION AND APPROVAL OF THE AMENDED AND RESTATED EMULEX CORPORATION EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 6 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION AND OTHER INFORMATION Compensation Discussion and Analysis
COMPENSATION COMMITTEE REPORT
Summary Compensation
EQUITY COMPENSATION PLAN INFORMATION
COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
STOCKHOLDER PROPOSALS AND ADVANCE NOTICE PROCEDURES
ANNUAL REPORT TO STOCKHOLDERS
OTHER MATTERS
ANNUAL REPORT ON FORM 10-K
APPENDIX A
APPENDIX B

EMULEX CORPORATION
3333 Susan Street
Costa Mesa, California 92626
(714) 662-5600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 19, 2008

To the Stockholders of EMULEX CORPORATION:

You are cordially invited to attend the Annual Meeting of Stockholders of Emulex Corporation, a Delaware corporation, which will be held at Emulex Corporation, 3333 Susan Street, Costa Mesa, California, at 10:00 a.m., Pacific Time, on Wednesday, November 19, 2008, to consider and act upon the following matters, all as more fully described in the accompanying proxy statement which is incorporated herein by this reference:

1. To elect a board of eight directors to serve until the next annual meeting of Emulex’s stockholders and until their successors have been elected and qualified;

2. To ratify and approve a proposal to authorize an exchange of certain outstanding employee stock options for a smaller number of restricted stock units (the “Exchange Program”) which includes an amendment to Emulex’s 2005 Equity Incentive Plan to provide that, in the event participation in the program does not result in at least 2,000,000 available shares under the Plan, the number of shares of common stock reserved for issuance under the Plan shall be increased so that the net available shares under the Plan equals 2,000,000 shares;

3. Solely in the event that the stockholders do not approve Proposal 2 (the exchange of certain outstanding options for restricted stock units), as an alternative to the proposal above, to ratify and approve an amendment to Emulex’s 2005 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares;

4. To ratify and approve Emulex’s amended and restated 2005 Equity Incentive Plan, including amendments to (i) allow awards to be granted to non-employee consultants and advisors who are not employees of Emulex, (ii) clarify that awards of restricted stock units are permitted under the Plan; and (iii) amend the maximum term of the awards from six years to ten years;

5. To ratify and approve Emulex’s amended and restated Employee Stock Purchase Plan, including amendments to (i) increase the number of shares of common stock reserved for issuance thereunder by 1,500,000 shares and (ii) extend the termination date of the plan to October 23, 2015;

6. To ratify the selection of KPMG LLP as Emulex’s independent registered public accounting firm for fiscal year 2009; and

7. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record of Emulex’s common stock at the close of business on September 22, 2008, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

Whether or not they expect to attend, to make sure all votes are received, stockholders are urged to vote their shares promptly by mail, telephone or internet as instructed on the enclosed proxy card or voting instruction card. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

By Order of the Board of Directors

MICHAEL J. ROCKENBACH
Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Costa Mesa, California
October 13, 2008

EMULEX CORPORATION
3333 Susan Street
Costa Mesa, California 92626
(714) 662-5600

PROXY STATEMENT

Approximate date proxy material first sent
to stockholders: October 13, 2008

The following information is provided in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Emulex Corporation, a Delaware corporation (referred to as “we,” “us” or “Emulex”), to be held at Emulex Corporation, 3333 Susan Street, Costa Mesa, California, at 10:00 a.m., Pacific Time, on Wednesday, November 19, 2008, and adjournments thereof (the “Annual Meeting”), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this proxy statement.

INFORMATION CONCERNING SOLICITATION OF PROXIES AND VOTING

Record Date and Share Ownership

Only stockholders of record on the books of Emulex at the close of business on September 22, 2008 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. Each share of common stock is entitled to one vote with respect to the matters presented at the Annual Meeting. At the Record Date, 82,117,029 shares of Emulex’s common stock were issued and outstanding and held of record by approximately 336 stockholders. Emulex knows of no contractual arrangements which may at a subsequent date result in a change of control of Emulex.

Voting and Solicitation

Representation at the Annual Meeting by the holders of a majority of the outstanding common stock of Emulex on the Record Date, either by personal attendance or by proxy, will constitute a quorum.

A form of proxy is being furnished to stockholders herewith by Emulex on behalf of the Board of Directors. Proxies properly completed, duly submitted to and received by us before the Annual Meeting, and not revoked, will be voted and cast in accordance with the specifications given. Internet and telephonic voting is available through 8:59 p.m. (Pacific Time) on November 18, 2008.

Unless a contrary choice is specified in the proxy, the proxy will be voted:

“FOR” the election of all eight of the nominee-directors specified herein,

“FOR” ratification and approval of the proposal to authorize an exchange of certain outstanding employee stock options for a smaller number of restricted stock units which includes an amendment to Emulex’s 2005 Equity Incentive Plan to provide that, in the event participation in the program does not result in at least 2,000,000 available shares under the Plan, the number of shares of common stock reserved for issuance under the Plan shall be increased so that the net available shares under the Plan equals 2,000,000 shares,

Solely if the stockholders do not approve the Exchange Program, “FOR” ratification and approval of the amendment to the 2005 Equity Incentive Plan (the “Equity Incentive Plan”) to increase the number of shares of common stock reserved thereunder by 2,000,000 shares,

“FOR” ratification and approval of the amended and restated Equity Incentive Plan,

“FOR” ratification and approval of the amended and restated Employee Stock Purchase Plan (the “Stock Purchase Plan”), and

“FOR” ratification of the selection of KPMG LLP as Emulex’s independent registered public accounting firm for fiscal year 2009.

It is not expected that any matters other than those referred to in this proxy statement will be brought before the Meeting. If, however, any matter not described in this proxy statement is properly presented for action at the Meeting, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. Each of the persons named as proxies is a director of Emulex and was recommended by the Nominating/Corporate Governance Committee and approved by Emulex’s Board of Directors.

Under Emulex’s Bylaws and Delaware law, shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal and has not received instructions from the beneficial owner) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares not voted (whether by abstention, broker non-vote or otherwise) or voted against a nominee will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Abstentions as to the proposals regarding the ratification and approval of the Exchange Program, the ratification and approval of the amendment to increase the authorized number of shares available for issuance under the Equity Incentive Plan, the ratification and approval of the amended and restated Equity Incentive Plan, the ratification and approval of the amended and restated Stock Purchase Plan, and the ratification of the selection of KPMG LLP as Emulex’s independent registered public accounting firm, will have the same effect as votes against such proposals. Broker non-votes will be treated as unvoted for purposes of determining approval of any such proposals and will not be counted as votes for or against such proposals.

The New York Stock Exchange (“NYSE”) has adopted regulations that prevent brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans and other “non-routine” items unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. The election of directors and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year should be treated as routine matters. To the extent your brokerage firm votes shares on your behalf on these two proposals, your shares also will be counted as present for the purpose of determining a quorum. The proposals to approve the amended and restated Equity Incentive Plan, and Employee Stock Purchase Plan, as well as the proposals to approve the Exchange Program or, in the alternative, to increase the number of shares available under the Equity Incentive Plan, are not considered routine matters and, consequently, without your voting instructions, your brokerage firm cannot vote your shares with respect to these proposals.

The entire cost of soliciting proxies in connection with the Annual Meeting will be borne by Emulex. Emulex may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositaries, and other fiduciaries, for costs incurred in forwarding soliciting materials to their beneficial owners. In that connection, Emulex has retained Broadridge Financial Solutions, Inc., Edgewood, New York, to distribute proxies and Mellon Investor Services LLC, Jersey City, New Jersey to solicit proxies. The aggregate cost of these services, excluding out-of-pocket expenses, is not expected to exceed $19,000. Members of the management of Emulex may also solicit some stockholders in person, or by telephone, email or facsimile, following solicitation by this proxy statement, but will not be separately compensated for such solicitation services.

Revocability of Proxies

Your execution of the enclosed proxy or submitting your vote by telephone or on the internet will not affect your right as a stockholder to attend the Annual Meeting and to vote in person. Any stockholder giving a proxy has a right to revoke it at any time by either (i) a later-dated vote, in person at the Annual Meeting, via the internet, by telephone or by mail, or (ii) a written revocation sent to and received by the Secretary of Emulex prior to the Annual Meeting. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of Annual Meeting and proxy statement and the 2008 Annual Report may have been sent to multiple stockholders in your household. If you would like to obtain another copy of either document, please contact our Investor Relations Department at 3333 Susan Street, Costa Mesa, California 92626, telephone (714) 662-5600. If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

VOTING SECURITIES AND STOCK OWNERSHIP

Stock Ownership of Management

The following table sets forth, as of the Record Date, information as to the beneficial ownership of our common stock by all directors, by the executive officers identified in the Summary Compensation Table (the “Named Executive Officers”), and by all our directors and executive officers as a group.

	Amount and
	Nature of
	Beneficial		Percent of
Name of Beneficial Owner	Ownership(1)		Class(2)

Fred B. Cox	424,500	(3)	*
Michael P. Downey	146,000	(4)	*
Bruce C. Edwards	248,000	(5)	*
Paul F. Folino	2,072,645	(6)	2.5%
Robert H. Goon	124,000	(7)	*
Sadie A. Herrera	549,868	(8)	*
Don M. Lyle	144,000	(9)	*
Dean A. Yoost	95,000	(10)	*
James M. McCluney	971,212	(11)	1.2%
Michael J. Rockenbach	893,423	(12)	1.1%
Marshall D. Lee	316,704	(13)	*
Michael E. Smith	502,833	(14)	*
All directors and executive officers as a group (15 persons)(15)	7,243,737		8.3%

(1)	This column lists voting securities, including restricted stock held by the executive officers over which they have sole voting power but no investment power. Otherwise, except as otherwise indicated and subject to applicable community property and similar laws, we assume that each named owner has the sole voting and investment power with respect to their shares (other than shares subject to options). Amount of shares beneficially owned includes shares which are subject to options that are currently, or within 60 days following the Record Date will be, exercisable.

(2)	Percent of class is based on the number of shares outstanding on the Record Date (82,117,029 shares) plus, with respect to each named person, the number of shares of common stock, if any, which the stockholder has the right to acquire within 60 days of such date. Ownership of less than one percent is indicated by an asterisk.

(3)	Consists of (i) 8,750 shares held by Mr. Cox; (ii) 84,000 shares held in an irrevocable trust with the trustees having voting and investing control; Mr. and Mrs. Cox are not trustees but are beneficiaries of this trust; (iii) 200,000 shares held by a limited liability company owned by members of Mr. Cox’s family; Mr. Cox and his wife have no ownership, beneficial or otherwise and no management or investment control in this limited liability company; (iv) 1,750 shares of restricted stock held by Mr. Cox; and (v) 130,000 shares which are subject to options held by Mr. Cox which are currently, or within 60 days following the Record Date will be, exercisable.

(4)	Consists of (i) 14,250 shares held by Mr. Downey; (ii) 1,750 shares of restricted stock held by Mr. Downey; and (iii) 130,000 shares which are subject to options held by Mr. Downey which are currently, or within 60 days following the Record Date will be, exercisable.

(5)	Consists of (i) 7,000 shares held by Mr. Edwards; (ii) 4,000 shares held in a family trust of which Mr. Edwards and his wife are co-trustees and share voting and investment power; (iii) 7,000 shares of restricted stock held by Mr. Edwards; and (iv) 230,000 shares which are subject to options held by Mr. Edwards which are currently, or within 60 days following the Record Date will be, exercisable.

(6)	Consists of (i) 23,498 shares held by a family trust of which Mr. Folino and his wife are co-trustees and share voting and investment power; (ii) 800 shares held by his daughter; (iii) 105,000 shares of restricted stock held by Mr. Folino; and (iv) 1,943,347 shares which are subject to options held by Mr. Folino which are currently, or within 60 days following the Record Date will be, exercisable.

(7)	Consists of (i) 12,250 shares held by Mr. Goon; (ii) 1,750 shares of restricted stock held by Mr. Goon; and (iii) 110,000 shares which are subject to options held by Mr. Goon which are currently, or within 60 days following the Record Date will be, exercisable.

(8)	Consists of (i) 22,039 shares held by Ms. Herrera; (ii) 1,000 shares held by Ms. Herrera’s husband; (iii) 51,000 shares of restricted stock held by Ms. Herrera; and (iv) 475,829 shares which are subject to options held by Ms. Herrera which were exercisable as of April 21, 2008, her last day of employment with Emulex, or were exercisable within 60 days following April 21, 2008. In connection with the termination of her employment, Ms. Herrera entered into consulting and transition agreements with Emulex for a total maximum term of three years, during which her stock options and restricted stock awards will continue to vest. A description of the termination arrangement can be found under the section entitled “Potential Payments Upon Termination or Change in Control.”

(9)	Consists of (i) 12,250 shares held by Mr. Lyle; (ii) 1,750 shares of restricted stock held by Mr. Lyle; and (iii) 130,000 shares which are subject to options held by Mr. Lyle which are currently, or within 60 days following the Record Date will be, exercisable.

(10)	Consists of (i) 7,000 shares held by Mr. Yoost; (ii) 1,000 shares held by Mr. Yoost and his wife; (iii) 7,000 shares of restricted stock held by Mr. Yoost; and (iv) 80,000 shares which are subject to options held by Mr. Yoost which are currently, or within 60 days following the Record Date will be, exercisable.

(11)	Consists of (i) 78,866 shares held by Mr. McCluney; (ii) 265,000 shares of restricted stock held by Mr. McCluney; and (iii) 627,346 shares which are subject to options held by Mr. McCluney which are currently, or within 60 days following the Record Date will be, exercisable.

(12)	Consists of (i) 153,130 shares held by Mr. Rockenbach; (ii) 17,460 shares held by his children; (iii) 110,500 shares of restricted stock held by Mr. Rockenbach; and (iv) 612,333 shares which are subject to options held by Mr. Rockenbach which are currently, or within 60 days following the Record Date will be, exercisable.

(13)	Consists of (i) 21,204 shares held by Mr. Lee; (ii) 105,500 shares of restricted stock held by Mr. Lee; and (iii) 190,000 shares which are subject to options held by Mr. Lee which are currently, or within 60 days following the Record Date will be, exercisable.

(14)	Consists of (i) 71,500 shares of restricted stock held by Mr. Smith; and (ii) 431,333 shares which are subject to options held by Mr. Smith which are exercisable as of as of July 18, 2008, his last day of employment with Emulex, or were exercisable within 60 days following July 18, 2008. Under Mr. Smith’s termination arrangement with us, his stock options and restricted stock continued to vest through September 5, 2008. A description of the termination arrangement can be found under the section entitled “Potential Payments Upon Termination or Change in Control.”

(15)	Includes persons who serve as executive officers of Emulex’s principal subsidiaries.

Principal Stockholders

The following table sets forth information regarding ownership of outstanding shares of our common stock by those individuals, entities, or groups who have advised us that they own more than five percent (5%) of our outstanding common stock.

	Amount and
	Nature of	Percent
	Beneficial	of
Name of Beneficial Owner	Ownership	Class(1)

Wellington Management Company, LLP	7,593,641(2)	9.2%
75 State Street Boston, MA 02109
PRIMECAP Management Company	6,209,886(3)	7.6%
225 South Lake Avenue, #400 Pasadena, CA 91101
Invesco, Ltd.	4,925,281(4)	6.0%
1360 Peachtree Street NE Atlanta, GA 30309
Vanguard Horizon Funds — Vanguard Capital Opportunity Fund	4,569,400(5)	5.6%
100 Vanguard Boulevard Malvern, PA 19355

(1)	Percent of class is based on the number of shares outstanding on the Record Date (82,117,029 shares) plus, with respect to each named person, the number of shares of common stock, if any, which the stockholder has the right to acquire within 60 days of such date.

(2)	Based on its Form 13-G filed on February 14, 2008, we believe that Wellington Management Company beneficially owned the number of shares indicated as of December 31, 2007.

(3)	Based on its Form 13-G filed on February 14, 2008, and as updated by conversations with such owner, we believe that PRIMECAP Management Company beneficially owned the number of shares indicated as of December 31, 2007.

(4)	Based on its Form 13-G filed on February 11, 2008, we believe that Invesco Ltd beneficially owned the number of shares indicated as of December 31, 2007. Includes shares beneficially owned by AIM Advisors, Inc., INVESCO Institutional (N.A.), Inc., AIM Capital Management, Inc., PowerShares Capital Management LLC, INVESCO Asset Management Limited and INVESCO Asset Management Deutschland GmbH.

(5)	Based on its Form 13-G filed on February 27, 2008, we believe Vanguard beneficially owned the number of shares indicated as of December 31, 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Emulex’s directors are to be elected at each annual meeting of stockholders. The eight nominees for election as directors at this Annual Meeting set forth in the table below are all recommended by the Board of Directors of Emulex. Emulex’s policy is to encourage nominees for directors to attend the annual meeting and each of the nominated directors attended and was elected a director at the 2007 Annual Meeting of Stockholders.

In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by Emulex’s existing Board of Directors.

The eight nominee-directors receiving the highest number of votes cast at the Annual Meeting will be elected as Emulex’s directors to serve until the next annual meeting of stockholders and until their successors are elected and qualify. Subject to certain exceptions specified below, stockholders of record on the Record Date are entitled to cumulate their votes in the election of Emulex’s directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No stockholder shall be entitled to cumulate votes for a given candidate for director unless such candidate’s name has been placed in nomination prior to the vote and the stockholder has given notice at the Meeting, prior to the voting, of the stockholder’s intention to cumulate his or her votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

Director Nomination Process

The Board of Directors and the Nominating/Corporate Governance Committee periodically review and assess the size and composition of the Board in light of the collective skills and experience of current Board members and the perceived needs of the Board at a particular point in time. Such assessment is made in light of actual or expected changes in Emulex’s business, regulatory environment and other trends. While the factors such as age, business and international experience, technical and financial knowledge, and reputation of a particular candidate will be considered, the Nominating/Corporate Governance Committee has not established any specific minimum criteria or qualifications that a nominee must possess.

In general, candidates for nomination to the Board are provided by Board members, employees or others having knowledge of Emulex’s particular needs. The Nominating/Corporate Governance Committee has a policy of considering candidates for membership to the Board who are nominated by stockholders in the same manner as candidates recommended by members of the Board. In fiscal 2008, Emulex did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating any Board nominee candidates.

Emulex’s Bylaws provide that only persons who are nominated in accordance with specified Bylaw procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by, or at the direction of, the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with certain notice procedures set forth in the Bylaws. Such nominations must be made by written notice to the Secretary of Emulex and must be delivered or mailed and received at the principal executive offices of Emulex not less than 90 days or more than 120 days prior to the date of the meeting. In the event that the first public disclosure of the date of the meeting is made less than 100 days prior to the date of the meeting, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such disclosure was first made. The stockholder’s notice must set forth certain information concerning the proposed nominee and the stockholder giving notice, as set forth in the Bylaws.

The following table sets forth certain information concerning the nominees for election as directors. All of the nominees are continuing members of Emulex’s present Board of Directors.

Nominee	Principal Occupation	Age(4)

Fred B. Cox	Chairman Emeritus of Emulex	74
Michael P. Downey(2)(3)	Private investor and executive consultant	61
Bruce C. Edwards(1)(2)	Executive Chairman Emeritus of Powerwave Technologies, Inc.	55
Paul F. Folino	Executive Chairman of Emulex	63
Robert H. Goon(2)(3)	Attorney	68
Don M. Lyle(1)(2)	Principal of Technology Management Company	69
James M. McCluney	Chief Executive Officer and President of Emulex	57
Dean A. Yoost(2)(3)	Financial Advisor	58

(1)	Member of the Compensation Committee of the Board of Directors of Emulex.

(2)	Member of the Nominating/Corporate Governance Committee of the Board of Directors of Emulex.

(3)	Member of the Audit Committee of the Board of Directors of Emulex.

(4)	As of the date of the Annual Meeting.

Mr. Cox is a founder of Emulex and has served as a director since its inception in 1979 and served as Chairman of the Board until July 2002 at which time he was named Chairman Emeritus. Mr. Cox served as Emulex’s Chief Executive Officer from its inception until he retired in October 1990. From November 1991 until November 1994, Mr. Cox served as President of Continuus Software Corporation, a developer and marketer of computer software products, and served as a member of its Board of Directors until its acquisition in December 2000.

Mr. Downey has served as a director of Emulex since February 1994 and is Chairman of the Audit Committee. Since 1998, Mr. Downey has been a private investor and executive consultant. From 1986 to 1997, Mr. Downey served as the senior financial executive of Nellcor Puritan Bennett and one of its predecessors, a manufacturer of medical instruments. From 1984 to 1986, Mr. Downey was Vice President of Finance with Shugart Corporation, a manufacturer of disk drives. Mr. Downey serves as a director and a member of the audit, nominating and compensation committees of Vertical Communications, Inc. (previously known as Artisoft Inc.), a developer of software-based phone systems, and served as its interim President and Chief Executive Officer from March 2000 to July 2000 and as its Chairman from October 1998 to February 2004. Mr. Downey served as a director and a member of the audit and compensation committees of First Consulting Group, Inc, a consulting and integration management company for the health care and pharmaceutical industries until it was acquired by Computer Sciences Corporation in February 2008 and as a director and member of the audit and compensation committees of Adeza Biomedical Corporation, a designer, developer and manufacturer, and marketer of women’s healthcare products until it was acquired by Cytec Corporation in May 2007.

Mr. Edwards has served as a director of Emulex since May 2000. Mr. Edwards was appointed Executive Chairman Emeritus of Powerwave Technologies, Inc., a designer, manufacturer and supplier of advance coverage and capacity solutions for the wireless communications industry in November 2007. From February 2005 to November 2007 he served as the Executive Chairman of the Board of Powerwave Technologies, Inc. and from February 1996 until February 2005, Mr. Edwards served as Chief Executive Officer and as a director of Powerwave Technologies. Mr. Edwards also served as the President of Powerwave Technologies from February 1996 to May 2004. Mr. Edwards was Executive Vice President, Chief Financial Officer and Director of AST Research, Inc., a personal computer company, from July 1994 to December 1995 and Senior Vice President, Finance and Chief Financial Officer of AST Research, Inc. from March 1988 to July 1994. Mr. Edwards also serves as a director and member of the audit and finance committees of Semtech Corporation, a supplier of analog and mixed-signal semiconductor products.

Mr. Folino was appointed as the Executive Chairman of Emulex in September 2006. Prior to such time, Mr. Folino served as a director and as Chief Executive Officer of Emulex since May 1993 and served as its President from May 1993 until July 2002. In July 2002, he was appointed as Chairman of the Board. From January 1991 to May 1993, Mr. Folino was President and Chief Operating Officer of Thomas-Conrad Corporation, a manufacturer of local area networking products. Mr. Folino is also a director and member of the compensation committee of Microsemi Corporation, a designer, manufacturer and marketer of high-performance analog and mixed-signal integrated circuits and high reliability discrete semiconductors. Mr. Folino also serves as a member of the Board of Directors of two private companies.

Mr. Goon has served as a director of Emulex since its inception in 1979 and serves as the Chairman of the Nominating/Corporate Governance Committee. He has been engaged in the practice of law for over 40 years and has been a sole practitioner since October 1999.

Mr. Lyle has served as a director of Emulex since February 1994 and is Chairman of the Compensation Committee. Since 1983 he has served as an independent consultant to various computer and venture capital companies and as a principal of Technology Management Company, a management consulting firm specializing in high technology companies. Mr. Lyle also serves as a member of the Board of Directors of several private companies.

Mr. McCluney joined Emulex in November 2003 as President and Chief Operating Officer. In September 2006, he was named as a director of Emulex and as Emulex’s Chief Executive Officer and President. Prior to Emulex’s acquisition of Vixel Corporation (“Vixel”) in November 2003, Mr. McCluney had served as Vixel’s President, Chief Executive Officer, and as a director from April 1999, and the Chairman of the Board from January 2000. From October 1997 to January 1999, Mr. McCluney served as President of Crag Technologies, formerly Ridge Technologies, a storage system manufacturer. From October 1994 to September 1997, Mr. McCluney served in various positions at Apple Computer, Inc., including Senior Vice President of Worldwide Operations and Vice President of European Operations.

Mr. Yoost was named as a director of Emulex in August 2005. Prior to his retirement in August 2005, Mr. Yoost was a partner of PricewaterhouseCoopers, a global professional services firm providing industry-focused services in the fields of assurance, tax, human resources, transactions, performance improvement and crisis management. From October 2002 until his retirement, Mr. Yoost served as the Managing Partner of the Orange County, California office of PricewaterhouseCoopers, served on the Global Oversight Board of such firm from 2001 to 2005, and served as the leader of the Western Region’s Dispute Analysis & Investigation practice. From April 2006 to June 2007, Mr. Yoost served as a senior advisor to Misuzu Audit Corporation, a Japanese accounting and consulting firm and a member of the PricewaterhouseCoopers network. Mr. Yoost also serves as a member of the Board of Directors of Pacific Life Insurance Company and Union BanCal Corporation.

There were seven meetings of the Board of Directors of Emulex during fiscal 2008. Each of the directors of Emulex attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the last fiscal year and the total number of meetings held by all committees of the Board of Directors on which he served during the last fiscal year.

Compensation of Directors

Emulex provides its non-employee Directors with a total compensation program that recognizes the expertise of each Board member and aligns Director’s interests with those of stockholders. Accordingly, the compensation plan for Emulex’s Directors consists of cash retainers for Board, Committee and Chair responsibilities, as well as stock grants upon election to the Board and annually thereafter.

Directors’ Fees.  In fiscal 2008, directors who were not employees of Emulex received a quarterly retainer of $13,750 and reimbursement for travel expenses. In addition, the chairman of the Nominating/Corporate Governance Committee received an additional quarterly retainer of $1,500, while committee members received an additional quarterly retainer of $1,000; the chairman of the Compensation Committee received an additional quarterly retainer of $2,000, while committee members received an additional quarterly retainer of $1,000; and the chairman of the Audit Committee received an additional quarterly retainer of $3,000 while committee members received an additional quarterly retainer of $2,000. Directors who are employees of Emulex receive no additional compensation for serving on the Board of Directors. Directors are entitled to reimbursement for their out-of-pocket expenses in connection with attendance at Board and committee meetings.

Equity-Based Compensation.  On October 9, 1997, the Board of Directors of Emulex adopted Emulex’s 1997 Stock Option Plan for Non-Employee Directors (later renamed the 1997 Stock Award Plan for Non-Employee Directors)(the “Director Plan”) under which shares of Emulex’s common stock may be issued pursuant to exercise of stock options, restricted stock awards and/or stock appreciation rights granted to directors who are not employees of Emulex or any of its subsidiaries.

Each director of Emulex is eligible to receive awards under the Director Plan only if such director is not then an employee of Emulex or any of its subsidiaries (“Plan Eligible Director”). Only Plan Eligible Directors may receive awards under the Director Plan. There are currently six Plan Eligible Directors — Messrs. Cox, Downey, Edwards, Goon, Lyle and Yoost.

The Director Plan provides that an option to purchase 60,000 shares of common stock of Emulex is to be granted automatically to each Plan Eligible Director upon the date on which such director first becomes a Plan Eligible Director. In addition, the Director Plan provides that on each yearly anniversary of the date of grant of the initial option to each Plan Eligible Director, each Plan Eligible Director is to automatically be granted an additional option to purchase 20,000 shares of common stock.

No option granted under the Director Plan shall be exercisable after the expiration of the earlier of (i) ten years following the date the option is granted or (ii) one year following the date the optionee ceases to be a director of Emulex for any reason. The initial option granted to a director under the Director Plan is exercisable as to one-third of the shares on each anniversary of the date the option is granted if the director to whom the option is granted is still a director of Emulex on such anniversary. The subsequent options to purchase 20,000 shares are exercisable as to one-half of the shares on the six month anniversary of the date the option is granted and shall be exercisable for an additional one quarter of the shares on the nine month and one year anniversary of the grant date, respectively.

The Board or a designated committee of the Board may grant additional compensation under the Director Plan to Plan Eligible Directors in the form of restricted stock awards and/or stock appreciation rights which compensation may be in addition to or in lieu of the formula-based option grants. For fiscal 2008, Plan Eligible Directors received restricted stock grants of 7,000 shares in lieu of the 20,000 share annual option grants typically granted under the Director Plan. Vesting of such restricted stock grants occurred with respect to one-half of the shares on the six-month anniversary of the grant date and with respect to one quarter of the shares on each of the nine-month and one year anniversaries of the grant date.

The following table sets forth information concerning the compensation of Emulex’s non-employee directors during fiscal 2008.

					Changes in
					Pension Value
					and Non-
	Fees				qualified
	Earned or	Stock	Option	Non-Equity	Deferred
	Paid in	Awards	Awards	Incentive Plan	Compensation	All Other
	Cash	($)	($)	Compensation	Earnings	Compensation	Total
Name(1)	($)	(2)(3)	(2)(4)	($)	($)	($)	($)

Fred B. Cox	55,000	121,500	—	N/A	N/A	—	176,500
Michael P. Downey	71,000	121,500	—	N/A	N/A	—	192,500
Bruce C. Edwards	63,000	141,271	—	N/A	N/A	—	204,271
Robert H. Goon	69,000	121,500	—	N/A	N/A	—	190,500
Don M. Lyle	67,000	121,500	—	N/A	N/A	—	188,500
Dean A. Yoost	67,000	129,192	81,314(5)	N/A	N/A	—	277,506

(1)	Directors who are also our employees do not receive any additional compensation for serving on our Board of Directors. The compensation of Paul F. Folino and James M. McCluney is reflected in the Summary Compensation Table.

(2)	These columns reflect the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock awards and stock options granted to each of the directors, in 2008 as well as prior years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For additional information on the valuation assumptions with respect to stock option and award grants, refer to note 11 of Emulex’s consolidated financial statements in Annual Report on Form 10-K for the year ended June 29, 2008, as filed with the SEC. These amounts reflect our accounting expense for these awards, excluding forfeitures, and do not correspond to the actual value that may be realized by the director.

(3)	The aggregate number of unvested restricted stock awards at the end of fiscal 2008 are: Mr. Cox — 3,500 shares; Mr. Downey — 3,500 shares; Mr. Edwards — 7,000 shares; Mr. Goon — 3,500 shares; Mr. Lyle — 3,500 shares; and Mr. Yoost — 1,750 shares. The total full grant date fair value of each restricted stock award received in fiscal 2008 as computed in accordance with SFAS 123R is: Mr. Cox — $117,950; Mr. Downey — $117,950; Mr. Edwards — $102,200; Mr. Goon — $117,950; Mr. Lyle — $117,950; and Mr. Yoost — $134,330.

(4)	The aggregate number of stock options outstanding at the end of fiscal 2008 are: Mr. Cox — 130,000 shares; Mr. Downey — 130,000 shares; Mr. Edwards — 230,000 shares; Mr. Goon — 110,000 shares; Mr. Lyle — 130,000 shares; and Mr. Yoost — 60,000 shares. No stock options were granted to directors in fiscal 2008.

(5)	The amount reflects compensation expense recognized in fiscal 2008 with respect to options granted in fiscal 2006 and 2007.

Board Committees

Compensation Committee.  The Board has established a Compensation Committee currently consisting of two members, neither of whom is our employee. The Compensation Committee reviews the performance of our executive officers and the executive officers of our subsidiaries and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under our equity compensation plans, including the Equity Incentive Plan. See “Report of the Compensation Committee of the Board of Directors.” A copy of the charter of the Compensation Committee is available in the “Company — Investors” section of our website at www.emulex.com under the heading “Corporate Governance — Charter of the Compensation Committee of the Board of Directors.” A copy of charter of the Compensation Committee will be furnished without charge to any person from whom the accompanying proxy is solicited upon written request to Investor Relations, Emulex Corporation, 3333 Susan Street, Costa Mesa, California 92626. The Compensation Committee held five meetings during our last fiscal year.

Compensation Committee Interlocks and Insider Participation.  In fiscal 2008, Don M. Lyle and Bruce C. Edwards served as members of Emulex’s Compensation Committee. Neither Mr. Lyle nor Mr. Edwards are now, nor were at any time during Emulex’s last completed fiscal year, an officer or employee of Emulex. During fiscal 2008, none of Emulex’s executive officers served as a member of the Compensation Committee (or its equivalent) or as a director of any entity whose executive officers served on either Emulex’s Compensation Committee or its Board of Directors.

Nominating/Corporate Governance Committee.  The Nominating/Corporate Governance Committee was formed in August 2002 and currently consists of five directors, none of whom is an employee of Emulex. The nominees for election as directors at the Annual Meeting were recommended by the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee reviews and approves nominees for service on the Board, considers any nominees recommended by stockholders, and adopts and reviews corporate governance policies and procedures. All members of the Nominating/Corporate Governance Committee are independent within the meaning of the New York Stock Exchange listing standards. A copy of the charter of the Nominating/Corporate Governance Committee is available in the “Company — Investors”

section of our website at www.emulex.com under the heading “Corporate Governance — Charter of the Nominating/Corporate Governance Committee of the Board of Directors.” A copy of charter of the Nominating/Corporate Governance Committee will be furnished without charge to any person from whom the accompanying proxy is solicited upon written request to Investor Relations, Emulex Corporation, 3333 Susan Street, Costa Mesa, California 92626. The Nominating/Corporate Governance Committee held four meetings during the last fiscal year of Emulex.

Audit Committee.  The Audit Committee currently consists of three directors and assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Emulex. See “Report of the Audit Committee of the Board of Directors” below. A copy of the charter of the Audit Committee is available in the “Company — Investors” section of our website at www.emulex.com under the heading “Corporate Governance — Charter of the Audit Committee of the Board of Directors.” A copy of charter of the Audit Committee will be furnished without charge to any person from whom the accompanying proxy is solicited upon written request to Investor Relations, Emulex Corporation, 3333 Susan Street, Costa Mesa, California 92626. The Audit Committee held 15 meetings during the last fiscal year of Emulex.

Each member of the Audit Committee is an “independent director” (as defined in the Corporate Governance Standards of the New York Stock Exchange). Each member also meets the Securities and Exchange Commission’s additional independence requirements for members of audit committees. The Board has further determined that each member of the Audit Committee is financially literate under the requirements of the New York Stock Exchange and that both Messrs. Downey and Yoost are “audit committee financial experts” as defined by the rules of the Securities and Exchange Commission. The designation of members of our Audit Committee as “audit committee financial experts” does not impose on those members any duties, obligations, or liabilities that are greater than are generally imposed on them as members of the Audit Committee and Board of Directors, and does not affect the duties, obligations, or liabilities of any other member of the Audit Committee or Board of Directors.

In addition to his service as a director and member of the Audit Committee of Emulex, Mr. Downey serves as a director and a member of the audit committee and certain other committees of Vertical Communications, Inc. (previously known as Artisoft Inc.). Mr. Downey also served as a director and a member of the audit and compensation committees of First Consulting Group, Inc. until February 2008. Pursuant to the New York Stock Exchange Listed Company Manual, Section 303A.07, the Board of Directors has determined that Mr. Downey’s simultaneous service on the Audit Committees of Emulex and the above-referenced two public companies would not impair the ability of Mr. Downey to effectively serve on Emulex’s Audit Committee.

Corporate Governance

Corporate Governance Guidelines.  The Board has adopted Corporate Governance Guidelines to reflect the principles by which Emulex operates. These Guidelines are available in the “Company — Investors” section of our website at www.emulex.com under the heading “Corporate Governance — Corporate Governance Guidelines.” The Corporate Governance Guidelines are also available to stockholders on request to: Emulex Corporation, Attn: Investor Relations, 3333 Susan Street, Costa Mesa, California 92626. Please note that none of the information contained on our websites is incorporated by reference into this proxy statement, and the website addresses are included as inactive textual references only.

Director Independence.  It is the objective of the Board that all non-employee directors meet the criteria for independence required by the New York Stock Exchange absent unusual and compelling circumstances. Only those directors who the Board affirmatively determines have no material relationship with Emulex (either directly or as a partner, stockholder, or officer of an organization that has a relationship with Emulex) and who meet the additional qualifications prescribed under the New York Stock Exchange rules will be considered independent. In addition, our Corporate Governance Guidelines require that members of the Audit Committee also satisfy the independence requirements for members of audit committees prescribed under the Sarbanes-Oxley Act of 2002.

In determining independence, each year the Board affirmatively determines whether directors have any “material relationship” with Emulex. When assessing the “materiality” of a director’s relationship with Emulex, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. No director who is a former employee of Emulex can be “independent” until five years after the employment has ended. In addition, no director who is, or in the last five years has been, affiliated with or employed by a present or former independent registered public accounting firm of Emulex or an affiliate can be “independent” until five years after the end of either the affiliation or the auditing relationship. In addition, no director can be “independent” if he or she is, or in the past five years has been, part of an interlocking directorate in which an executive officer of Emulex serves on the compensation committee of another company that employs that director. Directors with immediate family members in the categories described above are subject to the five year “cooling off” periods described above for purposes of determining whether the director is “independent.”

Under Emulex’s Corporate Governance Guidelines, the Board reviews in advance any substantial charitable contribution made by Emulex to organizations to which any director is affiliated, and any consulting contract with (or the provision of other indirect form of compensation to) any director.

Consistent with these considerations, after review of all relevant transactions, business and charitable relationships between each director, or any of his family members, and Emulex, its senior management and its independent registered public accounting firm, the Board affirmatively has determined that all directors are independent directors within the meaning of the New York Stock Exchange listing standards and its Corporate Governance Guidelines, except for Paul F. Folino, the Executive Chairman of Emulex, and James M. McCluney, the Chief Executive Officer and President of Emulex.

In considering the independence of Dean A. Yoost, the Board noted that Mr. Yoost is a former partner of, and receives retirement benefits from, PricewaterhouseCoopers (“PwC”), the auditor for Vixel Corporation (now known as Emulex Design & Manufacturing Corporation (“EDM”) prior to the time that Vixel was acquired by Emulex in November 2003. Since the acquisition of Vixel by Emulex, Emulex has paid PwC to perform certain tax related work and to consent to Emulex’s use of PwC’s prior audit work. In addition, Emulex is required by the Spanish tax authorities to have a registered agent in Spain, and uses an affiliate of PwC to be the registered agent. PwC performed audit work for Aarohi Communications, Inc. (“Aarohi”), (later renamed Emulex Communications Corporation), prior to the time that Aarohi was acquired by Emulex in May 2006, and for a subsidiary of Aarohi in India named Aarohi Communications Private Limited (later renamed Emulex Communications Private Limited). PwC performed audit work for the Aarohi subsidiary in India for activities prior to May 2006. Notwithstanding the foregoing, the Board determined that Mr. Yoost is “independent” under Emulex’s Corporate Governance Guidelines as well as the independence criteria established by the New York Stock Exchange. In addition, the Board determined that Mr. Yoost’s prior relationship with PwC does not interfere with his exercise of independent judgment in service on Emulex’s Audit Committee. In making such determinations, the Board considered, among other things, that (i) Mr. Yoost does not receive retirement benefits from PwC which are based in any way upon any future business or other transactions with Emulex or the revenue or profitability of PwC, (ii) any audit work performed by PwC for Vixel or Aarohi was performed prior to the time such companies were acquired by Emulex and PwC has not performed any audit work for Emulex or its subsidiaries (including EDM or Aarohi) subsequent to such acquisition, and (iii) Mr. Yoost did not perform any work on the PwC audits of Vixel or Aarohi.

Related Party Transactions.  Emulex is not currently a party to and, during fiscal 2008, was not a party to any “related-person transactions” which are transactions between Emulex and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For such purposes, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of Emulex’s common stock and their immediate family members. To the extent that any “related-person transaction” is proposed, it is Emulex’s policy that the Board or a committee designated by the Board (in each case without the participation of the related person in question) will review the material facts of the related-person transaction and either approve, ratify, reject, rescind or take other appropriate action with respect to the transaction. In considering related-person transactions, the Board takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to Emulex, (b) the impact on a director’s independence if the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. Emulex does not currently have a written policy with respect to consideration of related person transactions although certain aspects of such types of transactions are the subject of Emulex’s Corporate Governance Guidelines and its Business Ethics and Confidentiality Guidelines.

Meetings of Independent Directors.  As required under the rules of the New York Stock Exchange, Emulex’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Goon generally presides over these executive sessions.

Business Ethics and Confidentiality Policy.  All of our directors and employees, including our Chief Executive Officer and Chief Financial Officer (our principal accounting officer), are required to abide by our Business Ethics and Confidentiality Policy to ensure that our business is conducted in a legal and ethical manner and that our proprietary trade secrets are protected. The Business Ethics and Confidentiality Policy is available in the “Company — Investors” section of our website at www.emulex.com under the heading “Corporate Governance — Business Ethics and Confidentiality Policy.” The Business Ethics and Confidentiality Policy is also available to stockholders on request to: Emulex Corporation, Attn: Investor Relations, 3333 Susan Street, Costa Mesa, California 92626. Emulex has also established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

Stockholder Communications with Directors.  The Board has approved a policy by which stockholders and other interested parties may communicate directly with the Board or the non-employee directors. All communications should be in writing and indicate in the address whether it is intended for the entire Board, the non-employee directors as a group, or an individual director. Any such communications should be directed to: Emulex Corporation, Attn: Investor Relations, 3333 Susan Street, Costa Mesa, California 92626. Each communication intended for the Board or non-employee directors received by the Secretary will be forwarded to the intended recipients subject to compliance with instructions from the Board in effect from time to time concerning the treatment of inappropriate communications.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee of the Board of Directors with respect to Emulex’s audited financial statements for the fiscal year ended June 29, 2008, included in Emulex’s Annual Report on Form 10-K for such year. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of Emulex’s filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, this report shall not be incorporated by reference into any such filings, except to the extent that Emulex specifically incorporates it by reference in such filing.

Emulex’s management has primary responsibility for its internal controls and for the preparation of financial statements. Emulex’s independent registered public accounting firm is responsible for conducting an independent audit of Emulex’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee is responsible for monitoring the integrity of Emulex’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, monitoring the independence and performance of Emulex’s independent registered public accounting firm, and providing an avenue of communication among the independent registered public accounting firm, management and the Board of Directors. The Audit Committee recommends to the Board of Directors the selection of Emulex’s independent registered public accounting firm. The Audit Committee has also established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

On July 30, 2002, the Sarbanes-Oxley Act of 2002 was enacted. During the period subsequent to enactment of this law, the Audit Committee has consulted with representatives of management, internal legal counsel and Emulex’s independent registered public accounting firm in order to further the Audit Committee’s understanding of this law. The Audit Committee reviewed processes that already are in place as well as new processes that were implemented in order to assure continued compliance with the requirements of the Sarbanes-Oxley Act of 2002.

In addition, during the most recent fiscal year, the Audit Committee:

•	reviewed and discussed the audited financial statements and interim financial statements with Emulex’s management and KPMG LLP, Emulex’s independent registered public accounting firm;

•	discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; and

•	reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 and discussed with KPMG LLP its independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Emulex’s 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accounting firm. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee also may delegate the ability to pre-approve audit and permitted non-audit services to one or more of its members, provided that any pre-approvals are reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for Emulex, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee has considered whether the services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP and has concluded that the independence of KPMG LLP is maintained and is not compromised by the services provided.

Submitted by the Audit Committee of the Board of Directors,

MICHAEL P. DOWNEY, Chairman
ROBERT H. GOON
DEAN A. YOOST

PROPOSAL 2

APPROVAL OF THE OPTION EXCHANGE PROGRAM

Introduction

On August 20, 2008, the Board of Directors authorized, subject to stockholder approval, a program (the “Exchange Program”) that will permit our eligible employees to exchange outstanding options with exercise prices at or above the highest closing price of our common stock over the 52-week period immediately preceding the commencement of the Exchange Program (“Eligible Options”) for a lesser number of restricted stock units. The Exchange Program will be open to eligible employees of Emulex and any of its subsidiaries designated for participation by the Compensation Committee of the Board of Directors. However, members of our Board of Directors, our five most highly compensated executive officers (including our chief executive officer), and Securities and Exchange Act Section 16 officers of Emulex (Section 16 Officers) and consultants, will not be eligible to participate.

The ratio of shares subject to eligible options to restricted stock units will be calculated based on a number of factors, including the highest closing price of our common stock over the 52-week period immediately preceding the commencement of the Exchange Program. Assuming we commence the Exchange Program on December 10, 2008, and our 52-week high of the per share closing price for our common stock was $17.78 immediately preceding the commencement of the Exchange Program, using the assumptions described under the heading “Description of the Exchange Program — Exchange Ratio,” the ratio of shares subject to eligible options to restricted stock units would be as follows:

Exercise Price of Options	Exchange Ratio

$17.78 - $18.49	9.7 : 1
$18.50 - $20.49	12.0 : 1
$20.50 - $23.49	17.6 : 1
$23.50 - $27.99	38.8 : 1
$28.00 and above	50.0 : 1

These exchange ratios are intended to result in the issuance of restricted stock units having an aggregate fair value no greater than the aggregate fair value of the stock options surrendered, determined using the Black-Scholes option valuation model described elsewhere in this proxy statement. Each restricted stock unit granted in the Exchange Program will vest as follows: 30% of the total number of units vest on the first anniversary of the date of grant, 30% of the total number of units vest on the second anniversary of the date of grant, and 40% of the total number of units vest on the third anniversary of the date of grant, provided that the grantee remains an employee of Emulex or one of its subsidiaries as of each such date.

Using the assumptions described under the heading “Description of the Exchange Program — Exchange Ratio,” options to purchase approximately 4,409,735 shares of our common stock will be eligible for exchange, and approximately 225,420 restricted stock units will be issued if all eligible options are surrendered in the Exchange Program. The exercise prices of these eligible options would range from $17.78 to $101.34 per share, and these options are held by 541 employees. All eligible options were granted under Emulex’s Employee Stock Option Plan, the 2004 Employee Stock Incentive Plan, the 2005 Equity Incentive Plan (the “Equity Incentive Plan”), as well as the following plans assumed by Emulex in connection with its acquisitions of Vixel Corporation, Aarohi Communications, Inc. and Sierra Logic, Inc.: the Vixel Corporation Amended and Restated 1995 Stock Option Plan, the Vixel Corporation 1999 Equity Incentive Plan, the Vixel Corporation 2000 Non-Officer Equity Incentive Plan, the Aarohi Communications, Inc. 2001 Stock Option Plan and the Sierra Logic, Inc. 2001 Stock Option Plan. All restricted stock units in connection with the Exchange Program will be granted under the Equity Incentive Plan. A description of the Equity Incentive Plan is included elsewhere in this proxy statement in Proposal 4 — Ratification and Approval of the Amended and Restated 2005 Equity Incentive Plan.

By approving the Exchange Program, in the event participation in the Exchange Program does not result in at least 2,000,000 available shares under the Equity Incentive Plan, the stockholders are also approving an amendment to the Equity Incentive Plan to provide for an increase in the number of shares of common stock reserved for issuance under the Plan of up to a maximum of 2,000,000 shares.

The Exchange Program will not take place unless it is approved by stockholders. If stockholder approval of the Exchange Program is not obtained, currently outstanding options will remain outstanding and in effect in accordance with their existing terms.

The Board believes the Exchange Program if approved by stockholders will permit Emulex:

•	to restore incentives for employees who participate in the Exchange Program by issuing them restricted stock units that vest over a three-year period following the exchange if they remain with us; and

•	to reduce the significant equity award “overhang” represented by outstanding options that have high exercise prices and are no longer effective as performance and retention incentives.

Reasons for the Exchange Program

Prior to fiscal 2006, Emulex granted stock options annually to a substantial portion of its employees. Commencing in fiscal 2006, Emulex elected to replace most of its awards of stock options granted to its employees at or above the senior director level with awards of shares of its restricted stock. When the Board of Directors or the Compensation Committee approves the grant of a stock option, it establishes the exercise price that the employee must pay to purchase shares of common stock when the option is exercised. The per share exercise price is set at the market price of a share of common stock on the date the option is granted. Thus, an employee receives value only if he or she exercises an option and sells the purchased shares at a price that exceeds the option’s exercise price. The granting of stock options is intended to align the interests of Emulex’s employees with those of its stockholders in terms of increasing the value of our common stock.

As a result of the recent economic slowdown and the resulting deterioration in the stock price of technology companies in general and in storage sector companies such as Emulex in particular, a significant number of Emulex’s employees hold stock options with exercise prices that greatly exceed the current market price of Emulex’s common stock. Consequently, the Board believes these options no longer provide the long-term incentive and retention objectives that they were intended to provide.

As of September 22, 2008, eligible employees held options for 4,409,735 shares with exercise prices ranging from $17.78 per share to $101.34, while the closing price of our common stock on the New York Stock Exchange on that date was $12.01.

These “out-of-the-money” options are no longer effective as performance and retention incentives. The Board believes that to enhance long-term stockholder value it needs to maintain competitive employee compensation, incentive and retention programs. An equity stake in the success of Emulex is a critical component of these programs. The Board believes the Exchange Program will provide Emulex with an opportunity to restore for eligible employees an incentive to remain with Emulex and contribute to the future growth and success of its business.

Moreover, many of the eligible options have been out-of-the-money for an extended period of time and, therefore, have not been exercised by Emulex’s employees. Coupled with periodic grants of options and other equity-based awards to new and continuing employees, the number of shares subject to outstanding stock options and other unvested equity awards has steadily increased as a percentage of Emulex’s total shares of common stock outstanding, creating a significant equity award “overhang.” Under the proposed Exchange Program, participating employees will receive significantly fewer restricted stock units than the number of shares subject to options surrendered. Because participating employees will exchange a greater number of options for a lesser number of restricted stock units, the number of shares of stock subject to all outstanding stock options and other unvested equity awards will be reduced, thereby reducing the equity award overhang. If all of the eligible options are exchanged for restricted stock units, eligible options for approximately 4,409,735 shares will be surrendered and cancelled, while approximately 225,420 restricted stock units will be issued, resulting in a net reduction in the equity award overhang by approximately 4,184,315 shares or approximately 5.1% of the number of shares of our common stock outstanding as of September 22, 2008. All eligible options that are not exchanged will remain outstanding and in effect in accordance with their existing terms.

In addition, Emulex’s Board of Directors believes that it needs a minimum of 2,000,000 available shares under the Equity Incentive Plan in order to assure that Emulex has sufficient shares available to attract and retain employees and to further the growth and development of Emulex and its subsidiaries. As is discussed above, if the Exchange Program is approved by the stockholders and is implemented by the Board, a number of options will be exchanged for a lesser number of restricted stock units, thereby increasing the maximum net number of shares of common stock that would be available for awards under the Plan. Emulex’s Board of Directors is optimistic that a sufficient number of eligible employees will participate in the Exchange Program so that at least 2,000,000 shares of common stock become available under the Equity Incentive Plan simply as a result of eligible employees exchanging their eligible options for a lesser number of restricted stock units. However, in order to ensure that at least a minimum of 2,000,000 shares become available for future grants under the Equity Incentive Plan, the Exchange Program includes an amendment to the Equity Incentive Plan to ensure that at least a minimum of 2,000,000 shares become available for future grants under the Plan.

Pursuant to this amendment to the Equity Incentive Plan, if the Exchange Program is approved by the stockholders but no eligible employees participate in the program, the Equity Incentive Plan will be amended to increase the number of shares available for grants under the Plan of 2,000,000 shares. Further, in the event some eligible employees participate in the program but the net shares yielded from the exchange is less than 2,000,000 shares, the Equity Incentive Plan will be amended to increase the number of shares available for grants under the Plan by an amount required to yield 2,000,000 available shares under the Plan. Finally, if the Exchange Program results in a net increase in the number of shares available under the Equity Incentive Plan of at least 2,000,000 shares, then this amendment to the Equity Incentive Plan will have no effect.

Implementing the Exchange Program

Emulex has not commenced the Exchange Program and will not do so unless its stockholders approve this proposal. Provided such approval is received, the Exchange Program will commence within 12 months of the date shareholders approve the Exchange Program. Within this timeframe, the actual start date will be determined by the Compensation Committee. However, even if the Exchange Program is approved by our stockholders, the Compensation Committee will retain the authority, in its discretion, to terminate or postpone the Exchange Program at any time prior to expiration of the election period under the Exchange Program.

Upon the commencement of the Exchange Program, eligible employees holding eligible options will receive written materials explaining the precise terms and timing of the Exchange Program (an “Offer to Exchange”). Employees will be given at least 20 business days to elect to exchange some or all of their eligible options for restricted stock units on a grant-by-grant basis. They will make this election by filling out an election form which will be distributed to them as part of the Offer to Exchange and submitting the form to our stock plan administrator within the 20 business day period (or such longer period as we choose to keep the Offer to Exchange open). Once the Offer to Exchange is closed, eligible options that were surrendered for exchange will be cancelled, and the Compensation Committee will approve grants of restricted stock units to participating employees in accordance with the applicable exchange ratios. All such restricted stock units will be granted under the Equity Incentive Plan and will be subject to the terms of such plan and a restricted stock unit award agreement to be entered into between Emulex and each participating employee.

At or before commencement of the Exchange Program, Emulex will file the Offer to Exchange with the Securities and Exchange Commission (the “SEC”) as part of a tender offer statement on Schedule TO. Eligible employees, as well as stockholders and members of the public, will be able to obtain the offer to exchange and other documents we file with the SEC free of charge from the SEC’s website at www.sec.gov.

If you are both a stockholder and an eligible employee holding eligible options, please note that voting to approve the Exchange Program does not constitute an election to participate in the Exchange Program.

Description of the Exchange Program

Eligible Options. As of September 22, 2008, options for approximately 13,832,496 shares of common stock were outstanding under all of Emulex’s equity compensation plans. Employees with eligible awards will include outstanding options with an exercise price per share at or above the highest closing price of our common stock over the 52-week period immediately preceding the commencement of the Exchange Program, measured as of the start date of the Exchange Program. As a result, we are unable to determine as of the date of our Annual Meeting the exact number of eligible awards. Assuming we commence the Exchange Program on December 10, 2008, and our per-share 52-week high closing price of our common stock was $17.78 immediately preceding the commencement of the Exchange Program, and based on the number of options currently held by eligible employees, approximately 4,409,735 shares would be eligible for the exchange. In addition, because the exchange ratios will not be calculated until shortly before the start of the Exchange Program, we are unable to determine as of the date of the Annual Meeting the number of restricted stock units which may be granted in connection with the Exchange Program. However, any options that have exercise prices less than the 52-week high closing price at the commencement of the Exchange Program will not be eligible options.

The 13,832,496 options that were outstanding as of September 22, 2008 have a weighted average exercise price of $21.64 and a weighted average remaining term of 3.61 years. Assuming a high closing price of our common stock over the 52-week period immediately preceding the commencement of the Exchange Program of $17.78 per share, as of September 22, 2008, there were 4,409,735 options eligible to be exchanged in connection with the Exchange Program with weighted average exercise price of $24.02 and a weighted average remaining term of 3.28 years. After the proposed Exchange Program, the remaining 9,422,761 options outstanding would have a weighted average exercise price of $20.51 and a weighted average remaining term of 3.79 years.

Eligible Employees. The Exchange Program will be open to all of Emulex’s employees and employees of any of its subsidiaries designated for participation by the Compensation Committee who hold eligible options. Members of the Board of Directors, Emulex’s five most highly compensated executive officers (including its chief executive officer), Section 16 Officers of Emulex, and consultants will not be eligible to participate. Emulex may exclude employees in certain non-U.S. jurisdictions from the Exchange Program if local law would make their participation infeasible or impractical. To be eligible, an employee must be employed by Emulex or one of its participating subsidiaries both at the time the offer to exchange commences and on the date the surrendered options are cancelled and the restricted stock units are granted to replace them. Any employee holding eligible options who elects to participate but whose employment terminates for any reason prior to the grant of the restricted stock units, including voluntary resignation, retirement, involuntary termination, layoff, death or disability, will not be eligible to participate in the Exchange Program and will instead retain his or her eligible options subject to their existing terms. As of September 22, 2008, eligible options were held by 541 employees.

Exchange Ratio. The exchange ratio of shares associated with surrendered eligible options to issued restricted stock units will be established shortly before the commencement of the Exchange Program. Although the Exchange Ratio cannot be determined currently, the following is an example using the assumptions described below regarding the start date of the Exchange Program, the fair value of the eligible options, and the fair market value of Emulex Common Stock. Based on these assumptions, the ratio of shares subject to eligible options to restricted stock units will be as follows:

Exercise Price of Options	Exchange Ratio

$17.78 - $18.49	9.7 : 1
$18.50 - $20.49	12.0 : 1
$20.50 - $23.49	17.6 : 1
$23.50 - $27.99	38.8 : 1
$28.00 and above	50.0 : 1

The Compensation Committee’s objective in establishing the exchange ratios set forth above is to ensure that the restricted stock awards granted in connection with the Exchange Program will have an aggregate fair value no greater than the aggregate fair value of the stock options surrendered. The Compensation Committee calculated the fair value of the eligible options using the Black-Scholes option valuation model. The Black-Scholes model is a common method used for estimating the fair value of a stock option, and Emulex used this model for determining stock-based compensation in its consolidated financial statements. For purposes of determining the fair value of an eligible option under the Black-Scholes model, the following factors were used: (a) the option’s exercise price; (b) an assumed value of $12.50 per share at the commencement of the Exchange Program; (c) an expected volatility of its common stock price of 37%; (d) an expected term of the average of the remaining contractual life of the stock option and the weighted average remaining vesting period; (e) risk-free interest rates between 1.6% and 2.7%; and (f) no expected dividends. Emulex then selected the exchange ratios by assuming a $12.50 per share value for each restricted stock unit to be issued in the Exchange Program. According to these calculations and based on these assumptions, if all of the eligible options are exchanged for restricted stock units in accordance with the exchange ratios, options to purchase approximately 4,409,735 shares, having an aggregate fair value of approximately $3,044,920, will be surrendered in exchange for approximately 225,420 restricted stock units having an assumed fair market value of approximately $2,817,750.

The total number of restricted stock units a participating employee will receive with respect to a surrendered eligible option will be determined by dividing the number of shares subject to the surrendered option by the applicable exchange ratio and rounding to the nearest whole share.

It is our objective that the restricted stock units granted in connection with the Exchange Program have an aggregate fair value no greater than the aggregate fair value of the stock options surrendered. However, use of a fixed exchange ratio will result in certain specific option grants having a lesser fair value (based on the Black-Scholes option valuation model using the assumptions described above) than the value of the restricted stock units granted in exchange for those options (based on the assumed stock price for our common stock described above). In no event will we grant restricted stock units in connection with the Exchange Program having an aggregate fair value (based on the closing price of our common stock on the New York Stock Exchange on the date of grant) greater than the aggregate fair value of the stock options surrendered (based on the Black-Scholes option valuation model using the assumptions described above).

The following table summarizes information regarding the eligible awards and the restricted stock units that would be granted in the Exchange Program (using the assumptions previously described in this proxy statement and further assuming that all currently eligible options remain outstanding and all currently eligible employees remain eligible to participate):

	Number of				Maximum
	Shares		Weighted Average		Number of
	Underlying	Weighted Average	Remaining Life of		New Restricted
	Eligible	Exercise Price of	Eligible Awards		Stock Units That
Exercise Prices of Eligible Awards	Awards	Eligible Awards	(Years)	Exchange Ratio	May Be Granted

$17.78 - $18.49	215,743	$18.16	4.17	9.7:1	22,185
$18.50 - $20.49	892,277	$19.63	3.70	12.0:1	74,225
$20.50 - $23.49	1,563,863	$21.13	2.84	17.6:1	88,631
$23.50 - $27.99	1,009,736	$26.22	4.14	38.8:1	25,889
$28.00 and above	728,116	$34.29	2.26	50.0:1	14,490

Total	4,409,735				225,420

Election to Participate.  Participation in the Exchange Program will be voluntary. Eligible employees will have an election period of at least 20 business days from the commencement of the offer to exchange in which to determine whether they wish to participate.

Vesting of Restricted Stock Units.  Restricted stock units granted in the Exchange Program will be completely unvested at the time they are granted and will vest as follows: 30% of the total number of restricted stock units on the first anniversary of the date of grant, 30% of the total number of restricted stock units on the second anniversary of the date of grant, and 40% of the total number of restricted stock units on the third anniversary of the date of grant, provided that the grantee remains an employee of Emulex or one of its subsidiaries as of each such date. A participant in the Exchange Program will forfeit any portion of a restricted stock unit award that remains unvested at the time his or her employment with us terminates for any reason. However, the Equity Incentive Plan provides that upon the consummation of a change in control (as defined in the Equity Incentive Plan), the administrator, at its discretion, may choose to accelerate the vesting of the outstanding awards.

Effect on the Equity Incentive Plan.  As of September 22, 2008, 1,216,014 shares of common stock were available for future grants under the Equity Incentive Plan. Under the terms of the Equity Incentive Plan, any shares subject to outstanding awards granted under the Employee Stock Option Plan, the 2004 Stock Incentive Plan, the Aarohi Plan, the Sierra Plan, or the Vixel Plans (collectively, the “Existing Plans”) that are forfeited, cancelled, expire or are terminated (other than by exercise) are added back to the number of shares available for issuance under the Equity Incentive Plan. All eligible options were granted under the Existing Plans. Assuming all of the eligible options are surrendered and cancelled in the Exchange Program, and restricted stock units are granted in accordance with the exchange ratio, a net of approximately 4,184,315 shares would be added to the number of shares available for issuance under the Equity Incentive Plan. Even if less than all of the eligible options are surrendered and cancelled in the Exchange Program, by approving the Exchange Program our stockholders will also be approving an amendment to the Equity Incentive Plan to increase the number of shares available for issuance under the Plan by a net number of shares needed to yield at least 2,000,000 shares.

Potential Modification to Exchange Program to Comply with Governmental Requirements.  The terms of the Exchange Program will be described in an offer to exchange that will be filed with the SEC. Although we do not anticipate that the SEC would require us to modify the terms materially, it is possible that we will need to alter the terms of the Exchange Program to comply with comments from the SEC. In addition, we intend to make the Exchange Program available to our employees who are located outside the United States, where permitted by local law and where we determine that it is feasible and practical to do so. It is possible that we may need to make modifications to the terms offered to employees in countries outside the U.S. to comply with local requirements, or for tax or accounting reasons.

New Plan Benefits

Because the decision whether to participate in the Exchange Program is completely voluntary, Emulex is not able to predict who or how many employees will elect to participate, how many options will be surrendered for exchange or the number of restricted stock units that may be issued. As noted above, members of the Board of Directors, Emulex’s five most highly compensated executive officers (including the chief executive officer), Section 16 Officers, and consultants are not eligible to participate in the Exchange Program.

The information in the following table assumes that all of the eligible options are exchanged and restricted stock units are granted in accordance with the applicable exchange ratios.

	Eligible Options			Restricted Stock Awards
	Dollar		Exercise	Dollar
Name and Position	Value(1)	Number	Prices	Value(2)	Number

All executive officers as a group(3)	$50,363	75,000	$20.65 - $30.19	$41,738	3,339
All non-executive officer directors(4)	—	—	—	—	—
Employees as a group (excluding executive officers)	$2,994,557	4,334,735	$17.78 - $101.34	$2,776,012	222,081

(1)	The estimated dollar value of the eligible options was calculated using the Black-Scholes option valuation model, using the assumptions described under the heading “Description of the Exchange Program — Exchange Ratio.”

(2)	The estimated dollar value of the restricted stock units represents an estimated stock price at the commencement of the Exchange Program of $12.50 per share, multiplied by the number of restricted stock units covered by the award.

(3)	Excludes our five most highly compensated executive officers (including our chief executive officer), Section 16 Officers, and consultants for the fiscal year ended June 29, 2008, who are not eligible to participate in the Exchange Program.

(4)	Members of our Board of Directors will not be eligible to participate in the Exchange Program.

Summary of U.S. Federal Income Tax Consequences

The exchange of eligible options for restricted stock units pursuant to the Exchange Program should be treated as a non-taxable exchange and Emulex, its stockholders and its employees generally should recognize no income for U.S. federal income tax purposes upon the surrender of eligible options and the grant of restricted stock units. A summary of the U.S. federal tax consequences relating to restricted stock units is set forth below under Proposal 3 — Ratification and Approval of the 2005 Equity Incentive Plan, as amended under the heading “Federal Income Tax Consequences.” The tax consequences for participating non-U.S. employees may differ from the U.S. federal income tax consequences.

Accounting Impact

Under SFAS 123R, Emulex expects to recognize the incremental compensation cost of the restricted stock units granted in the Exchange Program. The incremental compensation cost will be measured as the excess, if any, of the fair value of each restricted stock unit granted to employees in exchange for surrendered stock options, measured as of the date such awards are granted, over the fair value of the original stock option grant surrendered in exchange for such awards, measured immediately before the exchange. The incremental and remaining compensation expense associated with the Exchange Program will be recognized over the three-year service period of such awards. If any portion of the restricted stock units is forfeited prior to the completion of the service condition due to termination of employment, the compensation cost for the forfeited portion of the restricted stock unit award will be reversed and will not be recognized.

Effect on Stockholders

Emulex is unable to predict the impact of the Exchange Program on its stockholders because it is unable to predict how many or which employees will exchange their eligible options. The Exchange Program was designed to be no less than value neutral to our stockholders and to reduce the dilution in ownership from outstanding equity awards. Using the assumptions described under the heading “Description of the Exchange Program — Exchange Ratio,” all of the eligible options are exchanged for restricted stock units in accordance with the applicable exchange ratios, eligible options for approximately 4,409,735 shares will be surrendered and cancelled, while approximately 225,420 restricted stock units will be issued, resulting in a net reduction in the equity award overhang by approximately 4,184,315 shares or approximately 5.1% of the number of shares of common stock outstanding as of September 22, 2008.

Vote Required for Approval of the Exchange Program

Under the terms of Equity Incentive Plan and pursuant to rules applicable to companies whose stock is listed for trading on the New York Stock Exchange, the approval of the Exchange Program requires the affirmative vote of the holders of a majority of the shares of common stock of Emulex present, or represented, and entitled to vote on the proposal at the Annual Meeting.

Board Recommendation

The Board of Directors recommends a vote “FOR” ratification and approval of the Exchange Program.

PROPOSAL 3

RATIFICATION AND APPROVAL OF THE AMENDMENT OF
THE 2005 EQUITY INCENTIVE PLAN

General

Stockholders will be asked to vote on this Proposal 3 solely in the event that, at the Annual Meeting, our stockholders do not approve the Exchange Program described in Proposal 2. If our stockholders approve the Exchange Program, Emulex will proceed with the Exchange Program in accordance with its terms and this Proposal 3 will have no effect. If our stockholders do not approve the Exchange Program, our stockholders are being asked to approve an amendment to the Emulex Corporation 2005 Equity Incentive Plan (the “Equity Incentive Plan”) to increase the number of shares authorized for issuance under the Equity Incentive Plan by 2,000,000 shares.

The Equity Incentive Plan is a broad-based plan in which all employees of Emulex and its subsidiaries are eligible to participate. The purpose of the Equity Incentive Plan is to further the growth and development of Emulex and its subsidiaries by providing, through ownership of stock of Emulex, an incentive to its officers and other key employees who are in a position to contribute materially to the prosperity of Emulex, to increase such persons’ interests in Emulex’s welfare, by encouraging them to continue their services to Emulex or its subsidiaries, and by enabling Emulex to attract individuals of outstanding ability to become employees of Emulex or its subsidiaries.

The Equity Incentive Plan was originally approved by the Board of Directors on October 24, 2005, and ratified and approved by the stockholders at the 2005 Annual Meeting of Stockholders. In connection with the adoption of the Equity Incentive Plan in 2005, the Board amended the 2004 Employee Stock Incentive Plan and the Employee Stock Option Plan (the “Existing Plans”) to provide that no additional awards may be granted under the Existing Plans subsequent to approval of the Equity Incentive Plan by the stockholders. At the time of the initial approval of the Equity Incentive Plan by the stockholders in 2005, the number of shares of common stock available for awards under the Equity Incentive Plan consisted of (i) 2,000,000 newly authorized shares; (ii) an aggregate of 857,318 shares that were available for grant under the Existing Plans but which were not the subject of outstanding options or other awards (“Available Shares”) at the time the

Equity Incentive Plan was approved; and (iii) the number of shares that were subject to outstanding options granted under the Existing Plans (“Prior Outstanding Options”) to the extent that such Prior Outstanding Options expire, are forfeited, cancelled or terminate for any reason without being exercised in full.

At the 2006 Annual Meeting of Stockholders, Emulex’s stockholders approved amendments to the Equity Incentive Plan to increase the number of shares authorized for issuance under the Equity Incentive Plan by 1,500,000 shares. At the 2007 Annual Meeting of Stockholders, Emulex’s stockholders approved amendments to the Equity Incentive Plan to increase the number of shares authorized for issuance under the Equity Incentive Plan by an additional 1,500,000 shares and to provide that shares available for grant under the Aarohi Communications, Inc. 2001 Stock Option Plan (the “Aarohi Plan”) and the Sierra Logic, Inc. 2001 Stock Option Plan (the “Sierra Plan”) may be used for awards granted under the Equity Incentive Plan. Emulex had previously assumed the Aarohi Plan in connection with its acquisition of Aarohi Communications, Inc. on May 1, 2006 and Emulex assumed the Sierra Plan in connection with its acquisition of Sierra Logic, Inc. on October 2, 2006. Prior to the amendments to the Equity Inventive Plan approved by the Board in August 20, 2008, the maximum number of shares issuable upon exercise of all awards granted under the Equity Incentive Plan could not exceed 19,744,008 shares.

Amendment of the Equity Incentive Plan

On August 20, 2008, the Board of Directors of Emulex approved an amendment to the Equity Incentive Plan, subject to approval of the stockholders, to increase the number of shares authorized for issuance under the Equity Incentive Plan by 2,000,000 shares. The Board voted to amend the Equity Incentive Plan to increase the number of shares authorized thereunder solely in the event the stockholders fail to approve the Exchange Program described under Proposal 2.

Reasons for Amendment of the Equity Incentive Plan

The Board of Directors believes that the Equity Incentive Plan furthers the growth and development of Emulex and its subsidiaries by providing, through ownership of stock of Emulex, an incentive to officers and other key employees of Emulex who are in a position to contribute materially to the prosperity of Emulex, to increase such persons’ interests in Emulex’s welfare, and by encouraging them to continue their services to Emulex or its subsidiaries. In addition, the Board believes that the Equity Incentive Plan enables Emulex to attract individuals of outstanding ability to become employees of Emulex and its subsidiaries.

As is discussed in greater detail in connection with the description of the Exchange Program described in Proposal 2, many of options that were granted under the Equity Incentive Plan are currently out-of-the-money and have not been exercised by Emulex’s employees. Coupled with periodic grants of options and other equity-based awards to new and continuing employees, the number of shares subject to outstanding stock options and other unvested equity awards has steadily increased as a percentage of Emulex’s total shares of common stock outstanding, creating a significant equity award “overhang.” Emulex’s Board of Directors approved the Exchange Program (subject to stockholder approval), in part to reduce the number of out-of-the-money options outstanding, thereby increasing the number of shares of common stock that would be available for awards under the Plan. In the event the Exchange Program is not approved by our stockholders, the Board believes that it will be necessary to increase the number of authorized shares under the Equity Incentive Plan to assure that Emulex has sufficient shares available to attract and retain employees and to further the growth and development of Emulex and its subsidiaries.

Description of the Equity Incentive Plan

The detailed description of the Equity Incentive Plan is included in this proxy under Proposal 4 — Ratification and Approval of the Amended and Restated Equity Incentive Plan. All descriptions of the Equity Incentive Plan included in this proxy are qualified in all respects by reference to the Amended and Restated Equity Incentive Plan, the full text of which is attached as Appendix A.

Amended Equity Incentive Plan Benefits

Because awards under the Equity Incentive Plan are discretionary, it is not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Equity Incentive Plan. As of the Record Date, options to purchase an aggregate of 3,071,963 shares of common stock at an average exercise price of $17.20 per share were outstanding under the Equity Incentive Plan, 2,254,123 shares were subject to restricted stock awards granted under the Equity Incentive Plan (no additional awards may be granted under the Existing Plans), and 1,216,014 shares were available for grant, exclusive of 9,184,905 shares subject to Prior Outstanding Options that may become available for grant under the Equity Incentive Plan as a result of the expiration, forfeiture, cancellation or termination of Prior Outstanding Options without exercise after the Record Date. If the stockholders do not approve the Exchange Program described in Proposal 2 but approve the amendment to the Equity Incentive Plan contemplated by this Proposal 3, the aggregate number of shares which may be issued under the Equity Incentive Plan shall increase by 2,000,000 newly authorized shares.

Vote Required for Approval of the Equity Incentive Plan

Approval of the proposal to ratify and approve the amendment of the Equity Incentive Plan to increase the authorized number of shares available for award thereunder requires the affirmative vote of the holders of a majority of the shares of common stock of Emulex present, or represented, and entitled to vote on the proposal at the Annual Meeting. The proposal to approve the amendment to the Equity Incentive Plan will be presented to the stockholders at the Annual Meeting solely in the event the stockholders fail to approve the proposal to ratify and approve the Exchange Program; if the stockholders approve the Exchange Program at the Annual Meeting, the stockholders will not be asked to vote on this proposal to amend the Equity Incentive Plan.

Board Recommendation

Solely in the event the stockholders do not approve the Exchange Program, the Board of Directors recommends a vote “FOR” ratification and approval of the Equity Incentive Plan, as amended, to increase the number of shares authorized for issuance under the Equity Incentive Plan by 2,000,000 shares.

PROPOSAL 4

RATIFICATION AND APPROVAL OF THE
AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

General

At the Annual Meeting, our stockholders will be asked to consider a proposal to ratify and approve an amendment and restatement of the Equity Incentive Plan. This proposal to ratify and approve the amendment and restatement of the Equity Inventive Plan is independent of the proposal to increase the number of shares available for awards under the plan (Proposal 3) and our stockholders will be asked to consider this proposal regardless of whether our stockholders approve the Exchange Program (Proposal 2) or the proposal to increase the authorized number of shares available for awards under the Equity Incentive Plan (Proposal 3).

Amendment of the Equity Incentive Plan.

On or about August 20, 2008, the Board of Directors amended and restated the Equity Incentive Plan, subject to approval of the stockholders, to modify and clarify certain aspects of the Equity Incentive Plan including (i) to provide for the issuance of awards to non-employee consultants who provide services for or on behalf of Emulex and its subsidiaries, (ii) to clarify that awards of restricted stock units may be granted under the plan, and iii) amend the maximum term of the awards from six years to ten years.

Reasons for Amendment of the Equity Incentive Plan.

The Board of Directors believes that the amendment of the Equity Incentive Plan is necessary because the option grants and stock issuances under the Equity Incentive Plan increase the proprietary and vested interest of our employees and consultants in the growth and performance of Emulex and help enable Emulex to continue to attract and retain highly qualified persons to serve as employees and consultants. The amendment of the Equity Incentive Plan to provide for the issuance of awards to non-employee consultants of Emulex is designed to enable Emulex to provide its consultants and advisors with equity awards as a means of attracting and maintaining a long-term relationship with the best available consultants and advisors and providing additional incentive to such individuals. Consultants of Emulex currently are not eligible to receive awards under the Equity Incentive Plan. The amendment of the Equity Incentive Plan to also provide for the award of restricted stock units is intended to clarify an ongoing practice of Emulex to grant stock awards (restricted stock and/or stock options) to eligible participants. The amendment to the Equity Incentive Plan to amend the maximum term of the awards from six years to ten years is intended to provide the Compensation Committee with greater flexibility in structuring the terms of awards granted to eligible participants.

Description of the Equity Incentive Plan

The following description of the Equity Incentive Plan is qualified in all respects by reference to the Equity Incentive Plan, as amended, the full text of which is attached as Appendix A.

Types of Awards.  The following awards may be granted under the Equity Incentive Plan: (i) options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) non-qualified stock options not specifically authorized or qualified for favorable federal income tax consequences, (iii) restricted stock awards consisting of shares of common stock or restricted stock units that are subject to a substantial risk of forfeiture (vesting) restriction for some period of time, (iv) unrestricted stock awards that are free of any vesting restrictions, (v) performance awards entitling the recipient to acquire shares of common stock or to vest in shares of common stock upon the attainment of specified performance goals, and (vi) stock appreciation rights.

Administration.  The Equity Incentive Plan is administered by the Board of Directors, or in the discretion of the Board, by a committee (“Committee”) consisting of two or more directors of Emulex. The Compensation Committee administers the Equity Incentive Plan. All members of the Compensation Committee are “non-employee directors” (within the meaning of amended Rule 16b-3 under the Securities Exchange Act of 1934) and are “outside directors” within the meaning of Section 162(m) of the Code and Treasury Regulations Sections 1.162 -27(e)(3). The administrator of the Equity Incentive Plan (the “administrator”) may delegate duties to one or more officers of Emulex, including the ability to make awards within designated parameters that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act. The administrator shall have exclusive authority to determine employees to whom awards will be granted, the timing and manner of the grant of awards, the number of shares to be subject to any award, the purchase price or exercise price and medium of payment, vesting provisions and repurchase provisions of awards and to specify the provisions of any agreement relating to such grant or sale, the duration and purpose of leaves of absence which may be granted to optionees and grantees without constituting termination of employment for purposes of the Equity Incentive Plan and all other discretionary determinations necessary or advisable for administration of the Equity Incentive Plan. The administrator’s discretionary determinations shall be final and binding on all parties unless they are determined by a court to be arbitrary and capricious. Members of the Committee are appointed by and serve at the pleasure of the Board and may be removed by the Board at its discretion. Emulex’s stockholders may elect to remove one or all of the members of the administrator by voting for the removal of such members as directors of Emulex.

Eligibility.  Any employee of Emulex or any of its subsidiaries who is designated by the administrator is eligible to receive an award under the Equity Incentive Plan as of the Record Date. In addition, under the Equity Incentive Plan, as amended, awards may be granted to consultants and advisors who provide consulting services to Emulex and its subsidiaries. As of September 22, 2008, approximately 798 employees of Emulex are eligible to receive awards under the Equity Incentive Plan, as amended. As of September 22, 2008, Emulex had approximately 10 non-employee consultants and advisors who would have been eligible to receive awards under the Equity Incentive Plan, as amended, had the amendments described in Proposal 4 of this Proxy Statement been in effect on September 22, 2008.

Shares Subject to the Equity Incentive Plan.  The maximum number of shares issuable under the Equity Incentive Plan shall not exceed 19,744,008 shares, of which, 9,184,905 shares will become available under the Equity Incentive Plan only if Prior Outstanding Options granted under the Existing Plans expire, are forfeited, cancelled or terminate for any reason under the Existing Plans without having been exercised in full. If the Exchange Program described in Proposal 2 is approved, the aggregate number of shares which may be issued under the Equity Incentive Plan will be increased by at least 2,000,000 shares. If the Exchange Program described in Proposal 2 to this proxy statement is not approved by our stockholders and the amendment to the Equity Incentive Plan described in Proposal 3 to this proxy statement is approved by our stockholders, then the aggregate number of shares which may be issued under the Equity Incentive Plan shall increase by 2,000,000 newly authorized shares. After giving effect to the amendments to the Plan described in Proposal 3 to this proxy statement, the maximum aggregate amount of Common Stock which may be issued upon exercise of all Awards under the Plan shall not exceed 21,744,008 shares of common stock. The aggregate number of shares available for grant shall be subject to adjustment pursuant to the “capitalization adjustment” provisions of the Equity Incentive Plan. Subject to the provisions of the Equity Incentive Plan, the administrator may determine, in its sole discretion, the number of shares of common stock of Emulex with respect to which stock options, stock awards, performance based awards and stock appreciation rights may be granted. The maximum number of shares with respect to which options and stock appreciation rights can be granted to any employee in any calendar year is limited to 500,000 shares.

Terms and Conditions of Options.  The purchase price for the shares subject to any option granted under the Equity Incentive Plan shall not be less than 100% of the fair market value of the shares of common stock of Emulex on the date the option is granted. The closing price of Emulex stock as of September 22, 2008 was $12.01.

The purchase price for any shares purchased pursuant to exercise of an option granted under the Equity Incentive Plan must be paid in full upon exercise of the option in cash or, at the discretion of the administrator, upon such terms and conditions as it may approve, by transferring to Emulex for redemption shares of previously acquired common stock at their fair market value or, provided Emulex’s common stock continues to be publicly traded, by a broker assisted cashless exercise procedure. Notwithstanding the foregoing and subject to any applicable limitations on loans to officers under the rules and regulations of the Securities and Exchange Commission, Emulex may extend and maintain, or arrange for the extension and maintenance of, credit to any optionee to finance his or her purchase of shares pursuant to exercise of an option on such terms as may be approved by the administrator, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended. No option shall be exercisable during the lifetime of an optionee by any other person. The administrator has the power to set the time(s) within which each option shall be exercisable and to accelerate the time(s) of exercise. Unless otherwise provided by the administrator, each option shall become exercisable on a cumulative basis as to 30% of the total number of shares covered by the option at any time after one year from the date the option is granted, an additional 7 1/2% after the end of each of the next four consecutive quarterly anniversaries of the date of grant, and as to an additional 10% after the end of each of the next four consecutive quarterly anniversary dates thereafter.

No option shall be exercisable after the earliest of the following: the expiration of ten years after the date the option is granted; unless otherwise approved by the administrator, three months after the date the optionee’s continuous service as an employee, director or consultant with Emulex and its subsidiaries terminates if termination is for any reason other than permanent disability, death, or cause; the date the optionee’s continuous service terminates if termination is for cause; or one year after the date the optionee’s continuous service terminates if termination is a result of death or permanent disability. The administrator has discretion to provide in the terms of any option agreement for a term that is less than ten years, or a post-service exercise period that exceeds three months. Stock options may be granted alone or in certain circumstances discussed below under “Restricted Stock Awards,” in tandem with stock appreciation rights. The exercise or lapse of any number of tandem stock appreciation rights will cause a corresponding reduction in the number of shares of common stock then available for purchase by exercise of the related stock option.

To the extent the aggregate fair market value (determined as of the time the option is granted) of stock with respect to which incentive stock options are exercisable by any employee for the first time during any calendar year exceeds $100,000, the options or portions thereof will be treated as nonstatutory options and will not be treated as incentive stock options.

Within certain limitations, the administrator has the power to modify, extend, or renew outstanding options granted under the Equity Incentive Plan, and accept the surrender of outstanding options and authorize the granting of new options in substitution therefor. The Equity Incentive Plan prohibits the Board and Committee from doing any of the following without stockholder approval: (i) repricing or otherwise reducing the exercise price of outstanding options granted under the Equity Incentive Plan, or (ii) canceling previously granted options and issuing new options to the same optionholder at a lower exercise price.

Each option will contain certain additional terms and conditions that will apply in the event the administrator determines that the option constitutes a “nonqualified deferred compensation arrangement” that is subject to the additional requirements of Section 409A of the Code (see “Federal Income Tax Consequences”).

Terms and Conditions of Awards Other Than Options.

Restricted Stock Awards and Restricted Stock Units.  The administrator may award (or sell at a purchase price determined by the administrator) restricted shares of Emulex’s common stock. The restricted stock may not be sold, assigned, transferred or otherwise disposed of for such period as the administrator shall determine. The vesting of an award of restricted stock will be determined by the administrator for each grant. In the event a recipient’s continuous service to Emulex terminates, Emulex may reacquire unvested shares acquired in consideration of past services and all unvested shares of restricted stock as of the date of termination will be forfeited. If restricted stock is acquired for consideration other than prior services, the forfeiture will be accomplished by repurchasing the shares at the lesser of the original purchase price or the current fair market value. The administrator, in its sole discretion, may (but shall not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of restricted stock for which an election under Section 83(b) of the Code may be required.

In lieu of awards of restricted stock, the administrator may award (or sell at a purchase price determined by the administrator, restricted stock units. Like an award of restricted stock, an award of a restricted stock unit is a grant valued in terms of Emulex’s common stock. Unlike an award of restricted stock, however, no shares of common stock are issued at the time a restricted stock unit is granted. Instead, after a grant recipient satisfies the applicable vesting requirements, Emulex distributes shares or the cash equivalent of the number of shares used to value the unit or, the recipient may, at its election, defer distribution to a later date. Recipients of restricted stock units have no voting rights with respect to shares of common stock underlying their units unless and until the restricted stock units vest and the shares of common stock underlying the award are issued to the recipient.

Unrestricted Stock Awards.  The administrator may award (or sell at a purchase price determined by the administrator) unrestricted shares of Emulex’s common stock, which shares shall be free of any vesting restriction. Awards of unrestricted stock may be granted or sold in respect of past services or other valid consideration, or in lieu of cash compensation due such individual.

Performance Awards.  A Performance Award is an Award entitling the recipient to acquire cash, actual shares of common stock or hypothetical common stock units having a value equal to the fair market value of an identical number of shares of Common Stock, or a cash bonus not denominated by reference to shares of common stock, upon the attainment of specified performance goals. Performance Awards will be subject to the attainment of performance goals within the meaning of Section 162(m) of the Internal Revenue Code and the regulations thereunder. The administrator may make Performance Awards independent of or in connection with the granting of any other award under the Equity Incentive Plan. The administrator shall determine whether and to whom Performance Awards shall be made, the performance goals applicable under each award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares. Performance goals shall be based on a pre-established objective formula or standard that specifies the manner of determining the number of Performance Award shares that will be granted or will vest if the performance goal is attained. Performance goals will be determined by the administrator prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to an individual, a business unit or Emulex. Such business criteria may include, by way of example and without limitation, the following:

•	revenue

•	earnings before interest, taxes, depreciation and amortization (“EBITDA”)

•	funds from operations

•	funds from operations per share

•	operating income

•	pre or after tax income

•	cash available for distribution

•	cash available for distribution per share

•	net earnings

•	earnings per share

•	return on equity

•	return on assets

•	share price performance

•	improvements in Emulex’s attainment of expense levels and

•	implementing or completion of critical projects, or improvement in cash-flow (before or after tax).

A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures.

The administrator will establish the time periods in which the performance goals are to be met. Following the completion of each performance period, the administrator shall certify in writing whether the performance objectives and other material terms of a performance award have been achieved or met. Participants shall have no rights as stockholders until such shares are actually received under the Equity Incentive Plan and not with respect to shares subject to the award but not actually received. Except as may be otherwise provided by the administrator, a participant’s rights in all Performance Awards shall automatically terminate upon the participant’s termination of continuous service with Emulex or its subsidiaries for any reason.

Stock Appreciation Rights.  A stock appreciation right entitles the holder to receive the appreciation in the value of common stock underlying the stock appreciation right. The administrator may grant a stock appreciation right either as a stand alone right or, if such right does not provide for the deferral of compensation within the meaning of Section 409A of the Code, in tandem with all or any part of the shares of common stock that may be purchased upon the exercise of a stock option. Upon the exercise of a stock appreciation right, Emulex shall pay the amount, if any, by which the fair market value of a share of common stock on the date of exercise exceeds the stock appreciation right exercise price. A stock appreciation right is not exercisable if the fair market value of a share of common stock on the grant date exceeds the fair market value of such share of common stock on the date of exercise. In the discretion of the administrator, payment with respect to the exercise of a stock appreciation right may be made either in cash or in shares of common stock, valued at fair market value on the date of exercise. Stock appreciation rights granted in relation to a stock option shall be exercisable only to the extent the stock option is exercisable and the exercise or lapse of a stock option shall cause an equivalent reduction in the number of tandem stock appreciation rights.

In the event that a stock appreciation right is granted under the Equity Incentive Plan with a stock appreciation right exercise price less than the fair market value of the common stock underlying the award on the date the stock appreciation right is granted, or is otherwise determined to constitute nonqualified deferred compensation within the meaning of Section 409A of the Code, then the stock appreciation right may provide that it is exercisable at any time permitted under the governing written instrument, but such exercise will be limited to fixing the measurement of the amount, if any, by which the fair market value of a share of common stock on the date of exercise exceeds the stock appreciation right exercise price (the “SAR Amount”). In such event, once the stock appreciation right is exercised, the SAR Amount may only be paid on the fixed time or payment schedule in the governing written instrument, but not later than ten years from the award date or grant date; provided, however, that if the written instrument does not specify a fixed time or schedule, the time will be the date that is the fifth anniversary of the award date or grant date.

Effect of Mergers, Reorganizations and Consolidations on Awards.  In the event of a liquidation of Emulex or a merger, reorganization or consolidation of Emulex with any other corporation in which Emulex is not the surviving corporation or Emulex becomes a subsidiary of another corporation, the maximum number of shares of common stock subject to options or awards under the Equity Incentive Plan, the maximum number of options, restricted stock units and stock appreciation rights that can be granted to any employee in any calendar year, and the number of shares and exercise price per share subject to outstanding options or awards under the Equity Incentive Plan will be appropriately adjusted by the administrator to reflect any increase or decrease in the number of outstanding shares of common stock. Any outstanding awards previously granted under the Equity Incentive Plan shall either (i) be assumed or replaced by substitute awards by the surviving corporation, or (ii) not assumed or replaced by the surviving corporation, in which case the awards shall be deemed canceled. However, in the event the surviving corporation does not elect to assume the awards or to use substitute awards, the participant shall have the right, exercisable during a ten day period ending on the fifth day prior to such liquidation, merger or consolidation, to fully exercise or receive the participant’s award in whole or in part without regard to any installment exercise or vesting provisions otherwise provided in the Equity Incentive Plan.

Equity Incentive Plan Amendments.  The Equity Incentive Plan may be terminated or amended by the Board as it shall deem advisable. Without the authorization and approval of the stockholders, however, the Board may not make any amendments which would (i) increase the total number of shares covered by the Equity Incentive Plan, (ii) change the class of persons eligible to participate, or (iii) extend the term of the Equity Incentive Plan beyond ten years from the date of adoption. In addition, stockholder approval is required to the extent required to satisfy the applicable corporate governance standards to be listed on any stock exchange and for any amendment of an outstanding option that would result in repricing or other reduction in the exercise price of unexercised options, or the cancellation of previously granted options in exchange for new options having a lower exercise price.

Term of Equity Incentive Plan.  Unless sooner terminated by the Board in its sole discretion, the Equity Incentive Plan, as amended, will expire on October 23, 2015.

Federal Income Tax Consequences

Both non-qualified stock options and incentive stock options may be granted under the Equity Incentive Plan. The federal income tax consequences to Emulex and to any person granted an option under the Equity Incentive Plan, under the existing applicable provisions of the Code and the regulations thereunder, are substantially as set forth below. The exact federal income tax treatment of awards will depend on the specific nature of any such award and the individual tax attributes of the award recipient. State and local income taxes, which may vary from locality to locality, are not discussed.

Non-Qualified Options and Stock Appreciation Rights.  Under current federal income tax law, the grant of a non-qualified option or a stock appreciation right under the Equity Incentive Plan will have no federal income tax consequences to Emulex or the optionee. Generally, upon exercise of a non-qualified stock option or a stock appreciation right granted under the Equity Incentive Plan, the excess of the fair market value of the stock at the date of exercise over the option price (the “Spread”) is taxable to the participant as ordinary income. All such amounts taxable to a participant are deductible by Emulex as compensation expense. The deduction will be allowed for the taxable year of Emulex which includes the end of the taxable year in which the participant includes the amount in income.

Code Section 162(m) generally denies a tax deduction to any publicly held corporation for compensation that exceeds one million dollars paid to certain senior executives in a taxable year, subject to an exception for “performance based compensation” as defined in the Code and subject to certain transition provisions. Emulex currently has structured the Equity Incentive Plan and stock option and stock appreciation rights grants to senior executive officers who may be subject to Section 162(m) in a manner that is intended to satisfy the performance-based compensation exception. However, Emulex reserves the authority to award non-deductible compensation as it deems appropriate. In addition, notwithstanding Emulex’s efforts, ambiguities and uncertainties regarding the application and interpretation of Section 162(m) make it impossible to provide assurance that performance-based compensation will, in fact, satisfy the requirements for deductibility under Section 162 (m). Thus, Section 162(m) could limit the deductibility of compensation related to the exercise of options granted under the Equity Incentive Plan.

Generally, the shares received on exercise of an option or stock appreciation right under the Equity Incentive Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the participant will recognize income on the date of exercise of a non-qualified stock option or stock appreciation right. However, if the optionee is subject to Section 16(b) of the Exchange Act, the Section 16(b) restriction will be considered a substantial risk of forfeiture for tax purposes. Under current law, employees who are either directors or officers of Emulex will be subject to restrictions under Section 16(b) of the Exchange Act during their term of service and for up to six months after termination of such service. SEC Rule 16b-3 provides an exemption from the restrictions of Section 16(b) for the grant of derivative securities, such as stock options, under qualifying plans. Because the Equity Incentive Plan satisfies the requirements for exemption under SEC Rule 16b-3, the grant of awards will not be considered a purchase and the exercise of the awards to acquire the underlying shares of Emulex common stock will not be considered a purchase or a sale. Thus, ordinary income will be recognized and the Spread will be measured on the date of exercise.

The taxable income resulting from the exercise of a non-qualified stock option or a stock appreciation right will constitute wages subject to withholding and Emulex will be required to make whatever arrangements are necessary to ensure that funds equaling the amount of tax required to be withheld are available for payment, including the deduction of required withholding amounts from the participant’s other compensation and requiring payment of withholding amounts as part of the exercise price. The tax basis for Emulex common stock acquired is the exercise price plus the taxable income recognized. A participant will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a non-qualified stock option or a stock appreciation right in an amount equal to the difference between the amount realized and the tax basis of such shares. Such gain or loss will be long-term or short-term capital gain or loss, depending upon whether the shares have been held for more than one year.

Incentive Stock Options.  There will be no federal income tax consequences to Emulex or the employee as a result of the grant of an incentive stock option. The optionee also will not recognize income when the incentive stock option is exercised, although taxable income may arise at that time for alternative minimum tax purposes equal to the Spread. However, incentive stock option treatment will only be available if the participant has been an employee of Emulex or its subsidiaries within three months of the date of exercise. Generally, Emulex receives no deduction at the time of exercise.

In the event of a disposition of shares acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the employee has held the shares. If the employee does not dispose of the shares within two years after the incentive stock option was granted, or within one year after the incentive stock option was exercised and shares were purchased, then the participant must recognize only a long-term capital gain or loss. Emulex is not entitled to any deduction under these circumstances.

If the optionee fails to satisfy either of the foregoing holding periods, then he or she must recognize ordinary income in the year of disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is determined under the rules applicable to non-qualified options (see above) based on the Spread at the date of exercise. However, such ordinary income will in no event exceed the amount of the gain realized on the sale, provided that the disposition involves an arm’s-length sale or exchange with an unrelated party. Any gain in excess of the amount taxed as ordinary income will be treated as capital gain. Emulex, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

Payment of Option Exercise Price in Shares.  To the extent an optionee pays all or part of the option exercise price of a non-qualified stock option by tendering shares of common stock owned by the optionee, the tax consequences described above apply except that the number of shares of common stock received upon such exercise which is equal to the number of shares surrendered in payment of the option price will have the same tax basis and holding periods as the shares surrendered. The additional shares of common stock received upon such exercise will have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the day following the date of recognition of such income. Under Treasury regulations, if an optionee exercises an incentive stock option by tendering shares of Emulex common stock previously acquired by the exercise of an incentive stock option that have not satisfied statutory holding period requirements, a disqualifying disposition will occur and the optionee will recognize income and be subject to other basis allocation and holding period requirements.

Restricted Stock Awards.  Stock granted under the Equity Incentive Plan may, in the determination of the administrator, be subject to rights of repurchase and other transfer restrictions. The tax consequences of stock granted under the Equity Incentive Plan depends on whether the stock is subject to restrictions and if so, whether the restrictions are deemed to create a “substantial risk of forfeiture” under Code Section 83 (for example, stock granted under the Equity Incentive Plan which is subject to our right to repurchase the stock at a price that is less than fair market value which right lapses over a period of continued employment is considered a “substantial risk of forfeiture” under Code Section 83).

If stock is not subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income equal to the value of the stock in the year in which the stock is granted less the amount paid for that stock. If the stock is subject to a “substantial risk of forfeiture,” the recipient normally will recognize taxable ordinary income as and when the “substantial risk of forfeiture” lapses in the amount of the fair market value of the shares no longer subject to the “substantial risk of forfeiture” less the amount paid for the stock. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the stock plus any amount recognized as ordinary income upon grant or vesting of the stock. The gain or loss will be long or short-term depending on how long the recipient held the stock.

A recipient of stock subject to a “substantial risk of forfeiture” may make an election under Code Section 83(b) to recognize ordinary income in the year the recipient purchases the restricted stock, rather than waiting until the “substantial risk of forfeiture” lapses. If the stock recipient makes a Section 83(b) election, the recipient will be required to recognize as ordinary income in the year the recipient purchases the stock the difference, if any, between the fair market value of the stock on the purchase date and the purchase price paid. If the stock recipient makes a Section 83(b) election, the recipient will not be required to recognize any income when the “substantial risk of forfeiture lapses.”

Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the stock recipient.

Restricted Stock Units.  No taxable income is recognized upon receipt of a restricted stock unit award. In general, the recipient will recognize ordinary income in the year in which the shares subject to that unit vest and are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. Emulex will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Compliance With Section 409A Of The Code.  Code Section 409A imposes requirements on nonqualified deferred compensation plans. The requirements include the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to satisfy these requirements may result in the immediate taxation of the arrangement, the imposition of an additional 20% income tax on the participant and the possible imposition of interest and penalties on the unpaid tax. Proposed regulations generally provide that the type of equity incentives provided under the Equity Incentive Plan will not be considered nonqualified deferred compensation. However, some awards could be covered by Section 409A of the Code. For example, the grant or modification of a stock option or stock appreciation right with an exercise price less than fair market value of the underlying common stock could constitute nonqualified deferred compensation. In such event, the administrator normally would expect to design and administer any such award in a manner that ordinarily should avoid adverse federal income tax consequences under Section 409A of the Code to any affected participant. Notwithstanding the foregoing, the Equity Incentive Plan expressly provides that there is no commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person who participates or is eligible to participate in the Equity Incentive Plan.

In the event that a grant or award under the Equity Incentive Plan is granted with an exercise price less than the fair market value of the common stock subject to the grant or award on the grant date (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than fair market value, or such grant is materially modified and deemed a new grant at a time when the fair market value exceeds the exercise price) or is otherwise determined to constitute nonqualified deferred compensation within the meaning of Section 409A of the Code (a “409A Award”), then the following additional conditions shall apply to such grant or award and shall supersede any contrary provision of the Equity Incentive Plan:

(1) A 409A Award shall not be exercisable or distributable until the earlier of:

(a) A specified time or a fixed schedule set forth in the award agreement or, if the award agreement does not specify a fixed time or schedule, the date that is the fifth anniversary of the award or grant date;

(b) Separation of service; provided, however, that if the 409A Award recipient is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and Emulex’s stock is publicly traded on an established securities market or otherwise, exercise or distribution may not be made before the date which is six months after the date of separation of service;

(c) The date of the participant’s death;

(d) The date the participant becomes disabled;

(e) The occurrence of an unforeseeable emergency; or

(f) The occurrence of a change in control event.

(2) The term of a 409A Award shall expire and such award shall no longer be exercisable on the date that is the later of: (a) 2 1/2 months after the end of Emulex’s taxable year in which the 409A Award first becomes exercisable or distributable and is not subject to a substantial risk of forfeiture; or (b) 2 1/2 months after the end of the 409A Award recipient’s taxable year in which the 409A Award first becomes exercisable or distributable and is not subject to a substantial risk of forfeiture, but not later than the earlier of (i) the expiration of ten years from the date of the 409A Award was granted or (ii) the term specified in the 409A Award agreement.

(3) A 409A Award may not be accelerated or exercised prior to the times noted above in paragraph (1), except (a) to an individual other than the participant as may be necessary to comply with the terms of a domestic relations order, (b) to comply with the terms of a certificate of divestiture (as defined in Section 1 043(b)(2) of the Code) or (c) upon a change in control event or to terminate the Equity Incentive Plan or any 409A Award within 12 months of the change in control event and cancel the 409A Award for compensation.

Amended Equity Incentive Plan Benefits

Because awards under the Equity Incentive Plan are discretionary, it is not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Equity Incentive Plan. As of the Record Date, options to purchase an aggregate of 3,071,963 shares of common stock at an average exercise price of $17.20 per share were outstanding under the Equity Incentive Plan, 2,254,123 shares were subject to restricted stock grants, and 1,216,014 shares were available for grant, exclusive of 9,184,905 shares subject to Prior Outstanding Options that may become available for grant under the Equity Incentive Plan as a result of the expiration, forfeiture, cancellation or termination of Prior Outstanding Options without exercise after the Record Date. If the stockholders approve the Exchange Program described in Proposal 2, a minimum of 2,000,000 shares will become available for future grants, whether as a result of the exchange of eligible options for a lesser number of restricted stock units or as a result of the increase in the number of shares available for issuance under the plan as discussed in Proposal 2. If the stockholders do not approve the Exchange Program described in Proposal 2 but approve the amendment to the Equity Incentive Plan contemplated by this Proposal 3, the aggregate number of shares which may be issued under the Equity Incentive Plan shall increase by 2,000,000 newly authorized shares.

Vote Required

Ratification and approval of the amended and restated Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock of Emulex present, or represented, and entitled to vote at the Annual Meeting.

Board Recommendation

The Board of Directors recommends a vote “FOR” ratification and approval of the amended and restated Equity Incentive Plan, including modification and clarification of certain aspects including making advisors and consultants to Emulex eligible to receive awards under the plan, clarifying that awards of restricted stock units are available under the Plan, and changing the maximum term of stock awards from six years to ten years.

PROPOSAL 5

RATIFICATION AND APPROVAL OF THE
AMENDED AND RESTATED EMULEX CORPORATION EMPLOYEE STOCK PURCHASE PLAN

General

At the Annual Meeting, Emulex’s stockholders will be asked to consider a proposal to ratify and approve the amendment and restatement of the Emulex Corporation Employee Stock Purchase Plan (the “Purchase Plan”). The Purchase Plan was approved by the stockholders at the 2000 Annual Meeting of Stockholders. At the 2002 annual meeting of stockholders, Emulex’s stockholders approved an increase in the number of shares authorized for issuance under the Purchase Plan by 750,000 shares to 950,000 shares and at the 2004 annual meeting of stockholders, Emulex’s stockholders approved an increase in the number of shares authorized for issuance under the Purchase Plan by an additional 1,000,000 shares to 1,950,000 shares. At the 2007 annual meeting of stockholders, Emulex’s stockholders approved certain amendments to the Purchase Plan, including an increase in the maximum number of shares that an employee may purchase under the Purchase Plan in each six-month period and an increase in the maximum dollar amount that can be withheld from employees in each six-month period. The amendments to the Purchase Plan approved by the stockholders at the 2007 annual meeting did not include an increase in the aggregate number of shares available under the Purchase Plan. As in effect on September 22, 2008, an aggregate of 1,484,602 shares of common stock had been issued under the Plan, and 465,398 shares remained available for issuance in future periods.

Amendment of the Purchase Plan

On August 20, 2008, the Board of Directors approved, subject to ratification and approval by the stockholders, an amendment to the Purchase Plan that would (i) increase the aggregate number of shares available under the Purchase Plan by 1,500,000 shares to 3,450,000 shares of common stock and (ii) extend the termination date of the plan from October 23, 2010 to October 23, 2015.

Reasons for Amendment of the Purchase Plan

The amendment of the Purchase Plan was adopted and is recommended for approval by Emulex’s stockholders because the Board believes that enabling employees to purchase shares of common stock under the Purchase Plan will play an important role in Emulex’s efforts to both attract and retain employees of outstanding ability and to promote employee morale by offering them a chance to own an equity interest in Emulex. The increase in the number of shares authorized for issuance under the Purchase Plan and the extension of the termination date of the plan are both intended to assure that Emulex retains its ability to attract and reward employees and promote employee morale. The Board believes that the failure to ratify and approve the amendment of the Purchase Plan by the stockholders will adversely impact Emulex’s future hiring and operating plans.

Description of the Purchase Plan

The following description of the Purchase Plan is qualified in all respects by reference to the amended and restated Purchase Plan, the full text of which is attached as Appendix B.

Purpose.  The purposes of the Purchase Plan are to provide to employees an incentive to join and remain in the service of Emulex and its subsidiaries, to promote employee morale and to encourage employee ownership of Emulex’s common stock by permitting them to purchase shares on favorable terms through payroll deductions. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Eligibility.  Every employee of Emulex, including executive and other officers who are employees and all employees of any participating subsidiaries, who has completed 90 days of continuous employment with Emulex and customarily works at least 20 hours per week is eligible to participate in offerings made under the Purchase Plan.

Employees of any present or future parent or subsidiary of Emulex may also participate in the Purchase Plan at the discretion of the Board of Directors. As of September 22, 2008, approximately 771 of our employees were eligible for and participating in the Purchase Plan. Non-employee directors of Emulex are not eligible to participate in the Purchase Plan.

Under the Purchase Plan, no employee will be granted a right to purchase any common stock under the Purchase Plan (i) if immediately after such purchase the employee would own stock or hold outstanding options to purchase stock possessing in the aggregate 5% or more of the total combined voting power of all classes of stock of Emulex, or (ii) if the grant would permit the employee to purchase stock which, when aggregated with purchases under all other employee stock purchase plans of Emulex, would exceed $25,000 worth of common stock of Emulex (determined using the fair market value of such stock at the time such right is granted) for any six-month period (or $25,000 in a calendar year) in which the right is outstanding at any time. A maximum of 1,000 shares may be purchased by a participant in the Purchase Plan in any six-month period (2,000 shares in a calendar year), subject to certain adjustment provisions specified in the Purchase Plan.

Administration.  The Purchase Plan will be administered by a committee of the Board of Directors appointed to administer the Purchase Plan (the “Administrator”), and if no such committee is appointed, the

Administrator of the Purchase Plan will be the Board of Directors. The Board of Directors has appointed the Compensation Committee, which is comprised of two non-employee directors who are not eligible to participate in the Purchase Plan, to be the Administrator of the Purchase Plan. Subject to the provisions of the Purchase Plan, the Administrator has full authority to implement, administer and make all determinations necessary under the Purchase Plan. The Purchase Plan is administered in a manner designed to ensure that any participant’s commencement or discontinuation of participation in the Purchase Plan or increase or decrease of payroll deductions will be effected in compliance with the exemptions from liability under Section 16(b) of the Securities Exchange Act of 1934 as set forth in Rule 16b-3 promulgated thereunder.

Participation.  An employee who has satisfied the eligibility requirements of the Purchase Plan may become a participant in the Purchase Plan upon his or her completion and delivery to Emulex of an enrollment form authorizing payroll deductions. Eligible employees who elect to participate in an offering will purchase shares of common stock through regular payroll deductions in an amount of 0% to 10% of their compensation, as designated by each employee. For this purpose, “compensation” includes salary, annual bonus/incentive, annual profit sharing, overtime, lead premium, commissions and shift differential, but expressly excludes other forms of compensation such as relocation, housing, car allowances, phone allowances, sign-on bonuses and referral bonuses. The limitation to 10% of compensation may be increased or decreased from time to time at the discretion of the Administrator, but in no event will the maximum amount be increased to an amount in excess of 15% of the employee’s compensation.

Emulex establishes and maintains a separate account for each participant. All payroll deductions that are credited to a participant’s account under the Purchase Plan do not accrue any interest or earnings and are deposited with the general funds of Emulex. All payroll deductions received or held by Emulex may be used by Emulex for any corporate purpose.

Under the Purchase Plan, on November 1 and May 1 of each calendar year (each, a “Grant Date”), Emulex will grant to each eligible employee who has elected in writing to participate in the Purchase Plan a right to purchase, at the Purchase Price described below, that number of shares of common stock that can be purchased by Emulex at the Purchase Price with the amounts held in such employee’s payroll deduction account. The common stock will be purchased on October 31 of each calendar year, if the Grant Date is May 1, and April 30 of each calendar year, if the Grant Date is November 1 (the “Purchase Date”).

Purchase of Common Stock.  Shares of common stock will be purchased automatically on the Purchase Date at a price equal to the purchase price determined by the Plan Administrator at the Purchase Date. The purchase price may not be less than 85% of the fair market value of the shares on the Grant Date or 85% of the fair market value of the shares as of the Purchase Date, whichever is lower (the “Purchase Price”). The fair market value of the common stock under the Purchase Plan will be the closing sale price on the date of valuation on the New York Stock Exchange or the principal stock exchange on which Emulex’s common stock is then listed or admitted to trading. If no closing sale price is quoted or no sale takes place on such day, then the fair market value shall be the closing sale price of Emulex’s common stock on the next preceding day on which a sale occurred. The fair market value of Emulex’s common stock on April 30, 2008, the most recent Purchase Date under the plan, was $13.09 per share.

A participant may elect to have shares purchased under the Purchase Plan and issued directly to him or her. Unless the participant’s participation is terminated or the participant directs Emulex otherwise, shares will be purchased automatically on his or her behalf with all amounts held in his or her account on each Purchase Date at the Purchase Price. Any surplus cash remaining in the participant’s account on the Purchase Date after shares are purchased will be refunded to the participant, without interest.

Changes in Election and Withdrawal; Termination of Employment.  A participant may terminate his or her participation in the Purchase Plan by signing and delivering to Emulex a notice of withdrawal. Such withdrawal may be elected at any time before the end of the applicable offering period. As soon as practicable after such withdrawal, the payroll deductions credited to the participant’s account will be returned to the participant, without interest. The Administrator also may designate a special election adjustment period during which participants may make a one-time election to decrease the amount of the periodic payroll deduction. A participant’s rights in the Purchase Plan are nontransferable other than by will and the laws of descent and distribution.

Termination of a participant’s employment for any reason, including retirement, disability or discharge, immediately cancels his or her participation in the Purchase Plan. In such event, the payroll deductions credited to the participant’s account will be returned to such participant or, in the case of death, to the participant’s beneficiary, without interest. However, upon termination of employment because of death, the participant’s beneficiary has certain rights to elect to exercise the option to purchase the shares that the accumulated payroll deductions in the participant’s account would purchase at the date of death. For purposes of determining the right to exercise on the Purchase Date, a participant’s employment will not be considered to terminate by reason of death or leave of absence taken in accordance with Emulex’s leave of absence policy, provided the leave of absence does not exceed five months or, if longer, during any period that a participant’s reemployment rights are guaranteed by law or by contract.

Adjustment Upon Changes in Capitalization; Merger, Consolidation or Reorganization.  A proportionate adjustment shall be made by the Administrator in the number, Purchase Price, and kind of shares if the shares of Emulex’s common stock are increased, decreased, or exchanged for different securities, through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividends or similar capital adjustment.

Amendment and Termination of the Purchase Plan.  Unless previously terminated, the Purchase Plan will terminate on October 23, 2015, or when all shares authorized for sale thereunder have been sold, whichever is earlier. The Board of Directors at any time may amend or terminate the Purchase Plan with respect to rights to purchase common stock under the Purchase Plan that have not already been granted. No amendment may be made to the Purchase Plan without prior approval of the stockholders of Emulex if such amendment would increase the number of shares reserved under the Purchase Plan, materially modify the eligibility requirements of the Purchase Plan, materially increase the benefits that may accrue to participants under the Purchase Plan, extend the term of the Purchase Plan, alter the option price formula or cause the Purchase Plan to fail to meet the requirements to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Amended Purchase Plan Benefits

Because participation in the Purchase Plan is voluntary and participation levels of each participant may be changed during each offering period, Emulex cannot now determine the number of shares of its common stock to be purchased by any of Emulex’s current executive officers, by all of Emulex’s current executive officers as a group or by Emulex’s non-executive employees as a group.

The following table summarizes shares purchased under the Purchase Plan during the Purchase Plan year ended March 31, 2008 by the following individuals and groups (i) the executive officers named in the Summary Compensation Table, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all other employees under the Purchase Plan:

Amended Plan Benefits
Emulex Corporation Employee Stock Purchase Plan

Shares Acquired in
	Purchase Plan Year	Weighted Average
	Ended	Purchase Price
Name and Position	March 31, 2008	per Share

James M. McCluney	—	N/A
Chief Executive Officer and President
Michael J. Rockenbach	—	N/A
Executive Vice President and Chief Financial Officer
Paul F. Folino	—	N/A
Executive Chairman
Sadie A. Herrera(1)	—	N/A
Executive V.P., Human Resources and Facilities
Marshall D. Lee	—	N/A
Executive V.P., Engineering
Michael E. Smith(1)	—	N/A
Exec. V.P. President Worldwide Marketing
All current executive officers as a group (7 people)	1,000	$14.61
All current directors who are not executive officers as a group (6 people)	—	N/A
All other employees (including all current officers who are not executive officers) as a group	310,821	$14.53

(1)	Ms. Herrera and Mr. Smith were no longer employees of Emulex effective April 21, 2008 and July 18, 2008, respectively.

Summary of Federal Income Tax Consequences of the Purchase Plan

The following is a brief description of the federal income tax consequences of participation in the Purchase Plan. The exact federal income tax treatment of awards will depend on the specific nature of any such award and the individual tax attributes of the award recipient. State and local income taxes, which may vary from locality to locality, are not discussed.

No taxable income is recognized by a participant either at the time of election to participate in an offering under the Purchase Plan or at the time any shares of its common stock are purchased thereunder.

If shares are disposed of at least two years after the Grant Date and at least one year after the Purchase Date or in the event of a participant’s death (whenever occurring) while owning such shares, then any excess of the fair market value of the shares at the Grant Date over the Purchase Price of the shares will be treated as ordinary income to the participant. Any further gain upon such disposition will be taxed as long-term capital gain at the rates then in effect. If the shares are sold and the sale price is less than the Purchase Price, there is no ordinary income and the participant will have a capital loss equal to the difference between the sale price and the Purchase Price. The ability of a participant to utilize such a capital loss will depend on the participant’s other tax attributes and the statutory limitations on capital loss deductions (not discussed herein).

If the shares are sold or disposed of (including any disposition by way of gift) before the expiration of two-years after the Grant Date or within one year after the shares are transferred to the participant, then the excess of the fair market value of the shares on the Purchase Date over the Purchase Price will be treated as ordinary income to the participant. This excess will constitute ordinary income for the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of shares is made. The balance of the gain will be taxed as capital gain at the rates then in effect. If the shares are sold for less than their fair market value on the Purchase Date, the same amount of ordinary income will be attributed to the participant and a capital loss is recognized equal to the difference between the sale price and the value of the shares on such Purchase Date. As indicated above, the ability of the participant to utilize such a capital loss will depend upon the participant’s other tax attributes and the statutory limitation on capital losses (not discussed herein).

Emulex is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the holding periods described above.

Vote Required for Approval of the Amendment of the Purchase Plan

Approval of this proposal to ratify and approve the amendment of the Purchase Plan requires the affirmative vote of the holders of a majority of the shares of common stock of Emulex present, or represented, and entitled to vote on the proposal at the Annual Meeting.

The Board of Directors recommends a vote “FOR” ratification and approval of the amendment of the Purchase Plan to (i) increase the number of shares available under the plan by 1,500,000 shares to 3,450,000 shares of common stock and (ii) extend the termination date of the plan from October 23, 2010 to October 23, 2015.

PROPOSAL 6

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The accounting firm of KPMG LLP serves Emulex as its independent registered public accounting firm at the direction of the Board of Directors of Emulex. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the selection of KPMG LLP as the independent registered public accounting firm for Emulex for fiscal year 2009. This matter is not required to be submitted for stockholder approval, but, as a matter of corporate governance, the Board of Directors has elected to seek ratification of its selection of the independent registered public accounting firm by the affirmative vote of a majority of the shares represented and voting on the proposal at the Annual Meeting. In the event that this selection of auditors is not ratified by the requisite vote of stockholders, the Audit Committee will review Emulex’s future selection of auditors.

Notwithstanding the ratification by stockholders of the appointment of KPMG LLP, the Board of Directors may, if the circumstances dictate, appoint other auditors.

Fees Incurred by Emulex for KPMG LLP During Fiscal 2007 and 2008

The table below provides a summary of the aggregate fees for professional services rendered to Emulex by KPMG for the fiscal years ended July 1, 2007 and June 29, 2008. These fees are described in more detail below.

	Fiscal 2007	Fiscal 2008

Audit Fees	$1,844,601	$1,688,894
Audit-Related Fees	25,000	—
Tax Fees	46,025	63,463
All Other Fees	1,500	1,500

Total	$1,917,126	$1,753,857

Audit Fees.  Audit fees for the fiscal years ended July 1, 2007 and June 29, 2008 were for professional services rendered for the audits of Emulex’s annual consolidated financial statements and internal control over financial reporting and for the reviews of the consolidated financial statements included in Emulex’s quarterly reports on Form 10-Q.

Audit-Related Fees.  Audit-related fees for the fiscal year ended July 1, 2007 were for audit and related services that are reasonably related to the performance of the audit or review of Emulex’s financial statements, including services related to the acquisition activity of Emulex during the fiscal years presented.

Tax Fees.  Tax fees for the fiscal years ended July 1, 2007 and June 29, 2008 were for the aggregate fees billed for professional services rendered by KPMG LLP for tax compliance and planning services.

All Other Fees.  Other fees were for a subscription to KPMG LLP’s accounting research tool during the fiscal years ended July 1, 2007 and June 29, 2008.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Objectives of Compensation Program

Emulex’s executive compensation policies are designed to attract, retain and reward executive officers who contribute to Emulex’s success, by providing executive officers with financial incentives that are aligned with Emulex’s corporate and stockholder objectives. Accordingly, executive officer compensation is linked to the operating performance of Emulex, stockholder value and individual performance that is tied to corporate objectives. Emulex uses a combination of base salary, cash bonuses and other equity-based awards including stock options and restricted stock to achieve these objectives. In fiscal 2008, Emulex’s principal corporate objectives were:

•	to meet or exceed its financial goals and strengthen its financial foundation and ability to increase stockholder value; and

•	to expand and strengthen its product portfolio and customer relationships in its targeted markets

To further these corporate objectives, Emulex’s compensation program is designed:

•	to attract, retain and reward individuals who contribute to Emulex’s success;

•	to provide a total compensation program that enables Emulex to compete for talent in the technology industry; and

•	to align the interests of Emulex’s executive officers with the long-term interests of its stockholders.

Emulex seeks to provide a total compensation program that is competitive with industry practices, with an emphasis on performance-based compensation. To meet these objectives, Emulex has adopted the following guidelines for its executive officer compensation program:

•	Emulex seeks to establish base salary levels and employee benefit programs that are based on competitive executive compensation practices. Emulex does not, as a general rule, seek to be a trendsetter in the marketplace with respect to executive compensation. Instead, Emulex seeks to set executive compensation levels that are within the industry norm for companies of similar size in order to remain cost-effective while maintaining flexibility.

•	Emulex uses total cash compensation (salary plus non-equity incentives) to recognize each individual officer’s scope of responsibility, role in the organization, experience and contributions. The Compensation Committee and management refer to external pay and performance benchmarks in determining salary and target award amounts, including peer group companies noted elsewhere in this Compensation Discussion and Analysis.

•	Emulex uses equity-based incentives (in the form of stock options, restricted stock and through a tax-qualified employee stock purchase plan) to align the interests of its officers to stockholder interests, to enable them to share in Emulex’s long-term growth and success and to encourage retention.

•	Emulex is conservative in awarding its executives with other forms of compensation, such as supplemental benefits and perquisites that are not provided broadly to all employees.

Elements of Compensation

Emulex’s executive officer total compensation program includes a number of elements of compensation:

•	base salary;

•	cash bonuses;

•	stock-based compensation;

•	executive perquisites; and

•	benefits that are generally available to all employees.

Other than with respect to generally available benefits, the Compensation Committee reviews each element of compensation separately and total compensation as a whole. The Compensation Committee determines the appropriate mix of elements with a view to furthering Emulex’s compensation objectives. These objectives include ensuring that Emulex remains competitive with the executive officer compensation practices of its designated peer group of companies so that Emulex is better able to attract and retain top talent for these positions. Currently, Emulex’s executive officer total compensation program emphasizes performance-based cash incentives and equity incentives to a greater extent than base salaries and perquisites in order to better align the interests of the Named Executive Officers with the interests of the stockholders.

In determining the use and the weight of each element of compensation relative to total compensation, the Compensation Committee considers the effect and importance of each element in meeting its compensation objectives. For example, base salary, executive perquisites and generally available benefits allow Emulex to remain competitive in the marketplace in order to continue to attract top talent. Bonuses based on the achievement of organizational and personal performance goals provide incentives to Emulex’s executive officers to achieve its corporate objectives, while allowing Emulex to stay competitive in the marketplace. Stock options and restricted stock awards provide incentives to Emulex’s executive officers to increase stockholder value, as well as to remain with Emulex.

The total compensation opportunities provided to the Named Executive Officers in fiscal 2008 were not materially increased nor materially decreased from fiscal 2007.

Determining Competitive Compensation Practices

In overseeing Emulex’s executive officer compensation programs, the Compensation Committee reviews and analyzes the compensation practices of comparable companies as well as industry best practices. Compensation data is gathered with respect to base salary, bonus targets and awards and all equity awards but does not include generally available benefits, such as 401(k) plans or health care coverage. To benchmark total cash and total direct compensation levels, Emulex uses a core peer group of companies that are considered its primary competitors in the marketplace and competitors for executive talent. For fiscal 2008, Emulex’s peer group included eleven technology companies, including semiconductor, storage systems, and storage components and networking companies. The Compensation Committee also examines other peer companies to stay cognizant of industry trends and practices. These companies are selected by Emulex’s management and the Compensation Committee, with the assistance of the Compensation Consultant.

Adaptec, Inc.	Electronics for Imaging, Inc.
Broadcom Corporation	Lexar Media, Inc.
Brocade Communications Systems, Inc.	Komag, Inc.
McDATA Corporation	Rackable Systems, Inc.
QLogic Corporation	Synaptics, Inc.
Western Digital Corporation

The Compensation Committee believes that the above peer group represents the optimal cross-section of companies for which Emulex competes for talent or which are similar to Emulex in size and business focus. Three of the companies, Broadcom Corporation (“Broadcom”), Brocade Communications Systems, Inc. (“Brocade”) and Western Digital Corporation (“Western Digital”), are notably larger than Emulex, however, they are direct competitors with respect to executive talent. In particular, Broadcom and Western Digital, because of their product portfolios and location in Southern California make it important to include them in our executive compensation comparisons. Adaptec is closer in size to Emulex and has similar product portfolios to Emulex. QLogic Corporation is likely our closest competitor for executive talent because of its similar product portfolios and its close proximity to our geographic location in Southern California. The other companies in the peer group are in industries similar to Emulex but, because of the diversity of their product portfolios and their location outside of Southern California, are not considered to be as direct competitors for executive talent as the other five. In fiscal 2008, three of the eleven peer companies were acquired — McDATA Corporation, Lexar Media, Inc., and Komag, Inc. As a result, Emulex and its Compensation Committee intends to establish an updated peer group to ensure meaningful pay and performance benchmarking for the upcoming fiscal year.

Emulex also considers broader market practices to supplement compensation data from the above peer groups. Emulex gathers data on the compensation practices and policies of these companies through searches of publicly available information, including publicly available databases. In addition, Emulex relies upon compensation and benefits surveys, including the Radford Technology Survey (specifically the computer/peripheral sub-industry), as well as broader market references such as the NASDAQ 100. The Compensation Committee does not believe that compensation peer group benchmarking is appropriate as a stand-alone tool for setting compensation levels as certain aspects of Emulex’s business and objectives are unique to Emulex. However, the Compensation Committee does consider this information an important part of its decision making process.

Base Salary

Emulex’s goal is to target base pay such that total cash compensation, which includes base salary and annual bonus, approximate the 75th percentile paid to executives of the peer companies, contingent on Emulex’s results as compared to peer companies. In determining base salary, the Compensation Committee also considers other factors such as job performance, skill set, prior experience, the executive’s time in his or her position with Emulex, internal consistency regarding pay levels for similar positions or skill levels within Emulex, external pressures to attract and retain talent, and market conditions generally. Base salaries are reviewed annually by the Compensation Committee, and adjusted from time to time to recognize outstanding individual performance, promotions and competitive compensation levels.

For fiscal 2008, the Compensation Committee elected to provide its executive officers with modest increases in their base salaries over the amounts paid in fiscal 2007 in order to maintain the competitiveness of their total compensation as compared to the peer group of companies. The Compensation Committee elected to increase base salaries by a modest amount based on its analysis of current market trends and in order to better align total cash compensation with its objective of targeting total cash compensation at approximately the 75th percentile relative to its peer companies (assuming performance targets are achieved). The average increase to salaries paid in fiscal 2008 compared to fiscal 2007 was approximately 5% as follows:

Executive	% Increase

James McCluney	10%
Michael Rockenbach	5%
Paul Folino	—%
Marshall Lee	6%
Michael Smith	5%

Because Mr. McCluney was promoted to the positions of President and Chief Executive Officer of Emulex in fiscal 2007, the Compensation Committee felt that it was necessary to increase his base salary by a greater percentage than the percentage increase of the other executive officers in order to ensure that Mr. McCluney’s base salary remained competitive with the salaries paid to persons holding similar positions in Emulex’s peer group. Mr. Folino’s base salary was not increased for fiscal 2008, based on the Compensation Committee’s review of base salaries paid to executive chairs at other technology companies of comparable size and complexity.

Cash Bonuses

Emulex’s goal is to target total cash compensation (i.e., base salary and performance based cash compensation) at up to the 75th percentile, contingent upon the achievement of pre-established performance objectives and above-average financial performance compared to the peer group of companies. The Compensation Committee has determined that targeting total cash compensation up to the 75th percentile compared to its peer group of companies allows Emulex to remain competitive with its closest competitors for executive talent while at the same time providing incentives to its executive officers to achieve a superior level of performance. Emulex uses executive officer cash bonuses to provide executive officers with financial incentives to meet Emulex’s performance targets.

Accordingly, Emulex maintains the Executive Bonus Plan that is intended to provide incentives to officers and other participants in the form of quarterly cash bonus payments based on Emulex’s performance against specified objective targets. For fiscal 2008, Emulex used net revenue and non-GAAP net operating income results as the objective performance measures for purposes of determining cash bonus payments under its Executive Bonus Plan. The Compensation Committee used net revenue as an objective performance measure because it believes that this performance measure gives executives a more definitive target that is within their ability to control. The Compensation Committee also used non-GAAP net operating income rather than actual net income under GAAP because it does not want to provide officers with a disincentive to make certain strategic decisions that that may adversely affect Emulex’s net income under GAAP. Non-GAAP net operating income is adjusted to exclude the impact of any non-recurring charges, changes in accounting rules and other extraordinary events, all of which may adversely impact Emulex’s GAAP operating income for a given year. Award formulas under the Bonus Plan are established at the beginning of each fiscal year and may be modified, extended, or canceled annually at the discretion of the Compensation Committee. The Compensation Committee generally seeks to establish corporate performance goals that are achievable, but that are set at a level such that the achievement of the goals will take significant effort by the executive officers and is not assured.

Emulex has also decided to pay quarterly bonuses (vs. annual bonuses, which is the more common practice) as it believes that a quarterly review of each Named Executive Officer’s performance against his/her specific objectives, combined with a quarterly bonus based upon the successful achievement of the quarterly financial objectives, provides a timely and efficient tool to manage the overall effectiveness and achievement of Emulex’s tactical and strategic objectives. For executives other than the principal executive officers, Emulex’s management proposes performance targets and bonus recommendations based on Emulex’s annual operating plan. Management’s proposals are then reviewed and, when appropriate, revised by the Compensation Committee and approved by the Board of Directors.

Each executive officer of Emulex has a quarterly target award opportunity expressed as a percentage of quarterly gross base salary at the end of the quarter in question. For fiscal 2008, the quarterly/annual target award opportunity for the executives ranged from 50% to 90% of quarterly base salary. These percentages are determined by the Compensation Committee with input from the Compensation Consultant and are calculated in order to achieve Emulex’s stated goal of targeting total cash compensation (i.e., base salary and performance based cash compensation) at up to the 75th percentile of its peer companies based on an above-average level of performance.

On a quarterly basis, the Compensation Committee reviews Emulex’s results versus the principal corporate objectives to determine whether the objectives have been met. For the principal executive officers, the Compensation Committee makes bonus recommendations based on Emulex’s achievement in comparison to the annual operating plan. The entire Board of Directors then reviews and approves the recommendations of the Compensation Committee.

Under the bonus plan as in effect during fiscal 2008, 45% of the Named Executive Officers’ incentive bonus was based on our achieving targeted net revenue and 55% was based on achieving targeted net operating income The quarterly bonuses are adjusted by application of a formula in which bonuses are increased to reward for over-achievement of targets and decreased to minimize or eliminate bonus payments for performance below targeted levels. Net revenue and net operating income bonuses are calculated separately. No net revenue bonus or net operating income bonus will be paid for a given quarter unless at least 80% of the corresponding net revenue or net operating income goal, as the case may be, is achieved. In addition, no bonus payout of any kind shall be made if net operating income is less than 50% of the applicable net operating income goal. Finally, the executive must be employed by Emulex for the entire quarter to be eligible for a quarterly bonus.

The table below contains the targeted and actual levels of net revenue and non-GAAP net operating income for each quarter used for purposes of determining the bonuses paid to Emulex’s executive officers during such periods as well as the percentage of targeted net revenue and non-GAAP net operating income actually achieved each quarter:

				Targeted
				Non-GAAP	Actual Non-
	Targeted			Net	GAAP Net
Fiscal	Net	Actual Net	% of Target	Operating	Operating	% of Target
Quarter	Revenue	Revenue	Achieved	Income	Income	Achieved

Q1 FY’08	$126,286	$117,070	93%	$34,180	$32,910	96%
Q2 FY’08	$137,738	$130,622	95%	$42,047	$42,316	101%
Q3 FY’08	$135,145	$127,846	95%	$36,821	$35,736	97%
Q4 FY’08	$144,844	$112,763	78%	$42,757	$24,795	58%

Emulex’s aggregate targeted net revenue of $544 million represented approximately 19% growth, and the aggregate targeted non-GAAP net operating income represented approximately 24% growth, both over the levels achieved in fiscal 2007. By comparison, Emulex’s actual net revenue for fiscal 2008 represented 7% growth, over net revenue for fiscal 2007 while actual non-GAAP net operating income represented 1% growth over the levels achieved in fiscal 2007. As is reflected in the table below, because the growth of both Emulex’s net revenues and non-GAAP net operating income for fiscal 2008 over fiscal 2007 was less than the targeted amount of growth, the actual quarterly bonuses paid to each executive officer were less than their respective aggregate quarterly target bonus opportunities.

	2008 Target	2008 Actual
Executive	Bonus	Bonus Paid

James McCluney	$515,205	$364,471
Michael Rockenbach	$203,758	$144,145
Paul Folino	$531,474	$375,982
Sadie Herrera	$118,983	$84,172
Marshall Lee	$153,602	$108,663
Michael Smith	$132,883	$94,006

In addition to the objective performance measures discussed above, Emulex’s Executive Chairman and/or its Chief Executive Officer may recommend a discretionary bonus for any employee in recognition of extraordinary contributions to the success of Emulex. All bonus recommendations for executive officers are subject to the approval of the Compensation Committee. For fiscal 2008, the Compensation Committee concluded that none of its executive officers made the type of extraordinary contributions to the success and growth of Emulex that would have merited the payment of an additional discretionary bonus and, as a result, no such discretionary bonuses were paid in fiscal 2008.

In September 2008, the Compensation Committee revised the Executive Bonus Plan for fiscal 2009. The revised Bonus Plan provides for the adjustment of a participant’s cash bonus payment by a Performance Contribution Factor (PCF) which represents the level of an employee’s contribution to Emulex’s results for a particular quarter based on the objectives set forth for that participant at the beginning of the quarter. The payment made to the participant will be the bonus amount multiplied by the PCF. The PCF can range from 0.9 to 1.1 but PCF’s other than 1.0 will generally only be applied as an exception.

Stock-Based Compensation

The Compensation Committee believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with the stockholders. As indicated previously, Emulex targets its total direct compensation (the combination of base salary, bonuses and equity compensation) to fall within the 50th and 75th percentiles of total direct compensation for its designated peer group of companies as long as commensurate financial performance is maintained. Accordingly, the Compensation Committee determines the appropriate level of stock option and restricted stock awards with a view to meeting this competitive total compensation objective. In setting equity award levels, the Compensation Committee also takes into consideration the impact of equity-based awards on the dilution of our stockholder’s interests in our common stock.

Upon hiring, the Compensation Committee typically recommends the grant of options or other equity-based awards to executive officers under the Equity Incentive Plan, subject to applicable vesting periods. The size of the initial grant is usually based upon factors such as comparable equity compensation offered by peer companies, the experience of the executive officer, and the contribution that the executive officer is expected to make to Emulex. These awards are then granted effective on the first day of the first calendar month after the date of hire. Thereafter, the Compensation Committee considers granting additional awards, usually on an annual basis, under the Equity Incentive Plan. In determining the size of the periodic grants, the Compensation Committee considers the level of overall compensation as well as prior grants to the executive officer, the executive’s performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year. Emulex does not make its periodic grants of equity awards to its executive officers based on the equity awards granted by its designated peer group of companies although this information is considered by the Compensation Committee in making its determinations. These awards are typically granted on pre-determined dates and are not timed to correspond with the release of Emulex’s performance information throughout the year. The Compensation Committee believes that these additional annual grants provide incentives for executive officers to remain with Emulex and to align their interests with the interests of Emulex’s shareholders.

Emulex reviews the mix of the equity-based awards, which primarily consist of stock options and restricted stock awards, each year to ensure that the optimal balance on performance and retention is met for each executive officer. Historically, Emulex granted stock options only to the executive officers. In fiscal year 2007, we made a shift to granting restricted stock exclusively for our senior directors and above. For fiscal year 2008, the Compensation Committee has elected to continue to grant restricted stock awards to senior directors and above in lieu of options to improve the retention and cost effectiveness of the equity incentive program.

Stock Options

Historically, stock options have been the primary equity-based awards utilized by Emulex. Emulex grants stock options because it believes they provide an effective incentive to increase long-term stockholder value. Since stock options provide value to an option holder only if the value of Emulex’s common stock increases over the exercise price of the stock option, stock options encourage employees to work to increase the value of Emulex’s stock.

Stock options are granted at fair market value with an exercise price equal to the closing price of Emulex’s common stock on the New York Stock Exchange on the date of grant. Consequently, stock options have value only if the price of Emulex’s common stock increases over the exercise price. Emulex’s stock options granted since fiscal 2006 generally have a six-year maximum contractual term. Vesting of options is determined by the Compensation Committee, but typically options vest on a cumulative basis as follows:

•	30% of the total number of shares covered by the option vest on the first anniversary of the date of grant;

•	7 1/2% of the total number of shares covered by the option vest over each of the next four three-month periods; and

•	10% of the total number of shares covered by the option vest over each of the next four three-month periods until the options have become exercisable in full.

Because employees will only realize value from their options if the price of Emulex’s stock increases over the exercise price, the vesting schedule is designed to provide our employees with an incentive to work toward increasing the long-term value of Emulex’s stock. These awards are typically granted on pre-determined dates.

Restricted Stock Awards

The Compensation Committee has elected to grant restricted stock awards to executive officers in lieu of options during the past year to improve the cost effectiveness of the equity incentive program. Restricted stock awards are awards that are paid in shares of our common stock upon vesting. Restricted stock awards differ from stock options in that the primary purpose of restricted stock awards is to encourage employees to remain with Emulex, as opposed to the primary incentive purpose of a stock option. Restricted stock awards have immediate value to the recipients because they generally are paid in shares as soon as the award vests and the shares have little out-of pocket cost to the recipient. Emulex’s practice is to grant fewer shares of restricted stock awards as compared to options. As a result, restricted stock awards allow Emulex to deliver competitive compensation value to its key employees and strengthen the retention power of the equity grant program while, at the same time, decreasing the amount of potential dilution for all stockholders.

The vesting schedule of the restricted stock awards is determined by the Compensation Committee, but restricted stock typically has vested on a cumulative basis as follows:

•	30% of the total number of shares vest on the first anniversary of the date of grant;

•	30% of the total number of shares vest on the second anniversary of the date of grant; and

•	40% of the total number of shares vest on the third anniversary of the date of grant.

To date, the restricted stock awards have vested based on the fulfillment of the above service-based requirement. Emulex and the Compensation Committee review the vesting terms associated with the restricted stock awards to the executive officers on an ongoing basis.

2008 Stock Grants

In fiscal 2008, the executive officers received restricted stock grants that vest according to the schedule noted above. To make grants that are aligned with Emulex’s stated 50th to 75th percentile total compensation philosophy, the Compensation Committee examined the grant date fair value of equity grants made to executive officers by peer companies and more broadly within the technology industry. The details regarding these stock grants are provided in the Grants of Plan-Based Awards table.

Proposed Stock Option Exchange Program

Over the course of the past few months, management and the Compensation Committee reviewed the use of equity incentives and noted that a large number of issued stock options were no longer serving as an effective incentive or retention tool, yet were being recorded as compensation expense by Emulex and were increasing Emulex’s total number of outstanding equity awards, or equity “overhang”. Management reviewed the program and its effects with the Compensation Committee, and the Compensation Committee subsequently recommended to the full board, and the board subsequently approved, a stock option exchange program. Under this program Emulex’s employees would be offered the opportunity to exchange eligible out-of-the-money stock options for restricted stock units. The program is intended to provide employees with an improved incentive to increase stockholder value, increase the retention value of outstanding equity awards, and reduce the total number of potential shares directed towards employee incentive programs.

Under the stock option exchange program approved by the board (and using the assumptions described in Proposal 2 under the heading “Description of the Exchange Program — Exchange Ratio”), Emulex’s employees would be offered the opportunity to exchange eligible out-of-the-money stock options for shares of restricted stock at the following ratios of shares subject to eligible options to shares of restricted stock:

Exercise Price of Options	Exchange Ratio

$17.78 - $18.49	9.7 : 1
$18.50 - $20.49	12.0 : 1
$20.50 - $23.49	17.6 : 1
$23.50 - $27.99	38.8 : 1
$28.00 and above	50.0 : 1

The Compensation Committee concluded that the Named Executive Officers, outside Board members and Section 16 Officers should not be eligible to participate in the option exchange program. For more details regarding this program, see “Proposal 2 — Approval of the Option Exchange Program” in this proxy statement.

Other Compensation

In addition to benefits generally available to all of its employees as described below, Emulex provides other compensation, including perquisites as described below to the Named Executive Officers. The Compensation Committee believes that this element of compensation is a factor in helping Emulex attract and retain the most qualified executives. Emulex provides this compensation to offer market-competitive compensation and to attract top executive talent.

Car Allowance:  In fiscal 2008, Emulex paid a car allowance of $900 per month in cash to its Chief Executive Officer and Executive Chairman and $800 per month in cash to its other executive officers, which amounts are included in the total cash compensation for each Named Executive Officer. This car allowance is intended to cover all incidental expenses associated with a Named Executive Officer’s use of a personal automobile for business purposes and as such, the Named Executive Officers were not reimbursed for personal car mileage, gas or any costs associated with the upkeep or maintenance of their personal automobile. Effective September 1, 2008, Emulex eliminated the car allowance for its Named Executive Officers.

Annual Tax and Financial Counseling:  In fiscal 2008, Emulex reimbursed the Named Executive Officers for expenses incurred for tax planning and preparation, up to a maximum of $2,500 annually. Effective September 1, 2008, Emulex discontinued reimbursement of these expenses for its Named Executive Officers.

Club Memberships:  Emulex reimburses the Named Executive Officers for the cost of certain club membership fees.

Life Insurance Premiums:  Emulex reimburses the Named Executive Officers for the cost of certain group term life insurance premiums, up to a maximum of $500,000 of coverage amount.

Out of Pocket Health Care Expenses:  Emulex reimburses the Named Executive Officers for the cost of certain out-of-pocket health care expenses, up to a maximum of $5,000 annually plus additional amounts to compensate for the tax effect of such reimbursements.

Entertainment and Sporting Event Tickets:  Emulex subscribes for season tickets and leases suites at certain venues for business-related entertainment. Tickets for individual events that remain unused by Emulex for business-related entertainment are periodically made available to Named Executive Officers and other employees for personal use. However, as such subscriptions and leases are made for entire seasons or annual periods rather than individually by event, there is no incremental cost to Emulex associated with periodically providing such tickets for personal use.

Other Benefits

The Named Executive Officers also participate in the same medical, dental, life insurance, disability coverage and other benefits that are provided to all of Emulex’s employees, as described below. In addition, Named Executive Officers (along with all other employees) are eligible to participate in Emulex’s Employee Stock Purchase Plan. The Employee Stock Purchase Plan allows Emulex’s employees to purchase shares of Emulex’s common stock through payroll deductions at 85% of the lower of the fair market value of the stock at the beginning or the end of each six-month offering period. We are asking stockholders to approve an increase in the number of shares available under the Employee Stock Purchase Plan and a more complete description of the Employee Stock Purchase Plan is included in Proposal 5 of this proxy statement.

The Named Executive Officers are also entitled to participate in Emulex’s 401(k) plan, which Emulex maintains for the benefit of all of its employees in order to allow its employees to accumulate savings for retirement. Emulex matches dollar-for-dollar, up to a preset percentage of an employee’s base salary, for each employee that contributes to the Emulex 401(k) plan. In addition, Emulex may elect to make an additional contribution to its 401(k) plan each year based on its profitability during the year, subject to the maximum contributions and other rules prescribed by Federal law governing such plans. Emulex’s Named Executive Officers are eligible to participate in our 401(k) plan and receive employer contributions on the same basis as any other salaried employee.

Emulex also provides Paid Time Off (“PTO”) and other paid holidays to all of its employees, including the Named Executive Officers. Emulex’s PTO policy allows employees to receive a cash payment for a portion of their accrued but unused PTO and requires this cash payment with respect to any accrued and unused PTO in excess of the amount that is permitted to be carried-over to the next year.

Emulex does not maintain any pension plans or supplemental executive retirement plans for the Named Executive Officers or for any of its other employees.

Compensation Committee

The Compensation Committee reviews the performance of the executive officers of Emulex, makes recommendations to the Board of Directors as to the compensation of the executive officers of Emulex and its subsidiaries, reviews the compensation programs for other key employees, including salary and cash bonus levels, reviews and approves certain employee benefit policies and programs, and reviews and makes recommendations to management with respect to executive recruitment. In addition, the Compensation Committee administers the Emulex Corporation Employee Stock Option Plan, the Emulex Corporation 2004 Employee Stock Incentive Plan, the Equity Incentive Plan, and certain other equity incentive plans under which Emulex may have outstanding awards as a result of prior acquisitions, including review and approval of grants of awards under these plans. The Compensation Committee also administers the Employee Stock Purchase Plan.

The Compensation Committee’s recommendations regarding executive officer compensation are primarily based upon an assessment of the executive officer’s performance and potential to enhance long-term stockholder value. The Committee does not rely on rigid quantitative guidelines or formulas in determining the recommended amount or mix of compensation elements for each executive officer. The Committee also considers the recommendations of the Chief Executive Officer as to the compensation of the other executive officers. Key factors in evaluating executive compensation include:

•	the executive’s performance compared to the goals and objectives established for the executive at the beginning of the year;

•	the nature, scope and level of the executive’s responsibilities;

•	the executive’s contribution to Emulex’s financial results; and

•	the executive’s demonstration of job knowledge and skills.

In addition, the Compensation Committee considers corporate performance by looking at factors such as performance relative to competitors, performance relative to business conditions, and the success of Emulex in meeting its financial objectives. The Compensation Committee also considers the level and types of compensation paid to executive officers in similar positions at peer companies as previously identified, as these companies are most likely to compete with Emulex for the services of its executives.

The executive officer total compensation programs and opportunities will continue as provided currently until such time as the Compensation Committee determines in its discretion that revisions to our current plans or replacement plans are advisable. Such revisions may include changes in our compensation arrangements in the future, including the peers against which our committee measures executive compensation, changes in equity or other long-term incentives, and other changes as the committee may determine.

The members of the Compensation Committee are selected by our Board of Directors with consideration of their expertise in executive compensation and knowledge of technology industry compensation practices. As of the mailing date of the proxy statement, the Compensation Committee consists of two non-employee, independent members of the Board of Directors: Don M. Lyle (Chairman) and Bruce C. Edwards. Neither of the Compensation Committee members has any interlocking relationships as defined by the Securities and Exchange Commission. Each Compensation Committee member qualifies as an “outside” director under Section 162(m) of the Internal Revenue Code and as a “non-employee” director under Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee has available to it such external compensation advice and data as the Compensation Committee deems appropriate (and as described below for 2008).

During fiscal 2008, the Compensation Committee held five formal sessions to review our compensation programs and policies.

Compensation Consultant

The Compensation Committee engaged Grant Thornton LLP (“Grant Thornton”), an independent accounting, tax and compensation consulting firm, to assist the Compensation Committee from time to time on matters relating to executive compensation. Grant Thornton has been providing compensation consulting services to the Compensation Committee since 2006. Grant Thornton has advised the Compensation Committee on executive compensation benchmarking and compensation program design. Grant Thornton assisted Emulex in determining groups of peer or comparable companies and has performed compensation studies focused on executive officer and non-employee director compensation levels, mix of compensation components and competitive stock granting practices. In the most recent fiscal year, the Compensation Committee requested information regarding competitive compensation practices from the Compensation Consultant, however, the consultant did not make specific compensation recommendations with respect to executive officers or directors. The Compensation Committee has the right to retain and terminate its compensation consultant, to assign consulting engagements and review study findings independent of management. Grant Thornton currently does not provide any other services to Emulex.

Stock Ownership Guidelines

Emulex does not currently have any stock ownership guidelines for its executive officers. In 2008, the Compensation Committee consulted with Grant Thornton regarding the benefits and drawbacks associated with stock ownership guidelines. Prior to 2007, executive officers received only stock option grants and the majority of these stock options have exercise prices above Emulex’s current stock price. As a result, the Committee has decided not to implement stock ownership guidelines at that time. In September 2007, Emulex implemented stock ownership guidelines for the members of its Board of Directors. Those guidelines provide that directors should own, or acquire within three years after the later of first becoming a director or the initial adoption of the guidelines, shares of Emulex common stock, including shares of restricted stock, with a value of three times his or her annualized retainer (the quarterly retainer multiplied by four), excluding any out of pocket expenses reimbursed, and any additional retainers paid to committee chairs.

Accounting and Tax Considerations

In designing its executive compensation programs, Emulex considers the accounting and tax effects that each component of the program will or may have on Emulex and its executive officers.

Deductibility of Executive Compensation

For incentive-based compensation, the Compensation Committee considers the desirability to qualify for deductibility under Section 162(m) of the Internal Revenue Code, as amended. Section 162(m) provides that non-performance-based compensation in excess of $1 million paid to certain executive officers is not deductible by Emulex for tax purposes. The Compensation Committee balances the desirability to qualify for such deductibility with Emulex’s need to maintain flexibility in compensating executive officers in a manner designed to promote its corporate goals as described above. As a result, the Compensation Committee has not adopted a policy that all compensation must be deductible. The aggregate amount of compensation in fiscal 2008 of the named executive officers that will not qualify for Section 162(m) deductibility is expected to be approximately $1.1 million. The Compensation Committee also seeks to minimize the tax consequences as might arise under a potential change in control of Emulex by limiting the amount of compensation as may be paid to an executive in such a circumstance. The existing Key Employee Retention Agreements (“KERAs”) do not provide for any gross-up payment related to potential 280G excise taxes.

Nonqualified Deferred Compensation

Emulex does not provide its executive officers with elective deferred compensation or nonqualified deferred compensation such as a Supplemental Executive Retirement Plan (“SERP”). However, Emulex does have certain benefits, such as severance and Change-in-Control payments that are subject to Section 409A. While the final regulations had not become effective as of the end of the fiscal year, Emulex believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

DON M. LYLE, Chairman
BRUCE C. EDWARDS

Summary Compensation

The following table sets forth information concerning compensation for the fiscal years ended July 1, 2007 and June 29, 2008 of the current Principal Executive Officer, the current Chief Financial Officer and each of the three most highly compensated executive officers of Emulex as of June 29, 2008, whose salary and bonus compensation for the fiscal year ended June 29, 2008 was at least $100,000. Additionally, we have included disclosure for one additional executive who would have been a named executive officer had the executive been employed by Emulex at the end of the fiscal year.

							Change in
							Pension Value
							and Non
							-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Name and Participant Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)	($)(10)		($)

James M. McCluney	2008	565,248	—	2,288,927	293,508	364,471	N/A	31,273	(4)	3,543,427
Chief Executive Officer and President	2007	512,442	—	1,251,514	825,102	514,185	N/A	26,501	(4)	3,129,744
Michael J. Rockenbach	2008	336,486	—	797,649	130,220	144,145	N/A	29,035	(5)	1,437,535
Executive V.P. and Chief Financial Officer	2007	320,343	—	430,874	409,992	207,227	N/A	21,615	(5)	1,390,051
Paul F. Folino	2008	589,645	—	762,976	580,937	375,982	N/A	32,157	(6)	2,341,697
Executive Chairman	2007	587,374	—	417,171	1,959,019	567,550	N/A	41,143	(6)	3,572,257
Sadie A. Herrera	2008	195,516	—	822,778	561,384	84,172	N/A	81,444	(7)	1,745,294
Executive V.P., Human Resources and Facilities	2007	224,559	—	235,022	409,992	121,010	N/A	28,988	(7)	1,019,571
Marshall D. Lee	2008	304,660	—	797,649	122,277	108,663	N/A	28,734	(8)	1,361,983
Executive V.P., Engineering	2007	287,091	—	430,874	290,647	156,964	N/A	27,779	(8)	1,193,355
Michael E. Smith	2008	263,333	—	605,716	130,220	94,006	N/A	18,812	(9)	1,112,087
Executive V.P., Worldwide Marketing	2007	250,793	—	352,533	409,992	135,146	N/A	23,056	(9)	1,171,520

(1)	This column reflects the dollar amount recognized for financial statement reporting purposes, excluding estimated forfeitures, during the 2008 and 2007 fiscal years, in accordance with SFAS No. 123R. For additional information on the valuation assumptions with respect to 2008 and 2007 grants, refer to note 11 of Emulex’s consolidated financial statements in the Forms 10-K for the years ended June 29, 2008 and July 1, 2007, as filed with the SEC. These amounts reflect Emulex’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive. The amounts reported also include approximately $480,709 in stock-based compensation expense recognized in relation to the termination of Ms. Herrera’s employment.

(2)	This column reflects the dollar amount recognized for financial statement reporting purposes, excluding estimated forfeitures, during the 2008 and 2007 fiscal years, in accordance with SFAS No. 123R. For additional information on the valuation assumptions with respect to the applicable grants, refer to note 11 of Emulex’s financial statements in the Form 10-K for the year ended June 29, 2008, as filed with the SEC. There were no stock options granted to the named executives in 2008 or 2007. These amounts reflect Emulex’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive. The amounts reported also include approximately $443,585 in stock-based compensation expense recognized in relation to the termination of Ms. Herrera’s employment.

(3)	This column reflects performance-based cash bonuses paid pursuant to Emulex’s Executive Bonus Plan and may include amounts earned in a given fiscal year but not paid until the subsequent year.

(4)	The amount shown is the estimated value of perquisites and other personal benefits received in fiscal 2008 and fiscal 2007, respectively, including an automobile allowance ($10,800 and $10,510), tax and financial consulting ($1,900 and $800), life insurance premiums ($1,290 and $1,290), out of pocket health care expenses ($6,860 and $5,393), special occasion gifts ($1,223 and $1,923), and 401(k) matching contributions ($9,200 and $6,585).

(5)	The amount shown is the estimated value of perquisites and other personal benefits received in fiscal 2008 and fiscal 2007, respectively, including an automobile allowance ($9,600 and $9,600), tax and financial consulting ($824 and $986), life insurance premiums ($450 and $450), out of pocket health care expenses ($7,811 and $381), special occasion gifts ($1,022 and $1,095), and 401(k) matching contributions ($9,328 and $9,103).

(6)	The amount shown is the estimated value of perquisites and other personal benefits received in fiscal 2008 and fiscal 2007, including an automobile allowance ($10,800 and $10,800), tax and financial consulting ($0 and $2,500), club memberships ($0 and $6,382), life insurance premiums ($1,980 and $1,980), out of pocket health care expenses ($9,105 and $5,713), family members traveling along on business travel ($0 and $2,595), special occasion gifts ($1,072 and $2,173), and 401(k) matching contributions ($9,200 and $9,000).

(7)	The amount shown is the estimated value of perquisites and other personal benefits received in fiscal 2008 and fiscal 2007, including an automobile allowance ($8,000 and $9,600), tax and financial consulting ($796 and $575), life insurance premiums ($1,092 and $1,290), out of pocket health care expenses ($4,504 and $7,620), family members traveling along on business travel ($520 and $0), special occasion gifts ($863 and $920), 401(k) matching contributions ($10,614 and $8,982), and benefits relating to consulting agreement ($55,056 and $0). A description of the severance payments made to Ms. Herrera can be found below under the section entitled “Potential Payments Upon Termination or Change in Control.”

(8)	The amount shown is the estimated value of perquisites and other personal benefits received in fiscal 2008 and fiscal 2007, including an automobile allowance ($9,600 and $9,600), tax and financial consulting ($430 and $0) life insurance premiums ($690 and $690), out of pocket health care expenses ($7,402 and $4,767), family members traveling along on business travel ($412 and $2,543), special occasion gifts ($863 and $1,095), and 401(k) matching contributions ($9,337 and $9,084).

(9)	The amount shown is the estimated value of perquisites and other personal benefits received in fiscal 2008 and fiscal 2007, including an automobile allowance ($9,600 and $9,600), tax and financial consulting ($0 and $1,575), life insurance premiums ($450 and $450), out of pocket health care expenses ($1,415 and $2,879), special occasion gifts ($863 and $1,095), and 401(k) matching contributions ($6,484 and $6,546). Effective July 18, 2008, Mr. Smith was no longer an employee of Emulex.

(10)	Beginning September 1, 2008, automobile allowance and tax and financial consulting reimbursements were eliminated for Named Executive Officers.

Grants of Plan-Based Awards

The following table provides certain information concerning grants of options to purchase Emulex’s common stock and other plan-based awards made during the fiscal year ended June 29, 2008, to the persons named in the Summary Compensation Table.

Grants of Plan-Based Awards
In Fiscal 2008

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:	Exercise	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Value of
		Under Non-Equity Incentive			Under Equity Incentive			Shares	Securities	Price of	Stock and
		Plan Awards			Plan Awards			of Stock	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)(1)	(#)	(#)	(#)	(#)(2)	(#)	($/Sh)	($)(3)

James M. McCluney	9/2/2007	162,288	515,205	N/A	N/A	N/A	N/A	150,000	—	N/A	2,931,000
Michael J. Rockenbach	9/2/2007	64,184	203,758	N/A	N/A	N/A	N/A	55,000	—	N/A	1,074,700
Paul F. Folino	9/2/2007	167,416	531,474	N/A	N/A	N/A	N/A	50,000	—	N/A	977,000
Sadie A. Herrera(4)	9/2/2007	37,480	118,983	N/A	N/A	N/A	N/A	30,000	—	N/A	586,200
Marshall D. Lee	9/2/2007	48,384	153,602	N/A	N/A	N/A	N/A	55,000	—	N/A	1,074,700
Michael E. Smith(4)	9/2/2007	41,860	132,883	N/A	N/A	N/A	N/A	40,000	—	N/A	781,600

(1)	There is not an established maximum payment set by Emulex.

(2)	This column shows the number of shares of restricted stock granted in 2008 to the Named Executive Officers. Such restricted stock vests in installments over a 3-year period. Unvested shares are subject to a right of repurchase at the original purchase price on behalf of Emulex in the event of the Named Executive Officer’s termination of service with Emulex.

(3)	Restricted stock is granted to the Named Executive Officers with a zero exercise price. The grant date fair value equals the closing price of Emulex’s common stock on the grant date. Stock options are granted with an exercise price per share equal to the closing price of Emulex’s common stock on the grant date.

(4)	Ms. Herrera and Mr. Smith were no longer employees of Emulex effective April 21, 2008 and July 18, 2008, respectively.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards for each Named Executive Officer that remained outstanding as of June 29, 2008.

Outstanding Equity Awards at June 29, 2008

		# of	# of				Market
		Securities	Securities			# of	Value of
		of	of			Shares of	Shares of
	Option	Unexercised	Unexercised	Option	Option	Stock Not	Stock Not
	Grant	Options	Options	Exercise	Expiration	Vested	Vested
Name	Date	Exercisable	Unexercisable	Price	Date	(5)	(6)

James M. McCluney	11/17/2003	29,060	—	$19.41	7/28/2013	—	—
	11/17/2003	43,592	—	$9.53	5/18/2013	—	—
	11/17/2003	72,653	—	$10.93	1/22/2011	—	—
	11/17/2003	82,041	—	$8.13	5/21/2012	—	—
	11/18/2003	150,000	—	$26.65	11/17/2013	—	—
	8/19/2004	93,750	6,250 (1)	$10.01	8/18/2014	—	—
	8/25/2005	135,000	15,000 (2)	$20.65	8/24/2011	—	—
	9/5/2006	—	—	—	—	105,000	$1,242,150
	9/2/2007	—	—	—	—	150,000	$1,774,500

		# of	# of						Market
		Securities	Securities					# of	Value of
		of	of					Shares of	Shares of
	Option	Unexercised	Unexercised		Option	Option		Stock Not	Stock Not
	Grant	Options	Options		Exercise	Expiration		Vested	Vested
Name	Date	Exercisable	Unexercisable		Price	Date		(5)	(6)

Michael J. Rockenbach	8/19/1998	7,500	—		$1.34	8/18/2008		—	—
	8/18/1999	80,000	—		$14.09	8/17/2009		—	—
	8/16/2000	80,000	—		$36.75	8/15/2010		—	—
	12/4/2000	20,000	—		$62.84	12/3/2010		—	—
	4/6/2001	50,000	—		$17.00	4/5/2011		—	—
	9/17/2001	40,000	—		$12.69	9/16/2011		—	—
	11/21/2002	40,000	—		$25.41	11/20/2012		—	—
	8/20/2003	152,333	—		$24.00	8/19/2013		—	—
	8/19/2004	70,312	4,688	(1)	$10.01	8/18/2014		—	—
	8/25/2005	67,500	7,500	(2)	$20.65	8/24/2011		—	—
	8/23/2006	—	—		—	—		38,500	$455,455
	9/2/2007	—	—		—	—		55,000	$650,650
Paul F. Folino	8/18/1999	98,345	—		$14.09	8/17/2009		—	—
	8/17/2000	400,000	—		$43.47	8/16/2010		—	—
	11/21/2002	325,000	—		$25.41	11/20/2012		—	—
	8/20/2003	720,000	—		$24.00	8/19/2013		—	—
	8/19/2004	75,002	25,000	(1)	$10.01	8/18/2014		—	—
	8/25/2005	270,000	30,000	(2)	$20.65	8/24/2011		—	—
	9/5/2006	—	—		—	—		35,000	$414,050
	9/2/2007	—	—		—	—		50,000	$591,500
Sadie A. Herrera	8/16/2000	80,000	—		$36.75	8/15/2010	(4)	—	—
	12/4/2000	20,000	—		$62.84	12/3/2010	(4)	—	—
	4/6/2001	49,997	—		$17.00	4/5/2011	(4)	—	—
	11/21/2002	40,000	—		$25.41	7/21/2011	(4)	—	—
	8/20/2003	152,333	—		$24.00	7/21/2011	(4)	—	—
	8/19/2004	53,811	4,688	(1)	$10.01	7/21/2011	(4)	—	—
	8/25/2005	67,500	7,500	(2)	$20.65	7/21/2011	(4)	—	—
	8/23/2006	—	—		—	—		21,000	$248,430
	9/2/2007	—	—		—	—		30,000	$354,900
Marshall D. Lee	9/23/2002	50,000	—		$13.75	9/22/2012		—	—
	5/19/2004	15,000	—		$17.44	5/18/2014		—	—
	11/18/2004	43,750	6,250	(3)	$13.49	11/17/2014		—	—
	8/25/2005	67,500	7,500	(2)	$20.65	8/24/2011		—	—
	8/23/2006	—	—		—	—		38,500	$455,455
	9/2/2007	—	—		—	—		55,000	$650,650

		# of	# of				Market
		Securities	Securities			# of	Value of
		of	of			Shares of	Shares of
	Option	Unexercised	Unexercised	Option	Option	Stock Not	Stock Not
	Grant	Options	Options	Exercise	Expiration	Vested	Vested
Name	Date	Exercisable	Unexercisable	Price	Date	(5)	(6)

Michael E.Smith	8/18/1999	30,000	—	$14.09	8/17/2009	—	—
	8/16/2000	60,000	—	$36.75	8/15/2010	—	—
	12/4/2000	20,000	—	$62.84	12/3/2010	—	—
	4/6/2001	40,000	—	$17.00	4/5/2011	—	—
	9/17/2001	30,000	—	$12.69	9/16/2011	—	—
	11/21/2002	40,000	—	$25.41	11/20/2012	—	—
	8/20/2003	136,333	—	$24.00	8/19/2013	—	—
	8/19/2004	14,066	4,688 (1)	$10.01	8/18/2014	—	—
	8/25/2005	67,500	7,500 (2)	$20.65	8/24/2011	—	—
	8/23/2006	—	—	—	—	31,500	$372,645
	9/2/2007	—	—	—	—	40,000	$473,200

(1)	The shares vested on August 19, 2008.

(2)	The shares vested on August 25, 2008.

(3)	Assuming continued employment with Emulex, 50% of the shares vested on August 18, 2008 and 50% will vest on November 18, 2008.

(4)	Effective April 21, 2008, Ms. Herrera was no longer an employee of Emulex. According to her termination agreement, stock options and restricted stock awards will continue to vest until April 21, 2011, assuming continuation of the consulting period, and expiration date will be the earlier of the end of the contractual term and three months after the consulting term. However, in accordance with SFAS 123R, “Share-Based Payment,” the expense related to these equity awards was recorded in fiscal 2008.

(5)	Assuming continued employment with Emulex, 30%, 30% and 40% of the unvested shares will vest on the first, second and third year anniversaries of the grant date, respectively.

(6)	Market value of the non-incentive plan unvested stock is computed by multiplying the year-end closing market price of $11.83 by the number of shares held.

Option Exercises and Stock Vested During Last Fiscal Year

The following table sets forth information concerning each exercise of stock options during 2008 for each of the Named Executive Officers on an aggregated basis.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise(#)	Exercise($)	Vesting (#)	Vesting ($)

James M. McCluney	—	—	45,000	861,750
Michael J. Rockenbach	22,752	374, 953	16,500	310,860
Paul F. Folino	175,000	1,278,050	15,000	287,250
Sadie A. Herrera(1)	50,000	411,824	9,000	169,560
Marshall D. Lee	—	—	16,500	310,860
Michael E. Smith(1)	9,374	109,207	13,500	254,340

(1)	Ms. Herrera and Mr. Smith were no longer employees of Emulex effective April 21, 2008 and July 18, 2008, respectively.

Potential Payments upon Termination or Change in Control

Emulex has executed key employee retention agreements with each of its Named Executive Officers and certain of its other officers and key employees. Under these agreements, Emulex provides certain benefits and payments for its executive officers in the case of a separation from Emulex. These benefits are considered and approved as a part of Emulex’s total compensation program. Emulex enters into retention agreements with its key executive officers to minimize distraction and risk of departure of executives in the event of a potential change-in-control transaction, to align the potential severance benefits for senior executives with competitive practices and to ensure that the interests of these officers are aligned with the interests of the stockholders.

Emulex’s agreement with Mr. Folino entitles him to receive the following payments and benefits in the event of termination of his employment by Emulex without cause or by Mr. Folino because of a demotion (as defined in such agreement) within two years after a change in control of Emulex:

•	a severance payment equal to the present value of two times the sum of Mr. Folino’s annual salary plus the highest annual average of any two of his last three annual bonuses;

•	continuation for two years following termination of employment of his health and life insurance, disability income, tax assistance and executive automobile benefits (reduced to the extent similar benefits are received by him from another employer); and

•	acceleration of his right to exercise his stock options and vesting of any restricted stock awards based on the length of his continued employment following the grant of the option by one year upon the change in control of Emulex and full acceleration of such option exercise right and vesting of restricted stock awards in the event of termination of his employment without cause or because of a demotion (as defined in such agreement) within two years after the change in control; but

•	such payments may be reduced if it would result in the imposition of a “golden parachute” excise tax under the Internal Revenue Service (“IRS”) code section 280G in certain circumstances if the reduced payments would result in the executive officer receiving a greater net after tax payment.

Mr. McCluney’s key employee retention agreement is substantially the same as Mr. Folino’s agreement described above. Additionally, in the event that Mr. McCluney is terminated without cause (regardless of whether a change in control has occurred), he will be entitled to severance in the amount of one year’s base salary at the rate then in effect, any deferred incentive bonuses, reimbursement of COBRA premiums, if any, for one year, and continued vesting of his stock options for one year.

Emulex also has entered into similar agreements with each of its other Named Executive Officers which provide for benefits similar to those described above, except that the severance payment is equal to the present value of one times the sum of the employee’s annual salary plus the highest annual average of any two of the employee’s last three annual bonuses; and continuation following termination of employment of the employee’s health and life insurance, disability income and tax assistance and executive automobile benefits (reduced to the extent similar benefits are received by the employee from another employer) is limited to one year.

Effective April 21, 2008, the employment of Sadie Herrera, our Executive Vice President, Human Resources and Facilities, was terminated. In connection with the termination of her employment, Ms. Herrera entered into consulting and transition agreements with Emulex for a total maximum term of three years. Under these agreements, Emulex agreed to pay (i) bi-weekly payments for up to three years to an aggregate maximum of $713,898, (ii) annual payments for up to three years to a maximum of $15,000, (iii) the cost of continued insurance under COBRA for a maximum of 18 months, (iv) an auto allowance for up to two years to a maximum of $19,200, (v) quarterly bonuses under the Executive Bonus Plan during the consulting and transition periods; and (vi) continued vesting of her stock options and restricted stock during the consulting and transition periods.

In addition, effective July 18, 2008, the employment of Michael Smith, our Executive Vice President, Worldwide Marketing, was terminated. In connection with the termination of his employment, Emulex agreed to provide Mr. Smith with severance benefits that included (i) a lump sum payment of $199,325, (ii) continued vesting of 25,500 restricted stock units and 12,188 stock options through September 5, 2008, and (iii) the cost of continued insurance coverage under COBRA for nine months following the date of termination.

The following table describes the potential payments upon a change in control of Emulex for each named executive officer (these payments assume that the Named Executive Officer has continued employment in the same or similar capacity, after change in control):

			Acceleration of
			Vesting of		Acceleration of		Benefits
	Base		Restricted		Vesting of		and
	Salary	Bonus	Stocks		Options		Perquisites	Total
Name	($)(1)	($)(2)	($)(3)		($)(3)		($)(4)	($)

James M. McCluney	—	—	1,064,700		11,375		—	1,076,075
Michael J. Rockenbach	—	—	390,390		8,532		—	398,922
Paul F. Folino	—	—	354,900		45,500		—	400,400
Sadie A. Herrera	—	—	—	(5)	—	(5)	—	—
Marshall D. Lee	—	—	390,390		—		—	390,390
Michael E. Smith	—	—	—	(5)	—	(5)	—	—

(1)	Base salary is calculated based on the net present value over the time period (two years for Mr. McCluney and Mr. Folino, one year for the rest of the executive officers) by using the Public Benefit Guaranty Corporation (“PBGC”) interest rate of 3.25%. The base salary is based on the annual salary for fiscal 2008.

(2)	Bonus is calculated based on the net present value over the time period (two years for Mr. McCluney and Mr. Folino, one year for the rest of the executive officers) by using PBGC interest rate of 3.25% using the highest annual average of the aggregate bonus in any two of the last three full fiscal years.

(3)	Calculated as the intrinsic value per option, multiplied by the number of options/stocks that would be vested on June 28, 2009. The intrinsic value per option/stock is calculated as the excess of the closing market price on June 29, 2008, over the exercise price of the option. For restricted stock, the intrinsic value is the closing market price on June 29, 2008.

(4)	Benefits and perquisites includes the medical or health premium, life insurance, disability income, financial consulting service, medical reimbursement, and automobile allowance.

(5)	Not applicable as Ms. Herrera and Mr. Smith were no longer employees of Emulex effective April 21, 2008 and July 18, 2008, respectively.

The following table describes the potential payments upon termination without cause by Emulex or by executive officers because of demotion (as defined within the executive’s retention agreement) within two years after change in control for each named executive officer:

			Acceleration of
			Vesting of	Acceleration of	Benefits
	Base		Restricted	Vesting of	and
	Salary	Bonus	Stocks	Options	Perquisites	Total
Name	($)(1)	($)(2)	($)(3)	($)(3)	($)(4)	($)

James M. McCluney(6)	1,096,106	849,595	3,016,650	57,841	68,885	5,086,077
Michael J. Rockenbach	330,637	172,632	1,106,105	39,212	35,977	1,684,563
Paul F. Folino	1,140,287	912,326	1,005,550	197,989	81,850	3,338,002
Sadie A. Herrera(5)	—	—	—	—	—	—
Marshall D. Lee	299,364	130,505	1,106,105	45,227	29,925	1,611,126
Michael E. Smith(5)	—	—	—	—	—	—

(1)	See footnote (1) in the immediately preceding table.

(2)	See footnote (2) in the immediately preceding table.

(3)	Under the KERAs, upon termination without cause within two years of change in control, all stock options and restricted stock held at the date of termination become fully accelerated and the right to exercise such options will be extended to the end of the original contractual life of the option. Amounts presented were calculated according to footnote (3) in the immediately preceding table and include, in addition, an estimate of the fair value of the additional benefit the executive would receive related to the extension of the option term, determined using the Black-Scholes model.

(4)	See footnote (4) in the immediately preceding table.

(5)	See footnote (5) in the immediately preceding table.

(6)	In the event that Mr. McCluney, is terminated without cause (regardless of whether it was due to a change in control), he will be entitled to severance in the amount of $565,248 in base salary, reimbursement of COBRA premiums for one year with the value of $11,833, and continued vesting of stock options for one year with an intrinsic value of $11,375.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of June 29, 2008.

			Number of Securities
			Remaining Available
	Number of Securities		for Future Issuance
	to be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Related in Column (a))
	(a)	(b)	(c)

Equity compensations plans approved by security holders(1)	13,133,931	$22.29	4,168,337	(4)
Employee stock purchase plan approved by security holders(2)	—	—	465,398
Equity compensations plans not approved by security holders(3)	944,120	$11.05	320,816

Total	14,078,051	$21.54	4,954,551

(1)	Consists of the Emulex Corporation Employee Stock Option Plan, the Emulex Corporation 2005 Equity Incentive Plan, the Emulex Corporation 2004 Employee Stock Incentive Plan, and the Emulex Corporation 1997 Stock Option Plan for Non-Employee Directors.

(2)	The Emulex Employee Stock Purchase Plan enables employees to purchase our common stock at a 15% discount to the lower of market value at the beginning or end of each six month offering period. As such, the number of shares that may be issued during a given six month period and the purchase price of such shares cannot be determined in advance. See Note 11 to our Consolidated Financial Statements.

(3)	Consists of the Sierra Logic, Inc. (“Sierra Logic”) 2001 Stock Option Plan, Aarohi Communications Inc. (“Aarohi”) 2001 Stock Option Plan, the Vixel Corporation (“Vixel”) 2000 Non-Officer Equity Incentive Plan, the Vixel Corporation 1999 Equity Incentive Plan, the Vixel Corporation Amended and Restated 1995 Stock Option Plan, and the Giganet, Inc. (“Giganet”) 1995 Stock Option Plan. Options issued under these plans were converted into options to purchase Emulex Corporation common stock as a result of the acquisitions of Sierra Logic, Aarohi, Vixel, and Giganet.

(4)	Includes net unvested stock granted of 2,135,765 shares that are not deemed issued for accounting purposes until vested.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Section 16 of the Exchange Act requires Emulex’s directors and executive officers and persons who own more than 10% of a registered class of Emulex’s equity securities to file various reports with the Securities and Exchange Commission and the New York Stock Exchange concerning their holdings of, and transactions in, securities of Emulex. Copies of these filings must be furnished to Emulex.

Based on a review of the copies of such forms furnished to Emulex and written representations from Emulex’s executive officers and directors, Emulex believes that during the 2008 fiscal year, none of the officers, directors and greater than 10% stockholders were delinquent in their applicable Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS AND ADVANCE NOTICE PROCEDURES

Advance Notice Procedures

Under Emulex’s Bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered advance notice to Emulex. Such notice must contain certain information specified in the Bylaws and be delivered to the Secretary of Emulex at the address of Emulex set forth on the first page of this proxy statement, not less than 90 days or more than 120 days prior to the date of the meeting. In the event that the first public disclosure of the date of the meeting is made less than 100 days prior to the date of the meeting, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such disclosure was first made. These requirements are separate from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in Emulex’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Stockholder Proposals for 2008

Stockholders who wish to present proposals for action at the 2008 Annual Meeting may do so by following the procedures prescribed by SEC Rule 14a-8. To be eligible for inclusion in next year’s proxy statement and proxy card, stockholder proposals must be received by the Secretary of Emulex at the address of Emulex set forth on the first page of this proxy statement no later than June 14, 2009.

ANNUAL REPORT TO STOCKHOLDERS

The Annual Report to Stockholders of Emulex for the fiscal year ended June 29, 2008, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such Report is not incorporated in this proxy statement and is not deemed to be a part of the proxy solicitation material.

OTHER MATTERS

The Management of Emulex does not know of any other matters which are to be presented for action at the Annual Meeting. Should any other matters come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their collective judgment.

ANNUAL REPORT ON FORM 10-K

A copy of Emulex’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished without charge to any person from whom the accompanying proxy is solicited upon written request to Investor Relations, Emulex Corporation, 3333 Susan Street, Costa Mesa, California 92626. A copy of our Annual Report on Form 10-K is also available on our website at www.emulex.com.

By Order of the Board of Directors

MICHAEL J. ROCKENBACH
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Costa Mesa, California
October 13, 2008

APPENDIX A

AMENDED AND RESTATED
EMULEX CORPORATION
2005 EQUITY INCENTIVE PLAN

The number of shares available for issuance are left blank in the copy of the 2005 Equity Incentive Plan attached here as an appendix, because the final numbers of shares will depend on the outcome of Proposals 2 and 3 and/or need to be calculated as of the Effective Date of the Amended and Restated Plan. These figures were not known at the time of printing.

1. Purpose; Available Awards.

1.1 Purpose.  The purpose of this Amended and Restated Emulex Corporation 2005 Equity Incentive Plan (“Plan”) is to further the growth and development of Emulex Corporation (“Company”) and its subsidiaries by providing, through ownership of stock of the Company, an incentive to officers and other key Employees and Consultants who are in a position to contribute materially to the prosperity of the Company, to increase such persons’ interests in the Company’s welfare, to encourage them to continue their services to the Company or its subsidiaries, and to attract individuals of outstanding ability to enter the employment of the Company or its subsidiaries. This Amendment and Restatement of the Plan is effective November 19, 2008, subject to approval by the Company’s stockholders.

1.2 Available Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Company’s Common Stock through the granting of one or more of the following Awards: (a) Incentive Stock Options, (b) Nonstatutory Stock Options, (c) Restricted Stock Awards, (d) Restricted Stock Unit Awards, (e) Unrestricted Stock Awards, (f) Performance Awards and (g) Stock Appreciation Rights.

1.3 Prior Plans.  The Board has amended the Emulex Corporation 2004 Employee Stock Incentive Plan and the Emulex Corporation Employee Stock Option Plan (the “Prior Plans”) to provide that no additional awards may be granted under the Prior Plans. The number of shares that were available for grant under the Prior Plans but which are not the subject of outstanding options or other awards (“Prior Available Shares”) shall be included as shares reserved for Awards under this Plan.

2. Definitions.

2.1 “409A Award” means an Award that is considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code and Section 8 of this Plan.

2.2 “Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3.5.

2.3 “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

2.4 “Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, an Unrestricted Stock Award, a Performance Award, a Stock Appreciation Right and a 409A Award.

2.5 “Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.6 “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Business Combination” has the meaning set forth in Section 2.11(e).

2.9 “Cashless Exercise” has the meaning set forth in Section 6.3.

2.10 “Cause” means if the Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition therein contained, or, if no such agreement exists, it shall mean (a) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (b) conduct tending to bring the Company into substantial public disgrace, or disrepute, or (c) gross negligence or willful misconduct with respect to the Company or an Affiliate. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

2.11 “Change in Control” shall mean:

(a) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(b) The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(c) The adoption of a plan relating to the liquidation or dissolution of the Company; or

(d) Any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); or

(e) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (1) 50% or more of the total voting power of (i) the Surviving Corporation, or (ii) if applicable, the ultimate Parent Corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (3) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”).

The foregoing notwithstanding, a transaction shall not constitute a Change in Control if (i) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; (ii) it constitutes a secondary public offering that results in any security of the Company being listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a national market security on an interdealer quotation system; (iii) it constitutes a change in Beneficial Ownership that results from a change in ownership of an existing stockholder; or (iv) solely because 50% or more of the total voting power of the Company’s then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit Plans of the Company or any Affiliate, or (B) any Company which, immediately prior to such Business Combination, is owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

2.12 “Code” means the Internal Revenue Code of 1986, as amended.

2.13 “Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.5.

2.14 “Common Stock” means the common stock of the Company.

2.15 “Company” means Emulex Corporation, a Delaware corporation.

2.16 “Company Voting Securities” has the meaning set forth in Section 2.11(d).

2.17 “Consultant” means any person, including an advisor, who is engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company or an Affiliate pursuant to a written agreement; provided that, such person is a natural person and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and provided further that a member of the Company’s or an Affiliate’s Board of Directors shall not be considered a Consultant.

2.18 “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

2.19 “Covered Employee” means the chief executive officer and the three (3) other highest compensated officers of the Company (other than the principal financial officer) for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined as of the last day of the fiscal year for purposes of Section 162(m) of the Code.

2.20 “Date of Grant” means the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Company Common Stock or, if a different date is set forth in such resolution, or determined by the Administrator, as the Date of Grant, then such date as is set forth in such resolution. In any situation where the terms of the Award are subject to negotiation with the Participant, the Date of Grant shall not be earlier than the date the key terms and conditions of the Award are communicated to the Participant.

2.21 “Director” means a member of the Board of Directors of the Company.

2.22 “Disability” means that the Optionholder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.4 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.4 hereof within the meaning of Code Section 22(e)(3), the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

2.23 “Effective Date” shall mean the effective date of this Amendment and Restatement, which is November 19, 2008.

2.24 “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a Director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.25 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.26 “Fair Market Value” means, as of any date, the value of the Common Stock determined in good faith by the Administrator. The “Fair Market Value” of any share of Common Stock of the Company at any date shall be (a) if the Common Stock is listed on the New York Stock Exchange (“NYSE”) or other established stock exchange or exchanges, the last reported sale price per share on such date on the NYSE or the principal exchange on which it is traded, or if no sale was made on such date on such principal exchange, at the closing reported bid price on such date on such exchange, or (b) if the Common Stock is not then listed on an exchange, the last reported sale price per share on such date reported by Nasdaq, or if sales are not reported by Nasdaq or no sale was made on such date, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on Nasdaq on such date, or (c) if the Common Stock is not then listed on an exchange or quoted on Nasdaq, an amount determined in good faith by the Administrator.

2.27 “Free Standing Rights” has the meaning set forth in Section 7.5(a).

2.28 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.29 “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.30 “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.31 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.32 “Non-Qualifying Transaction” has the meaning set forth in Section 2.11(e).

2.33 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.34 “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

2.35 “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.36 “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.37 “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(3).

2.38 “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

2.39 “Performance Award” means Awards granted pursuant to Section 7.3.

2.40 “Plan” means this Amended and Restated Emulex Corporation 2005 Equity Incentive Plan.

2.41 “Prior Available Shares” means the number of shares that were available for grant under the Prior Plans which are not the subject of Prior Outstanding Options or other awards and are included as shares reserved for awards under this Plan. The number of Prior Available Shares as of the Effective Date is           shares.

2.42 “Prior Outstanding Options” means an option or other award that was granted under the Prior Plans and continued to be outstanding as of the Effective Date. The number of Prior Outstanding Options as of the Effective Date is 12,388,953 shares.

2.43 “Prior Plans” means the Emulex Corporation 2004 Employee Stock Incentive Plan and the Emulex Corporation Employee Stock Option Plan.

2.44 “Related Rights” has the meaning set forth in Section 7.5(a).

2.45 “Restricted Period” has the meaning set forth in Section 7.1.

2.46 “Restricted Stock Award” means an Award of shares of Common Stock, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate, granted pursuant to Section 7.1.

2.47 “Restricted Stock Unit Award” means an Award denominated in units of Common Stock under which the issuance of shares of Common Stock, cash or other property is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate, granted pursuant to Section 7.1.

2.48 “Right of Repurchase” means the Company’s option to repurchase Common Stock acquired under the Plan upon the Participant’s termination of Continuous Service pursuant to Section 7.4.

2.49 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.50 “SAR Amount” has the meaning set forth in Section 7.5(h).

2.51 “SAR Exercise Price” has the meaning set forth in Section 7.5(b).

2.52 “SEC” means the Securities and Exchange Commission.

2.53 “Securities Act” means the Securities Act of 1933, as amended.

2.54 “Stock Appreciation Right” means the right pursuant to an award granted under Section 7.5 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of stock covered by such right or such portion thereof, over (B) the aggregate SAR Exercise Price of such right or such portion thereof.

2.55 “Stock For Stock Exchange” has the meaning set forth in Section 6.3.

2.56 “Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company shall be the Surviving Entity. In making the determination of ownership by the stockholders of an entity immediately after the merger, consolidation or similar transaction, equity securities which the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction shall be disregarded. Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

2.57 “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

2.58 “Unrestricted Stock” means any Award of Common Stock granted pursuant to Section 7.2 that is not subject to restrictions on transfer or a risk of forfeiture.

2.59 “Unrestricted Stock Award” means any Award granted pursuant to Section 7.2.

3. Administration.

3.1 Administration by Board.  The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.5 (the group that administers the Plan is referred to as the “Administrator”).

3.2 Powers of Administrator.  The Administrator shall have the power and authority to select and grant to Participants, Awards pursuant to the terms of the Plan.

3.3 Specific Powers.  In particular, the Administrator shall have the authority: (a) to construe and interpret the Plan and apply its provisions; (b) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) to delegate its authority to one or more Officers of the Company with respect to awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act; (e) to determine when Awards are to be granted under the Plan; (f) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (g) to determine the number of shares of Common Stock to be made subject to each Award; (h) to determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (i) to prescribe the terms and conditions of each Award, including, without limitation, the purchase price or exercise price and medium of payment, vesting provisions and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (j) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, the term of any Award, the purchase price or exercise price, as the case may be, subject to applicable legal restrictions; provided, however, that the Administrator may not, without the approval of the stockholders of the Company, (A) reprice or otherwise reduce the exercise price of unexercised Options, or (B) cancel previously granted Options and issue new Options to the same Optionholder at a lower exercise price. In addition, if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award, such amendment shall also be subject to the Participant’s consent (provided, however, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock underlying the Options and the exercise price, shall not constitute an impairment of the Participant’s rights that requires consent); (k) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (l) to make decisions with respect to outstanding Options and other Awards that may become necessary upon a Change in Control (including, without limitation, the substitution or conversion of outstanding awards, the cancellation of outstanding awards in exchange for a cash payment) or an event that triggers anti-dilution adjustments; and (m) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan. Any actions or determinations of the Administrator pursuant to this Section 3.3 may, but need not be uniform as to all outstanding Awards, and the Administrator may, but need not treat all holders of outstanding Awards identically.

3.4 Decisions Final.  All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.5 The Committee.

(a) General.  The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Administrator shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and to serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without Cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(b) Committee Composition when Common Stock is Publicly Traded.  During such periods that the Company’s Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Administrator may (i) delegate to a committee of two or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of two or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. In addition, the Administrator may delegate its authority within specified parameters to one or more Officers of the Company with respect to awards that do not involve Covered Employees or “insiders” within the meaning of Section 16 of the Exchange Act;

3.6 Indemnification.  In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator and each of the Administrator’s consultants shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator or any of its consultants may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid by the Administrator or any of its consultants in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator or any of its consultants in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator or any of its consultants did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator or any of its consultants shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4. Eligibility.

4.1 Eligibility for Specific Awards.  Awards under the Plan may be granted to (i) any Employees of the Company or any Affiliate who are designated by the Administrator to receive an Award and (ii) Consultants of the Company who are designated by the Administrator to receive an Award. No Director who is not also an Employee shall be eligible to receive an Award under the Plan.

4.2 Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the Date of Grant and the Option is not exercisable after the expiration of five years from the Date of Grant.

5. Shares Subject to Awards.  The stock available for grant of Options and other Awards under the Plan shall be shares of the Company’s authorized but unissued, or reacquired, Common Stock. The aggregate number of shares which may be issued pursuant to exercise of Awards granted under the Plan, including Incentive Stock Options, is           shares of Common Stock, plus the amount of any Prior Outstanding Options that expire, are forfeited, cancelled or terminate under the Prior Plans for any reason without having been exercised in full. The aggregate number of shares subject to Awards shall consist of three categories: (a) newly authorized shares, not to exceed           shares of Common Stock; (b) Prior Available Shares, not to exceed           shares available under the Prior Plans as of the Effective Date; and (c) Prior Outstanding Options that expire, are forfeited, cancelled or terminate for any reason under the Prior Plans without having been exercised in full and which shall become available for purposes of the Plan. If Prior Outstanding Options expire, are forfeited, cancelled or terminate for any reason without having been exercised in full under the Prior Plans, the number of shares of Common Stock which may be issued upon the exercise of Awards under the Plan shall be increased by the number of shares of Common Stock underlying such expired, forfeited or terminated Prior Outstanding Options. In no event, however, will the maximum aggregate amount of Common Stock which may be issued upon exercise of all Awards under the Plan, including Incentive Stock Options, exceed           shares of Common Stock (subject to adjustment as provided in Section 6.13), all of which may be used for Incentive Stock Options. Awards for fractional shares of Common Stock may not be issued under the terms of the Plan.

5.1 Section 162(m) Limitation.  The maximum number of shares with respect to which Awards may be granted to any Employee in any one calendar year shall be 500,000 shares.

5.2 Reversion of Shares to Share Reserve.  If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised or settled in full or being fully vested, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan. If shares of Common Stock issued under the Plan are reacquired by the Company pursuant to the terms of any forfeiture provision, including the Right of Repurchase of unvested Common Stock under Section 7.4, such shares shall again be available for purposes of the Plan.

5.3 Source of Shares.  The shares of Common Stock subject to the Plan may be authorized but unissued Common Stock or reacquired Common Stock, bought on the market, pursuant to any forfeiture provision or otherwise.

6. Terms and Conditions of Options.  Options granted under the Plan shall be evidenced by Option Agreements (which need not be identical) in such form and containing such provisions which are consistent with the Plan as the Administrator shall from time to time approve. Each agreement shall specify whether the Option granted thereby is an Incentive Stock Option or a Nonstatutory Stock Option. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

6.1 Number of Shares Subject to Option.  Each Option Agreement shall specify the number of shares subject to the Option.

6.2 Option Price.  The purchase price for the shares subject to any Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock of the Company on the date the Option is granted.

6.3 Medium and Time of Payment.  The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or certified or bank check at the time the Option is exercised or (b) in the discretion of the Administrator, upon such terms as the Administrator shall approve, the exercise price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock For Stock Exchange”); (ii) during any period for which the Common Stock is publicly traded, by a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “Cashless Exercise”); (iii) in any other form of legal consideration that may be acceptable to the Administrator; provided, however, if applicable law requires, the par value (if any) of the shares, if newly issued, shall be paid in cash or cash equivalents. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Unless otherwise provided in the terms of an Option Agreement, payment of the exercise price by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act in the form of a Stock For Stock Exchange is subject to pre-approval by the Administrator, in its sole discretion. Any such pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

6.4 Term of Option.  No Option granted to a Participant (including a Director who is an Employee) shall be exercisable after the expiration of the earliest of (a) ten (10) years after the date the Option is granted (or, such shorter period as the Option Agreement may specify), (b) three months after the date the Optionholder’s Continuous Service with the Company and its subsidiaries terminates if such termination is for any reason other than Disability, death, or Cause, (c) the date the Optionholder’s Continuous Service with the Company and its subsidiaries terminates if such termination is for Cause, as determined by the Board or by the Committee, in its sole discretion, or (d) one year after the date the Optionholder’s Continuous Service with the Company and its subsidiaries terminates if such termination is a result of death or Disability, or death results within not more than three months after the date on which the Optionholder’s Continuous Service terminates; provided, however, that the Option Agreement for any Option may provide for shorter periods in each of the foregoing instances. Notwithstanding anything to the contrary contained in this Section 6.4 or any other provision of the Plan, the terms of any Option Agreement under the Plan may provide that the maximum term described in Section 6.4(a) above may be longer than six years, but not more than ten years after the date the Option is granted and the exercise period described in Section 6.4(b) above may be longer than three months after the date the Optionholder’s Continuous Service with the Company and its subsidiaries terminates.

6.5 Exercise of Option.  No Option shall be exercisable during the lifetime of an Optionholder by any person other than the Optionholder. The Administrator shall have the power to set the time or times within which each Option shall be exercisable and to accelerate the time or times of exercise. Unless otherwise provided by the Administrator, each Option granted under the Plan shall become exercisable on a cumulative basis as to 30% of the total number of shares covered thereby at any time after one year from the date the Option is granted an additional 7 1/2% of the total number of shares at any time after the end of each of the next four consecutive quarterly anniversary dates and an additional 10% of the total number of shares at any time after the end of each of the next four consecutive quarterly anniversary dates thereafter until the Option has become exercisable as to all of such total number of shares. To the extent that an Optionholder has the right to exercise an Option and purchase shares pursuant thereto, the Option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full of the purchase price for such shares. If shares of Common Stock of the Company are used in part or full payment for the shares to be acquired upon exercise of the Option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the Option in accordance with the provisions of Section 6.2 and Section 6.3. Any certificate(s) for shares of outstanding Common Stock of the Company used to pay the purchase price shall be accompanied by stock power(s) duly endorsed in blank by the registered holder of the certificate(s) (with the signature thereon guaranteed). In the event the certificate(s) tendered by the Optionholder in such payment cover more shares than are required for such payment, the certificate(s) shall also be accompanied by instructions from the Optionholder to the Company’s transfer agent with respect to disposition of the balance of the shares covered thereby.

6.6 No Transfer of Option.  No Option shall be transferable by an Optionholder otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7 Limit on Incentive Stock Options.  To the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionholder during any calendar year (under all Incentive Stock Option plans of the Company and its subsidiaries) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

6.8 Restriction on Issuance of Shares.  The issuance of Options and shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities, including, without limitation, any exemption or required qualification under the California Corporate Securities Law of 1968, as amended.

6.9 Investment Representation.  Any Optionholder may be required, as a condition of issuance of shares covered by his or her Option, to represent that the shares to be acquired pursuant to exercise of the Option will be acquired for investment and without a view to distribution thereof, and in such case, the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

6.10 Rights as a Stockholder or Employee.  An Optionholder or transferee of an Option shall have no rights as a stockholder of the Company with respect to any shares covered by any Option until the date of issuance of a share certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property) or distribution or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 6.13. Nothing in the Plan or in any Option Agreement shall confer upon any Employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with any right of the Company or any subsidiary to terminate the Optionholder’s Continuous Service at any time.

6.11 No Fractional Shares.  In no event shall the Company be required to issue fractional shares upon the exercise of an Option.

6.12 Exercisability in the Event of Death.  In the event of the death of the Optionholder while he or she is an Employee or Consultant within not more than three months after the date on which he or she ceased to be an Employee and/or Director, any Option or unexercised portion thereof granted to the Optionholder, to the extent exercisable by him or her on the date of death, may be exercised by the Optionholder’s designated beneficiary, personal representatives, heirs, or legatees, subject to the provisions of Section 6.4 hereof.

6.13 Recapitalization or Reorganization of Company.  Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to the Option rights granted under the Plan, and the exercise price of such Option rights, in the event of a stock dividend (but only on Common Stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company. In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised Options theretofore granted under the Plan shall be deemed canceled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the Options under the Plan or to use substitute Options in place thereof; provided, however, that, notwithstanding the foregoing, if such Options would otherwise be canceled in accordance with the foregoing, the Optionholder shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation, to exercise the Optionholder’s Option in whole or in part without regard to any installment exercise provisions in the Optionholder’s Option Agreement. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, the determination of which in that respect shall be final, binding, and conclusive, provided that each Option granted pursuant to the Plan shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

6.14 Modification, Extension, and Renewal of Options.  Subject to the terms and conditions and within the limitations of the Plan, the Administrator may modify, extend, or renew outstanding Options granted under the Plan, accept the surrender of outstanding Options (to the extent not theretofore exercised), and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised); provided, however, that the Administrator may not, without the approval of the stockholders of the Company, (a) reprice or otherwise reduce the exercise price of unexercised Options, or (b) cancel previously granted Options and issue new Options to the same Optionholder at a lower exercise price. The Administrator shall not, however, modify any outstanding Incentive Stock Option in any manner which would cause the Option not to qualify as an incentive stock option within the meaning of Section 422 of the Code. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionholder, alter or impair any rights of the Optionholder under the Option.

6.15 Additional Requirements Under Section 409A.  Each Option Agreement shall include a provision whereby, notwithstanding any provision of the Plan or the Option Agreement to the contrary, the Option shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof, in the event any Option under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Option on the date the Option is granted (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code.

6.16 Other Provisions.  Each Option may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code and Section 8 of the Plan.

7. Provisions of Awards Other Than Options.

7.1 Restricted Stock Awards and Restricted Stock Unit Awards.  The Administrator may from time to time award (or sell at a purchase price determined by the Administrator) Restricted Stock Awards or Restricted Stock Unit Awards under the Plan to eligible Participants. Restricted Stock Awards and Restricted Stock Unit Awards may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose during such period (the “Restricted Period”) as the Administrator shall determine. Each Restricted Stock Award and Restricted Stock Unit Award shall be in such form and shall contain such terms, conditions and Restricted Periods as the Administrator shall deem appropriate, including the treatment of dividends or dividend equivalents, as the case may be. The Administrator in its discretion may provide for an acceleration of the end of the Restricted Period in the terms of any Restricted Stock Award or Restricted Stock Unit Award, at any time, including in the event a Change in Control occurs. Each Restricted Stock Award or Restricted Stock Unit Award shall be evidenced by an Award Agreement, the terms and conditions of which need not be identical, provided that each Restricted Stock Award and Restricted Stock Unit Award shall include (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(a) Purchase Price.  The purchase price of Restricted Stock Awards and Restricted Stock Unit Awards shall be determined by the Administrator, and may be stated as cash, property or prior services.

(b) Consideration.  The consideration for the shares or units of Common Stock acquired pursuant to the Restricted Stock Award or Restricted Stock Unit Award shall be paid either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a recourse promissory note, property or a Stock For Stock Exchange or prior services that the Administrator determines have a value at least equal to the Fair Market Value of such Common Stock.

(c) Vesting.  Shares or units of Common Stock acquired under a Restricted Stock Award or Restricted Stock Unit Award may, but need not, be subject to a Restricted Period that specifies a vesting schedule, including a Right of Repurchase in favor of the Company in accordance with a vesting schedule to be determined by the Administrator, or forfeiture in the event the consideration was in the form of prior services. Such vesting schedule may be based on the achievement of performance goals (whether meeting the requirements of Section 7.3 or otherwise) or the passage of time or a combination of both. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Restricted Stock Award or Restricted Stock Unit Award, at any time, including in the event a Change in Control occurs.

(d) Termination of Participant’s Continuous Service.  Unless otherwise provided in a Restricted Stock Award, Restricted Stock Unit Award or in an employment agreement the terms of which have been approved by the Administrator, in the event a Participant’s Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit, the unvested portion of a Restricted Stock Award or Restricted Stock Unit Award acquired in consideration of prior or future services, and any or all of the shares or units of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the Restricted Stock Award or Restricted Stock Unit Award shall be forfeited and the Participant shall have no rights with respect to the Award.

(e) Transferability.  Rights to acquire shares or units of Common Stock under a Restricted Stock Award or Restricted Stock Unit Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Administrator shall determine in its discretion, so long as the shares or units of Common Stock awarded under the Restricted Stock Award or Restricted Stock Unit Award remain subject to the terms of the Award Agreement.

(f) Concurrent Tax Payment.  The Administrator, in its sole discretion, may (but shall not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and vesting (including, in the case of Restricted Stock Awards, deemed vesting upon a timely election under Section 83(b) of the Code) of Restricted Stock Awards and Restricted Stock Unit Awards.

(g) Lapse of Restrictions.  Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator, the restrictions applicable to the Restricted Stock Award or Restricted Stock Unit Award shall lapse. In the case of a Restricted Stock Award or a Restricted Stock Unit Award settled in shares of Common Stock, a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of the Restricted Stock Award or Restricted Stock Unit Award, to the Participant or the Participant’s beneficiary or estate, as the case may be. In the case of a Restricted Stock Unit Award settled with cash or property other than Common Stock, such cash or property shall be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of the Restricted Stock Award or Restricted Stock Unit Award, to the Participant or the Participant’s beneficiary or estate, as the case may be. Notwithstanding the foregoing, Common Stock, cash or other property with which a Restricted Stock Award or Restricted Stock Unit Award is settled may be deferred in compliance with Section 409A of the Code if permitted by the Administrator in its sole discretion. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be. Unless otherwise subject to a deferral condition that complies with the 409A Award requirements, the Common Stock certificate, cash or other property, as applicable, shall be issued and delivered and, in the case of Common Stock, the Participant shall be entitled to the beneficial ownership rights of such Common Stock, not later than (i) the date that is 2 1/2 months after the end of the Participant’s taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts; (ii) the date that is 2 1/2 months after the end of the Company’s taxable year for which the Restricted Period ends and the Participant has a legally binding right to such amounts, whichever is later; or (iii) such earlier date as may be necessary to avoid application of Code Section 409A to such Award.

(h) Voting Rights.  Unless otherwise determined by the Administrator, Participants holding shares of Common Stock pursuant to a Restricted Stock Award granted hereunder may exercise full voting rights with respect to those shares of Common Stock during the period of restriction. Participants shall have no voting rights with respect to shares of Common Stock underlying a Restricted Stock Unit Award unless and until such shares of Common Stock are reflected as issued and outstanding shares on the Company’s stock ledger.

(i) Other Provisions.  Each Restricted Stock Award or Restricted Stock Unit Award may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person (i) if a Restricted Stock Award or Restricted Stock Unit Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Restricted Stock Award or Restricted Stock Unit Award do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code or (ii) for any other unexpected tax consequence affecting any Participant or other person due to the receipt or settlement of any Restricted Stock Award or Restricted Stock Unit Award granted hereunder.

7.2 Unrestricted Stock Awards.  The Administrator may, in its sole discretion, award (or sell at a purchase price determined by the Administrator) an Unrestricted Stock Award to any Participant, pursuant to which such individual may receive shares of Common Stock free of any vesting restriction (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

7.3 Performance Awards.

(a) Nature of Performance Awards.  A Performance Award is an Award entitling the recipient to acquire cash, actual shares of Common Stock or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock upon the attainment of specified performance goals. The Administrator may make Performance Awards independent of or in connection with the granting of any other Award under the Plan. Performance Awards may be granted under the Plan to any Participant, including those who qualify for awards under other performance plans of the Company. The Administrator in its sole discretion shall determine whether and to whom Performance Awards shall be made, the performance goals applicable under each Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded cash or shares; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Awards under the Plan. Performance goals shall be based on a pre-established objective formula or standard that specifies the manner of determining the amount of cash or the number of shares under the Performance Award that will be granted or will vest if the performance goal is attained. Performance goals will be determined by the Administrator prior to the time 25% of the service period has elapsed and may be based on one or more business criteria that apply to a Participant, a business unit or the Company and its Affiliates. Such business criteria may include, by way of example and without limitation, revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations, funds from operations per share, operating income, pre-tax or after-tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, return on capital, economic value added, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Administrator may, in connection with the establishment of performance goals for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the Performance Award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine. Performance goals shall be objective and, if the Company is publicly traded, shall otherwise meet the requirements of Section 162(m) of the Code. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee shall (unless the Administrator determines otherwise) provide that in the event of the Participant’s termination of Continuous Service prior to the end of the performance period for any reason, such Award will be payable only (i) if the applicable performance objectives are achieved and (ii) to the extent, if any, as the Administrator shall determine. Such objective performance goals are not required to be based on increases in a specific business criteria, but may be based on maintaining the status quo or limiting economic losses.

(b) Restrictions on Transfer.  Performance Awards and all rights with respect to such Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c) Rights as a Stockholder.  A Participant receiving a Performance Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Award (or in a performance plan adopted by the Administrator). The Common Stock certificate shall be issued and delivered and the Participant shall be entitled to the beneficial ownership rights of such Common Stock not later than (i) the date that is 2 1/2 months after the end of the Participant’s taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Participant has a legally binding right to such amounts; (ii) the date that is 2 1/2 months after the end of the Company’s taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Participant has a legally binding right to such amounts, whichever is later; or (iii) such other date as may be necessary to avoid application of Section 409A to such Awards.

(d) Termination.  Except as may otherwise be provided by the Administrator at any time, a Participant’s rights in all Performance Awards shall automatically terminate upon the Participant’s termination of Continuous Service (or business relationship) with the Company and its Affiliates for any reason.

(e) Acceleration, Waiver, Etc.  At any time prior to the Participant’s termination of Continuous Service (or other business relationship) by the Company and its Affiliates, the Administrator may in its sole discretion accelerate, waive or, subject to Section 8, amend any or all of the goals, restrictions or conditions imposed under any Performance Award. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Performance Award at any time, including in the event a Change in Control occurs. The provisions of this Section 7.3(e) shall apply only to Performance Awards that are not intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(f) Certification.  Following the completion of each performance period, the Administrator shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Administrator determines otherwise, Performance Awards shall not be settled until the Administrator has made the certification specified under this Section 7.3(f).

7.4 Right of Repurchase.   Each Award Agreement may provide that, following a termination of the Participant’s Continuous Service, the Company may repurchase the Participant’s unvested Common Stock acquired under the Plan as provided in this Section 7.4 (the “Right of Repurchase”). The Right of Repurchase shall be exercisable with respect to unvested stock at a price equal to the lesser of the purchase price at which such Common Stock was acquired under the Plan or the Fair Market Value of such Common Stock. The Award Agreement may specify the period of time following a termination of the Participant’s Continuous Service during which the Right of Repurchase may be exercised, provided that such exercise may in any event be extended to a date that is at least 60 days after the six months anniversary of the date the stock was acquired from the Company.

7.5 Stock Appreciation Rights.

(a) General.  Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or, provided the requirements of Section 7.5(b) are satisfied, in tandem with all or part of any Option granted under the Plan (“Related Rights”). In the case of a Nonstatutory Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

(b) Grant Requirements.  A Stock Appreciation Right may only be granted if the Stock Appreciation Right: (i) does not provide for the deferral of compensation within the meaning of Section 409A of the Code; or (ii) satisfies the requirements of Section 7.5(h) and Section 8 hereof. A Stock Appreciation Right does not provide for a deferral of compensation if: (A) the value of the Common Stock the excess over which the right provides for payment upon exercise (the “SAR Exercise Price”) may never be less than the Fair Market Value of the underlying Common Stock on the date the right is granted, (B) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the SAR Exercise Price and the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is exercised, (C) the number of shares of Common Stock subject to the Stock Appreciation Right is fixed on the date of grant of the Stock Appreciation Right, and (D) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.

(c) Exercise and Payment.  Upon exercise thereof, the holder of a Stock Appreciation Right shall be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such written request, of one share of Common Stock over the SAR Exercise Price per share specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock Appreciation Right that satisfies the requirements of Section 7.5(b)(i) shall be paid on the date of exercise and made in shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), valued at Fair Market Value on the date of exercise. Payment with respect to the exercise of a Stock Appreciation Right that does not satisfy the requirements of Section 7.5(b)(i) shall be paid at the time specified in the Award in accordance with the provisions of Section 7.5(h) and Section 8. Payment may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator. Stock Appreciation Rights shall be

(d) Exercise Price.  The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Date of Grant of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Administrator determines that the requirements of Section 7.5(b)(i) are satisfied.

(e) Reduction in the Underlying Option Shares.  Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option shall have been exercised.

(f) Written Request.   Unless otherwise determined by the Administrator in its sole discretion and only if permitted in the Stock Appreciation Right’s Award Agreement, any exercise of a Stock Appreciation Right for cash, may be made only by a written request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such date. Within 30 days of the receipt by the Company of a written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, the Administrator shall, in its sole discretion, either consent to or disapprove, in whole or in part, such written request. A written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise a Stock Appreciation Right for cash may provide that, in the event the Administrator shall disapprove such written request, such written request shall be deemed to be an exercise of such Stock Appreciation Right for shares of Common Stock.

(g) Disapproval by Administrator.  If the Administrator disapproves in whole or in part any election by a Participant to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, such disapproval shall not affect such Participant’s right to exercise such Stock Appreciation Right at a later date, to the extent that such Stock Appreciation Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Administrator. Additionally, such disapproval shall not affect such Participant’s right to exercise any related Option.

(h) Additional Requirements under Section 409A. A Stock Appreciation Right that is not intended to or fails to satisfy the requirements of Section 7.5(b)(i) shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 hereof. The requirements herein shall apply in the event any Stock Appreciation Right under this Plan is granted with an SAR Exercise Price less than Fair Market Value of the Common Stock underlying the Award on the date the Stock Appreciation Right is granted (regardless of whether or not such SAR Exercise Price is intentionally or unintentionally priced at less than Fair Market Value, or is materially modified at a time when the Fair Market Value exceeds the SAR Exercise Price), provides that it is settled in cash, or is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Any such Stock Appreciation Right may provide that it is exercisable at any time permitted under the governing written instrument, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the SAR Exercise Price (the “SAR Amount”). However, once the Stock Appreciation Right is exercised, the SAR Amount may only be paid on the fixed time, payment schedule or other event specified in the governing written instrument.

(i) No Stock Appreciation Right granted to a Participant (including a Director who is an Employee) shall be exercisable after the expiration of the earliest of (a) ten (10) years after the date the Stock Appreciation Right is granted, (b) three months after the date the holder’s Continuous Service with the Company and its subsidiaries terminates if such termination is for any reason other than Disability, death, or Cause, (c) the date the holder’s Continuous Service with the Company and its subsidiaries terminates if such termination is for Cause, as determined by the Board or by the Committee, in its sole discretion, or (d) one year after the date the holder’s Continuous Service with the Company and its subsidiaries terminates if such termination is a result of death or Disability, or death results within not more than three months after the date on which the holder’s Continuous Service terminates; provided, however, that the Award Agreement for any Stock Appreciation Right may provide for shorter periods in each of the foregoing instances.

8. Additional Conditions Applicable to Nonqualified Deferred Compensation Under Section 409A of the Code.

In the event any Award under this Plan is granted with an exercise price less than Fair Market Value of the Common Stock subject to the Award on the Date of Grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or such Award is materially modified and deemed a new Award at a time when the Fair Market Value exceeds the exercise price), or is otherwise determined to constitute a 409A Award, the Administrator shall have the authority to impose such additional conditions as it deems necessary to avoid the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.

The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Common Stock upon settlement, vesting or other events with respect to Restricted Stock Awards or Restricted Stock Unit Awards, or in payment or satisfaction of a Performance Award. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Common Stock or any other payment with respect to any Award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

9. Termination or Amendment of Plan.  The Board may at any time terminate or amend the Plan; provided that, without approval of the stockholders of the Company, there shall be, except by operation of the equitable adjustment provisions of Section 6.13, no increase in the total number of shares covered by the Plan, no change in the class of persons eligible to receive Awards granted under the Plan or other material modification of the requirements as to eligibility for participation in the Plan, and no extension of the latest date upon which Awards may be granted; and provided further that, without the consent of the Participant, no amendment may adversely affect any then outstanding Award or any unexercised portion thereof. However, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock underlying the Award and the exercise price, shall not constitute an impairment of the Participant’s rights that requires consent.

10. General Provisions.

10.1 Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

10.2 Recapitalizations.  Each Option Agreement and Award Agreement shall contain provisions required to reflect the equitable adjustment provisions of Section 6.13 in the event of a corporate capital transaction.

10.3 Delivery.  Upon exercise of an Award granted under this Plan, the Company shall issue shares of Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may otherwise have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

10.4 Other Provisions.  The Option Agreements and Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.

10.5 Disqualifying Dispositions.  Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Date of Grant of such Incentive Stock Option or within one (1) year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

10.6 Withholding Obligations.  To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company or (d) by execution of a recourse promissory note by a Participant who is not a Director or executive officer. Unless otherwise provided in the terms of an Option Agreement, payment of the tax withholding by a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act by delivering previously owned and unencumbered shares of Common Stock of the Company or in the form of share withholding is subject to pre-approval by the Administrator, in its sole discretion. Any such pre-approval shall be documented in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

11. Effective Date.  Subject to stockholder approval, this Amendment and Restatement shall become effective as of the Effective Date.

12. Termination or Suspension of the Plan.  The Plan shall terminate automatically on October 23, 2015, which is the day before the 10th anniversary of the original effective date of the Plan, October 24, 2005. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

13. Data Privacy.

13.1 Participants in the Plan shall explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of their personal data as described in this document by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing a Participant’s participation in the Plan.

13.2 Participants shall acknowledge that the Company and its Affiliates hold certain personal information about Participants, including, but not limited to, a Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Common Stock awarded, canceled, vested, unvested or outstanding in a Participant’s favor, as the Company and its Affiliates deems necessary for the purpose of implementing, administering and managing the Plan (“Data”). Participants shall acknowledge that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in a Participant’s country or elsewhere (and outside the European Union), and that the recipient’s country may have different data privacy laws and protections than a Participant’s country. Participants may request a list with the names and addresses of any potential recipients of the Data by contacting their local human resources representative. Participants shall authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing a Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom a Participant may elect to deposit any shares of Common Stock acquired upon vesting of an Award. Data will be held only as long as is necessary to implement, administer and manage a Participant’s participation in the Plan. Participants may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Participants shall acknowledge, however, that refusing or withdrawing his or her consent may affect his or her ability to realize benefits from the Awards or otherwise participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

14. Compliance with Laws and Regulations.  This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver shares of Common Stock under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any shares of Common Stock prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, the Company and its Affiliates shall be relieved of any liability with respect to the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no shares of Common Stock shall be issued and/or transferable under any other Award unless a registration statement with respect to the shares of Common Stock underlying such Award is effective and current or the Company has determined that such registration is unnecessary. The Administrator may modify the provisions of the Plan or adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding the conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. The

Administrator may also adopt sub-plans applicable to particular Affiliates or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Sections 5 and 9, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Administrator shall not be required to obtain the approval of stockholders prior to the adoption, amendment or termination of any sub-plan unless required by applicable law (including the law of the foreign jurisdiction in which Participants participating in the sub-plan are located) or the New York Stock Exchange listing requirements.

15. Choice of Law.  The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

16. Execution.  To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of the date specified below.

IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has caused the Amended and Restated Emulex Corporation 2005 Equity Incentive Plan to be executed effective as of the 19th day of November, 2008.

EMULEX CORPORATION

By:
James M. McCluney,
Chief Executive Officer and President

APPENDIX B

EMULEX CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE AND TYPE OF OPTION

1.1 Purpose of Plan.  This Plan amends and restates the Emulex Corporation Employee Stock Purchase Plan to increase the number of authorized shares and make certain changes to the administrative provisions of the Plan originally adopted effective as of January 1, 2001. The purpose of the Plan is to provide employment incentives for, and to encourage stock ownership by, Employees of the Company in order to increase their proprietary interest in the success of the Company.

1.2 Type of Option.  The Options granted under the Plan are intended to qualify for favorable tax treatment under Code Section 421(a) pursuant to the terms of an employee stock purchase plan that satisfies the requirements of Code Section 423(b).

2.	DEFINITIONS

Whenever capitalized in the text, the following terms shall have the meanings set forth below.

2.1 Account.  The unfunded bookkeeping account established pursuant to Section 3.5 hereof to record a Participant’s contributions to the Plan.

2.2 Base Compensation.  The total cash salary or wages paid by the Company to an Employee during the calendar year with which or within which the Option Period ends and which is reportable as earnings subject to income tax on Form W-2, including salary, annual bonus and incentive payments, annual profit sharing bonus, overtime, lead premium, commissions and shift differential pay. Base Compensation does not include deferred compensation or Company contributions to any Employee benefit plan, but shall include salary deferral contributions under a Section 401(k) plan or salary reduction contributions to a cafeteria plan meeting the requirements of Section 125 of the Code that the Company maintains or in the future may maintain. Base Compensation shall also exclude:

2.2.1 cash reimbursement of moving, relocation and temporary housing expenses, automobile allowances, telephone allowances, sign on bonuses, referral bonuses and educational reimbursements to the extent such reimbursements and allowances are subject to income tax and reportable on Form W-2;

2.2.2 the taxable portion of any other statutory or nonstatutory fringe benefits (including any termination, severance or separation allowance paid coincident with or immediately following an Employee’s termination of employment under a termination, severance or separation allowance plan, program, policy or arrangement, whether written or oral, sponsored, adopted or maintained by the Employer or under any agreement, whether written or oral, with the Employer), including, without limitation, group-term life insurance, to the extent such benefits are subject to income tax and reportable on Form W-2;

2.2.3 Income attributable to the exercise of any stock option or vesting of any stock award to the extent such property transfers are subject to income tax pursuant to Code Section 83 and reportable on Form W-2.

2.4 Board.  The Board of Directors of the Company.

2.5 Code.  The Internal Revenue Code of 1986, as amended.

2.6 Common Stock.  The shares of the $.10 par value per share common stock of the Company.

2.7 Company.  Emulex Corporation, a Delaware corporation, as well as any Parent or Subsidiary corporations whose employees participate in the Plan with the consent of the Board.

2.8 Continuous Employment.  An Employee’s employment by the Company without interruption. Employment shall not be considered interrupted because of:

2.8.1 Transfers of employment between the Company and its Subsidiary or Parent corporations, or

2.8.2 Any leave of absence approved by the Company.

2.9 Employee.  Any person, including officers and directors, employed by the Company. This term shall not include directors unless they are employed by the Company in a position in addition to their duties as a director.

2.10 Eligible Employee.  Any Employee who has satisfied the eligibility conditions of Section 3.1 below.

2.11 Exchange Act.  The Securities Exchange Act of 1934, as amended.

2.12 Fair Market Value.  For purposes of the Plan, the “fair market value” per share of Common Stock of the Company at any date shall be (a) if the Common Stock is listed on an established stock exchange or exchanges or the NASDAQ National Market System, the closing price per share on such date on the principal exchange on which it is traded or as reported by NASDAQ, or (b) if the Common Stock is not then listed on an exchange or the NASDAQ National Market System, the closing price per share on such date reported by NASDAQ, or if closing sales are not reported by NASDAQ, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on such date, or (c) if the Common Stock is not then listed on an exchange, the NASDAQ National Market System or quoted on NASDAQ, an amount determined in good faith by the Plan Administrator.

2.13 Insider.  A Participant who is an officer, director or more than ten percent (10%) shareholder subject to the provisions of Section 16 of the Exchange Act.

2.14 Non-Employee Director.  A member of the Board who is not an Employee of the Company, any Parent or Subsidiary, who satisfies the requirements of such term as defined in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission.

2.15 Option.  A stock option granted pursuant to the Plan.

2.16 Option Period.  Six-month periods from April 1 through September 30 and October 1 through March 31 of each calendar year, or such other periods as the Plan Administrator may determine; provided, however, that effective April 1, 2008, the Option Period shall be the six-month periods from May 1 through October 31 and November 1 through April 30 of each calendar year, or such other periods as the Plan Administrator may determine. The maximum term of the Option Period cannot exceed 27 months from the date the Option is granted.

2.17 Outside Director.  A member of the Board who is not an Employee of the Company, any Parent or Subsidiary, who satisfies the requirements of such term as defined in Treas. Regs. § 1.162-27(e)(3).

2.18 Plan.  The Emulex Corporation Employee Stock Purchase Plan.

2.19 Plan Administrator.  The Board or the Committee designated pursuant to Section 6.2 hereof to administer, construe and interpret the terms of the Plan.

2.20 Participant.  An Eligible Employee who has been granted an Option under the Plan.

2.22 Parent.  Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if at the time in question, each of the corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.23 Stockholders.  The holders of outstanding shares of the Common Stock.

2.24 Subsidiary.  Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if at the time in question, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.	ELIGIBILITY AND PARTICIPATION

3.1 Eligibility.

3.1.1 All Employees of the Company:

(a) Who have completed a period of Continuous Employment of at least 90 days prior to the date Options are granted under the Plan, and

(b) Whose customary employment exceeds twenty (20) hours per week, shall be eligible to participate in the Plan.

3.1.2 No Employee may be granted an Option if the Employee would immediately thereafter own, directly or indirectly, five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or of a Parent or Subsidiary corporation.

3.1.3 For purposes of Section 3.1.2 above, an Employee’s ownership interest will be determined in accordance with the provisions of Section 424(d) of the Code.

3.2 Payroll Withholding.

3.2.1 Eligible Employees may enroll as Participants by executing, prior to or coincident with the commencement of each Option Period (at a time determined by the Plan Administrator), a form to be provided by the Plan Administrator on which they may designate:

(a) The portion of their Base Compensation, not to exceed 10%, to be deducted each payroll period and contributed to their Accounts for the purchase of shares of Common Stock (the “withholding credit”), and/or

(b) The amount of funds, if any, which they will deposit at the beginning of the Option Period for the purchase of shares of Common Stock (the “initial deposit credit”).

(c) The maximum amount that may be applied to the exercise of the Option after being credited to a Participant’s Account pursuant to Section 3.2.1(a) and Section 3.2.1(b) shall not in the aggregate exceed 10% of Base Compensation. From time to time, in its sole discretion, the Plan Administrator may increase or decrease the maximum percentage, but not in excess of 15% of Base Compensation.

3.2.2 Except as provided herein or in Section 4.1.5 hereof, or in the event the Plan Administrator designates a special election adjustment period, once a payroll withholding amount is elected, the periodic payroll deduction withholding credits for that Option Period cannot be decreased or increased without terminating the Option. However, pursuant to rules and procedures prescribed by the Plan Administrator, the Plan Administrator may designate a special election adjustment period applicable to all participants during which participants may make a one time election to decrease the amount of the periodic payroll deduction. A Participant who is on an approved unpaid leave of absence also may make additional contributions to make up any contributions that were not withheld from the Participant while on a Company-approved unpaid leave of absence if the Participant returns to active employment and contributes those amounts before the end of the Option Period during which the leave of absence began. In addition, a Participant who is an employee whose Base Compensation is primarily based on commissions, who has one or more payroll periods in which the Participant’s commission income is less than the amount of the periodic payroll deduction withholding credit elected by the Participant, may make additional contributions to make up any shortfall, if the Participant contributes those amounts before the end of the Option Period. A failure to make up such a contributions shortfall by the end of the Option Period shall be treated as an election, pursuant to Section 4.1.5 hereof, to cease future contributions.

3.3 Limitations.

3.3.1 Notwithstanding anything herein to the contrary, prior to April 1, 2008, the maximum limit on the right to purchase shares of Common Stock during any Option Period shall not exceed the lesser of: (a) twelve thousand five hundred dollars ($12,500) per Option Period, or (b) 500 shares of Common Stock per Option Period, subject to adjustment pursuant to Section 5.2 hereof; provided, however, that if the Option Period is a length of time other than six months, the limitation set forth in this Section 3.3.1 shall be adjusted such that on an annual basis (pro rated for the actual Option Period) the maximum limit on the right to purchase shares of Common Stock during any calendar year shall not exceed the lesser of: (a) twenty-five thousand dollars ($25,000) per calendar year, or (b) 1,000 shares of Common Stock per calendar year, subject to adjustment pursuant to Section 5.2 hereof. From and after April 1, 2008, the maximum limit on the right to purchase shares of Common Stock during any Option Period shall not exceed the lesser of: (a) twenty-five thousand dollars ($25,000) per Option Period, or (b) 1,000 shares of Common Stock per Option Period, subject to adjustment pursuant to Section 5.2 hereof; provided, however, that if the Option Period is a length of time other than six months, the limitation set forth in this Section 3.3.1 shall be adjusted such that on an annual basis (pro rated for the actual Option Period) the maximum limit on the right to purchase shares of Common Stock during any calendar year shall not exceed the lesser of: (a) twenty-five thousand dollars ($25,000) per calendar year, or (b) 2,000 shares of Common Stock per calendar year, subject to adjustment pursuant to Section 5.2 hereof.

3.3.2 This limitation shall apply to the Participant’s right to purchase Common Stock under the Plan and under all other employee stock purchase plans described in Section 423 of the Code that are maintained by the Company and its Subsidiary and Parent corporations.

3.3.3 This dollar limitation applies to the Fair Market Value of Common Stock (determined at the time the Option is granted) for the Option Period in which the Option is outstanding.

3.3.4 This limitation shall be applied in a manner consistent with the provisions of Section 423(b)(8) of the Code.

3.4 Granting of Options.

3.4.1 Upon the Employee’s completion and return of the enrollment form, the Plan Administrator will, at the commencement of the Option Period, grant an Option to allow the Participant to purchase the number of whole shares of Common Stock specified by the administrator in the Option. Each participant will be entitled to an Option to purchase the same number of shares. However, the exercise of the of the Option by any Participant will be limited to such number of whole shares of Common Stock that can be purchased by the amount calculated pursuant to Section 4.2 hereof.

3.4.2 The price at which each share covered by an Option may be purchased will in all instances be determined by the Plan Administrator, but shall be no less than the lesser of

(a) Eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the first day of the applicable Option Period; or

(b) Eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the last day of the applicable Option Period (the “Exercise Date”).

3.4.3 Options shall be evidenced by an agreement between the Participant and the Company in a form approved by the Plan Administrator.

3.5 Establishment of Accounts.

3.5.1 All amounts contributed by the Participant to the Plan (whether by means of payroll withholding or a lump sum advance contribution) will be credited to a separate Account maintained for the Participant.

(a) The Accounts will not bear interest and a Participant will not be entitled to any interest on the Account when the Option is terminated.

(b) The Plan Administrator shall prescribe the rules and procedures, as it deems necessary or appropriate, regarding the handling of Participant contributions and, in its sole discretion, may deposit such contributions in a passbook account or other investment in the name of the Company maintained at any institution.

3.5.2 A Participant may not withdraw any portion of the funds accumulated in his or her Account without terminating his or her Option pursuant to Section 4.1, below.

4.	OPTIONS

4.1 Termination of Options.

4.1.1 An Option shall terminate upon the Participant’s voluntary withdrawal from the Plan. A Participant may withdraw from the Plan at any time prior to the last day of the Option Period by submitting written notice to the Plan Administrator.

4.1.2 An Option also shall terminate automatically if the Participant holding the Option ceases to be employed by the Company for any reason (including disability or retirement) prior to the last day of the Option Period.

4.1.3 For purposes of Section 4.1.2 above, a Participant’s employment will not be considered to have been terminated by reason of death or a leave of absence taken in accordance with the Company’s leave of absence policy, provided the leave of absence does not exceed five (5) months or, if longer, so long as the Participant’s right to reemployment with the Company is guaranteed either by statute or contract (the “Term Expiration Period”). If the leave of absence exceeds the Term Expiration Period, the Participant will be deemed to have ceased to be employed on the first day following the end of the Term Expiration Period. In the event of death, the Option shall be exercisable to the extent of the amounts credited to the deceased Participant’s Account. The Option may be exercised by the representative of the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Option is exercisable based on the credits to the Participant’s Account. In addition, solely for purposes of this Plan, a Participant whose employment terminates in connection with an event (such as a reduction in force, layoff or corporate transaction) that the Plan Administrator designates as a “Reorganization Event” will be treated under the Plan as an approved leave of absence and will not be considered to be a termination of employment for purposes of Section 4.1.2 above until after the last day of the Option Period.

4.1.4 Upon any termination of an Option, all amounts credited to the Participant’s Account shall be refunded to the Participant.

4.1.5 A Participant may make a single election during an Option Period to cease future payroll withholding without terminating the Option with respect to the number of whole shares equal to:

(a) the withheld amounts credited to the Participant’s Account;

(b) divided by the Fair Market Value of one share of Common Stock on the first day of the Option Period.

4.2 Exercise of Options.

4.2.1 Unless terminated prior to the last day of the Option Period, Options granted at the commencement of an Option Period will be exercised automatically on the last day of the Option Period for such number of whole shares of Common Stock that can be purchased by the amount calculated by:

(a) The dollar amount of the periodic deductions credited to the Participant’s Account attributable to amounts withheld from the Participant’s Base Compensation for the payroll periods during the Option Period (the “withholding credit”),

(b) Adding the withholding credit to the amount of funds (if any) deposited by the Participant with the Plan at the beginning of the Option Period (the “initial deposit credit”), and

(c) Dividing the sum of the withholding credit and the initial deposit credit by the Fair Market Value of one share of Common Stock on the first day of the Option Period.

4.2.2 As soon as practicable after the last day of the Option Period, a Participant shall receive a certificate for the whole number of shares of Common Stock purchased by the funds from the Participant’s Account.

4.2.3 If the amount credited to the Participant’s Account on the date of purchase exceeds the total purchase price of the shares subject to the Option, the surplus shall be refunded to a Participant as soon as reasonably practicable after the end of the applicable Option Period.

4.2.4 If at any time during an Option Period a Participant ceases receiving compensation from the Company without terminating employment (e.g., while on a Company-approved leave of absence or during a period for which no commissions are paid), and, as a result, the amount in the Participant’s Account at the end of the Option Period is insufficient to purchase all the shares covered by the Option granted to the Participant, as many whole shares as can be purchased out of the contributed funds will be acquired. The balance of the funds, if any, shall be refunded to the Participant.

4.2.5 Except as provided in Section 3.2.2, payment for shares to be purchased at the termination of the Option Period may only be made from funds:

(a) Deposited at the beginning of an Option Period, and/or

(b) Accumulated through payroll deductions made throughout the Option Period.

4.3 Non-Transferability of Options.  An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will and the laws of descent and distribution. During the lifetime of a Participant, an Option may be exercised only by the Participant.

5.	COMMON STOCK

5.1 Shares Subject to Plan.

5.1.1 The maximum number of shares of Common Stock which may be issued under the Plan is 3,450,000 shares, subject to adjustment in certain circumstances as provided in Section 5.2 below.

5.1.2 If any outstanding Option is terminated for any reason, the shares allocated to the Option may again become subject to purchase under the Plan.

5.1.3 The Common Stock issuable under the Plan may either be previously unissued Common Stock or may have been reacquired by the Company in the open market or otherwise.

5.1.4 If at any time the number of shares for which Options are to be granted under the Plan pursuant to Participants’ designation exceeds the number of remaining shares then available under the Plan, the Plan Administrator shall make pro rata adjustments to Participants’ designations in a uniform manner. Written notice of any the adjustments shall be given to each affected Participant.

5.2 Adjustment Upon Changes in Capitalization.  A proportionate adjustment shall be made by the Plan Administrator in the number, price, and kind of shares subject to outstanding Options if the outstanding shares of Common Stock are increased, decreased, or exchanged for different securities, through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividends, or similar capital adjustment.

6.	PLAN ADMINISTRATION

6.1 Administration by Board.  Subject to Section 6.2, the Plan Administrator shall be the Board of Directors of the Company (the “Board”) during such periods of time as all members of the Board are Outside Directors. Subject to the provisions of the Plan, the Plan Administrator shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, to determine the timing and manner of the grant of the Options, to determine the exercise price, the number of shares covered by and all of the terms of the Stock Options, to determine the duration and purpose of leaves of absence which may be granted to Stock Option holders without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary or advisable for administration of the Plan. The Plan Administrator may, in its absolute discretion, without amendment to the Plan, accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option. The interpretation and construction by the Plan Administrator of any provision of the Plan, or of any agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

6.2 Administration by Committee.  The Board may, in its sole discretion, delegate any or all of its duties as Plan Administrator and, subject to the provisions of Section 6.1 of the Plan, at any time the Board includes any person who is not an Outside Director, the Board shall delegate all of its duties as Plan Administrator during such period of time to a compensation committee (the “Committee”) of not fewer than two (2) members of the Board, all of the members of which Committee shall be persons who, in the opinion of counsel to the Company, are Outside Directors and Non-Employee Directors, to be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease (to not less than two members) the size of the Committee, and add additional members to, or remove members from, the Committee. The Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Committee may establish and follow such rules and regulations for the conduct of its business, as it may deem advisable. No member of the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

6.3 Exceptions.  Anything to the contrary notwithstanding, the requirements in Sections 6.1 and 6.2 that all members of the Committee be Non-Employee Directors and Outside Directors shall not apply for any period of time during which the Company’s Common Stock is not registered pursuant to Section 12 of the Exchange Act. Those provisions of the Plan that make express reference to Rule 16b-3 under the Exchange Act shall apply only to reporting persons.

6.4 Indemnification of the Plan Administrator.  To the extent permitted by law, the Certificate of Incorporation of the Company, the Bylaws of the Company and any indemnity agreements between the Company and its directors or employees, the Company shall indemnify each member of the Board and of the Committee comprising the Plan Administrator, and any other employee of the Company with duties under the Plan, against expenses (including reasonable attorneys fees and any amount paid in settlement) reasonably incurred in connection with any claims against him or her by reason of conduct in the performance of duties under the Plan.

7.	MISCELLANEOUS MATTERS

7.1 Uniform Rights and Privileges.  Except for the limitations of Section 3.3, the rights and privileges of all Participants under the Plan must be the same.

7.2 Rights as a Stockholder.

7.2.1 No person shall have any stockholder rights with respect to shares covered by an Option until a stock certificate for the shares is issued and delivered to the person.

7.2.2 No adjustments will be made for cash dividends or other rights for which the record date is prior to the date of the exercise of the Option.

7.3 Application of Proceeds.  The proceeds received by the Company from the sale of Common Stock pursuant to Options shall be used for general corporate purposes.

7.4 Amendment and Termination.

7.4.1 The Board may at any time alter, amend, suspend, or terminate the Plan with respect to any shares not already subject to Options.

7.4.2 No amendment may be adopted without the approval of the Stockholders that would:

(a) Materially increase the benefits accruing to Participants in the Plan,

(b) Increase the number of shares that may be issued under the Plan,

(c) Materially modify the requirements as to eligibility for participation,

(d) Extend the term of the Plan,

(e) Alter the option price formula, or

(f) Cause the Plan to fail to meet the requirements to qualify as an “employee stock purchase plan” under Section 423 of the Code.

7.5 Interpretation.

7.5.1 If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan will be construed and enforced as if the provision had not been included in it.

7.5.2 Unless the context clearly indicates otherwise, the masculine gender shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

7.5.3 Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Section.

7.6 Stockholder Approval.

7.6.1 No shares of Common Stock shall be issued under the Plan unless it shall have been approved by the stockholders of the Company within 12 months of the date of adoption. If the Plan is not approved by the Company’s stockholders within that time period, the Plan and all Options issued under the Plan will terminate and all contributions will be refunded to the Participants together with any interest earned thereon.

7.6.2 This approval by the Company’s stockholders must relate to both:

(a) The aggregate number of shares to be granted under the Plan, and

(b) The corporations whose employees may be Participants in the Plan.

7.7 No Right to Employment.  Neither the adoption of the Plan nor the granting of any Option shall confer upon any Employee any right to continued employment, nor shall it interfere in any way with the right of the Company terminate the employment of any Employee at any time, with or without cause.

7.8 Governing Law.  The Plan and all actions taken under it shall be governed by and construed in accordance with the laws of the state of California.

8.	EFFECTIVE DATE AND TERM OF PLAN

8.1 Effective Date.  The effective date of this amended and restated Plan shall be September 13, 2007, subject to the approval of Stockholders of the Company within 12 months of the date of adoption. The original effective date of the Plan was January 1, 2001. No options granted under the amended Plan will be effective until the Stockholders of the Company have approved the amendment and restatement of the Plan.

8.2. Term of Plan.  Unless sooner terminated by the Board in its sole discretion, the Plan will expire on October 23, 2015.

MELLON INVESTORS SERVICES, LLC
480 WASHINGTON BOULEVARD
JERSEY CITY, NJ 07310
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Emulex Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	EMULX1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMULEX CORPORATION				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2, 3, 4, 5, AND 6.
Vote on Directors				☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:

	01) Fred B. Cox 02) Michael P. Downey 03) Bruce C. Edwards 04) Paul F. Folino	05) Robert H. Goon 06) Don M. Lyle 07) James M. McCluney 08) Dean A. Yoost

Vote on Proposals									For	Against	Abstain

2.	RATIFICATION AND APPROVAL OF AN EXCHANGE OF CERTAIN OUTSTANDING EMPLOYEE STOCK OPTIONS FOR A SMALLER NUMBER OF RESTRICTED STOCK UNITS AND RELATED AMENDMENTS TO THE 2005 EQUITY INCENTIVE PLAN.								☐	☐	☐

3.
RATIFICATION AND APPROVAL OF A 2,000,000 SHARE INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE 2005 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED, SOLELY IN THE EVENT PROPOSAL 2 IS NOT APPROVED.
									☐	☐	☐

4.	RATIFICATION AND APPROVAL OF CERTAIN CHANGES AND CLARIFICATION TO THE 2005 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED.								☐	☐	☐

5.	RATIFICATION AND APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED.								☐	☐	☐

6.	RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.								☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof, to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name of the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com.
Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

EMULEX CORPORATION
3333 SUSAN STREET
COSTA MESA, CALIFORNIA 92626
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned hereby appoints Fred B. Cox and Paul F. Folino as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated on the reverse side, all the shares of common stock of Emulex Corporation held of record by the undersigned at the close of business on September 22, 2008, at the Annual Meeting of Shareholders to be held on November 19, 2008, or any adjournment thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF PROPOSALS 1 THROUGH 6. IN ADDITION, THIS PROXY WILL BE VOTED AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (OR ANY ADJOURNMENTS THEREOF) OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)